Exhibit 99.02

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—CONSOLIDATED FINANCIAL STATEMENTS

The Board of Directors and Stockholders

Citigroup Inc.:

We have audited the accompanying consolidated balance sheets of Citigroup Inc. and subsidiaries (the “Company” or “Citigroup”) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citigroup as of December 31, 2007 and 2006, the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, and the financial position of Citibank, N.A. and subsidiaries as of December 31, 2007 and 2006, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 2007 the Company changed its methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows relating to income taxes generated by a leverage lease transaction, and in 2006 the Company changed its methods of accounting for stock-based compensation, certain hybrid financial instruments, servicing of financial assets and defined benefit pensions and other postretirement benefits, and in 2005 the Company changed its method of accounting for conditional asset retirement obligations associated with operating leases.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Citigroup’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 22, 2008 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP
New York, New York
February 22, 2008, except as to Notes 3, 4, 5, 6, 7, 10, 11, 12, 16, 18, and 32, which are as of January 23, 2009

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FINANCIAL STATEMENTS AND NOTES TABLE OF CONTENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF INCOME	Citigroup Inc. and Subsidiaries

	Year ended December 31
In millions of dollars, except per share amounts	2007 (1)	2006 (1)	2005 (1)
Revenues
Interest revenue	$121,429	$93,611	$73,125
Interest expense	76,051	55,683	35,631
Net interest revenue	$45,378	$37,928	$37,494
Commissions and fees	$20,706	$18,850	$16,635
Principal transactions	(12,086)	7,990	6,649
Administration and other fiduciary fees	9,132	6,903	6,079
Realized gains (losses) from sales of investments	1,168	1,791	1,962
Insurance premiums	3,062	2,769	2,667
Other revenue	11,135	10,096	8,591
Total non-interest revenues	$33,117	$48,399	$42,583
Total revenues, net of interest expense	$78,495	$86,327	$80,077
Provisions for credit losses and for benefits and claims
Provision for loan losses	$16,832	$6,320	$6,854
Policyholder benefits and claims	935	967	867
Provision for unfunded lending commitments	150	250	250
Total provisions for credit losses and for benefits and claims	$17,917	$7,537	$7,971
Operating expenses
Compensation and benefits	$33,892	$29,752	$25,286
Net occupancy	6,648	5,794	5,093
Technology/communication	4,511	3,741	3,488
Advertising and marketing	2,803	2,471	2,460
Restructuring	1,528	—	—
Other operating	10,420	8,543	7,222
Total operating expenses	$59,802	$50,301	$43,549
Income from continuing operations before income taxes, minority interest, and cumulative effect of accounting change	$776	$28,489	$28,557
Provision (benefit) for income taxes	(2,498)	7,749	8,787
Minority interest, net of taxes	285	289	549
Income from continuing operations before cumulative effect of accounting change	$2,989	$20,451	$19,221
Discontinued operations
Income from discontinued operations	$925	$1,177	$1,784
Gain on sale	—	219	6,790
Provision (benefit) for income taxes and minority interest, net of taxes	297	309	3,157
Income from discontinued operations, net of taxes	$628	$1,087	$5,417
Cumulative effect of accounting change, net of taxes	—	—	(49)
Net income	$3,617	$21,538	$24,589
Basic earnings per share
Income from continuing operations	$0.60	$4.17	$3.78
Income from discontinued operations, net of taxes	0.13	0.22	1.07
Cumulative effect of accounting change, net of taxes	—	—	(0.01)
Net income	$0.73	$4.39	$4.84
Weighted average common shares outstanding	4,905.8	4,887.3	5,067.6
Diluted earnings per share
Income from continuing operations	$0.59	$4.09	$3.71
Income from discontinued operations, net of taxes	0.13	0.22	1.05
Cumulative effect of accounting change, net of taxes	—	—	(0.01)
Net income	$0.72	$4.31	$4.75
Adjusted weighted average common shares outstanding	4,995.3	4,986.1	5,160.4

(1)          Reclassified to conform to the current period’s presentation.

See Notes to the Consolidated Financial Statements.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31
In millions of dollars, except shares	2007	2006
Assets
Cash and due from banks (including segregated cash and other deposits)	$38,206	$26,514
Deposits with banks	69,366	42,522
Federal funds sold and securities borrowed or purchased under agreements to resell (including $84,305 at fair value at December 31, 2007)	274,066	282,817
Brokerage receivables	57,359	44,445
Trading account assets (including $157,221 and $125,231 pledged to creditors at December 31, 2007 and December 31, 2006, respectively)	538,984	393,925
Investments (including $21,449 and $16,355 pledged to creditors at December 31, 2007 and December 31, 2006, respectively)	215,008	273,591
Loans, net of unearned income
Consumer	592,307	512,921
Corporate (including $3,727 and $384 at December 31, 2007 and December 31, 2006, respectively, at fair value)	185,686	166,271
Loans, net of unearned income	$777,993	$679,192
Allowance for loan losses	(16,117)	(8,940)
Total loans, net	$761,876	$670,252
Goodwill	41,053	33,264
Intangible assets (including $8,380 at fair value at December 31, 2007)	22,687	15,901
Other assets (including $9,802 at fair value at December 31, 2007)	168,875	100,936
Total assets	$2,187,480	$1,884,167
Liabilities
Non-interest-bearing deposits in U.S. offices	$40,859	$38,615
Interest-bearing deposits in U.S. offices (including $1,337 and $366 at December 31, 2007 and December 31, 2006, respectively, at fair value)	225,198	195,002
Non-interest-bearing deposits in offices outside the U.S.	43,335	35,149
Interest-bearing deposits in offices outside the U.S. (including $2,261 and $472 at December 31, 2007 and December 31, 2006, respectively, at fair value)	516,838	443,275
Total deposits	$826,230	$712,041
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $199,854 at fair value at December 31, 2007)	304,243	349,235
Brokerage payables	84,951	85,119
Trading account liabilities	182,082	145,887
Short-term borrowings (including $13,487 and $2,012 at December 31, 2007 and December 31, 2006, respectively, at fair value)	146,488	100,833
Long-term debt (including $79,312 and $9,439 at December 31, 2007 and December 31, 2006, respectively, at fair value)	427,112	288,494
Other liabilities (including $1,568 at fair value at December 31, 2007)	102,927	82,926
Total liabilities	$2,074,033	$1,764,535
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), at aggregate liquidation value	$—	$1,000
Common stock ($0.01 par value; authorized shares: 15 billion), issued shares: 2007 and 2006—5,477,416,086 shares	55	55
Additional paid-in capital	18,007	18,253
Retained earnings(1)	121,769	129,116
Treasury stock, at cost: 2007—482,834,568 shares and 2006—565,422,301 shares	(21,724)	(25,092)
Accumulated other comprehensive income (loss)	(4,660)	(3,700)
Total stockholders’ equity	$113,447	$119,632
Total liabilities and stockholders’ equity	$2,187,480	$1,884,167

(1)           Citigroup’s opening Retained earnings balance has been reduced by $151 million to reflect a prior period adjustment to goodwill. This reduction adjusts goodwill to reflect a portion of the losses incurred in January 2002, related to the sale of Argentinean subsidiary of Banamex, Bansud, that was recorded as an adjustment to the purchase price of Banamex. There is no tax benefit and there is no income statement impact from this adjustment.

See Notes to the Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	Citigroup Inc. and Subsidiaries

	Year ended December 31
	Amounts			Shares
In millions of dollars, except shares in thousands	2007	2006	2005	2007	2006	2005
Preferred stock at aggregate liquidation value
Balance, beginning of year	$1,000	$1,125	$1,125	4,000	4,250	4,250
Redemption or retirement of preferred stock	(1,000)	(125)	—	(4,000)	(250)	—
Balance, end of year	$—	$1,000	$1,125	—	4,000	4,250
Common stock and additional paid-in capital
Balance, beginning of year	$18,308	$17,538	$16,960	5,477,416	5,477,416	5,477,416
Employee benefit plans	455	769	524	—	—	—
Issuance of shares for Grupo Cuscatlan acquisition	118	—	—	—	—	—
Issuance of shares for ATD acquisition	74	—	—	—	—	—
Present value of stock purchase contract payments	(888)	—	—	—	—	—
Other	(5)	1	54	—	—	—
Balance, end of year	$18,062	$18,308	$17,538	5,477,416	5,477,416	5,477,416
Retained earnings
Balance, beginning of year(1)	$129,116	$117,404	$102,003
Adjustment to opening balance, net of taxes (2)	(186)	—	—
Adjusted balance, beginning of period	$128,930	$117,404	$102,003
Net income	3,617	21,538	24,589
Common dividends (3)	(10,733)	(9,761)	(9,120)
Preferred dividends	(45)	(65)	(68)
Balance, end of year	$121,769	$129,116	$117,404
Treasury stock, at cost
Balance, beginning of year	$(25,092)	$(21,149)	$(10,644)	(565,422)	(497,192)	(282,774)
Issuance of shares pursuant to employee benefit plans	2,853	3,051	2,203	68,839	75,631	61,278
Treasury stock acquired (4)	(663)	(7,000)	(12,794)	(12,463)	(144,033)	(277,918)
Issuance of shares for Grupo Cuscatlan acquisition	637	—	—	14,192	—	—
Issuance of shares for ATD acquisition	503	—	—	11,172	—	—
Other	38	6	86	847	172	2,222
Balance, end of year	$(21,724)	$(25,092)	$(21,149)	(482,835)	(565,422)	(497,192)

(Statement continues on next page)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (Continued)	Citigroup Inc. and Subsidiaries

	Year ended December 31
	Amounts			Shares
In millions of dollars, except shares in thousands	2007	2006	2005	2007	2006	2005
Accumulated other comprehensive income (loss)
Balance, beginning of year	$(3,700)	$(2,532)	$(304)
Adjustment to opening balance, net of taxes (5)	149	—	—
Adjusted balance, beginning of period	$(3,551)	$(2,532)	$(304)
Net change in unrealized gains and losses on investment securities, net of taxes	(621)	(141)	(1,549)
Net change in cash flow hedges, net of taxes	(3,102)	(673)	439
Net change in foreign currency translation adjustment, net of taxes	2,024	1,294	(980)
Pension liability adjustment, net of taxes (6)	590	(1)	(138)
Adjustments to initially apply SFAS 158, net of taxes	—	(1,647)	—
Net change in Accumulated other comprehensive income (loss)	$(1,109)	$(1,168)	$(2,228)
Balance, end of year	$(4,660)	$(3,700)	$(2,532)
Total common stockholders’ equity and common shares outstanding	$113,447	$118,632	$111,261	4,994,581	4,911,994	4,980,224
Total stockholders’ equity	$113,447	$119,632	$112,386
Comprehensive income
Net income	$3,617	$21,538	$24,589
Net change in Accumulated other comprehensive income (loss)	(1,109)	(1,168)	(2,228)
Comprehensive income	$2,508	$20,370	$22,361

(1)           Citigroup’s opening Retained earnings balance has been reduced by $151 million to reflect a prior period adjustment to goodwill. This reduction adjusts goodwill to reflect a portion of the losses incurred in January 2002, related to the sale of Argentinean subsidiary of Banamex, Bansud, that was recorded as an adjustment to the purchase price of Banamex. There is no tax benefit and there is no income statement impact from this adjustment.

(2)           The adjustment to the opening balance of Retained earnings represents the total of the after-tax gain (loss) amounts for the adoption of the following accounting pronouncements:

•                  SFAS 157 for $75 million,

•                  SFAS 159 for $(99) million,

•                  FSP 13-2 for $(148) million, and

•                  FIN 48 for $(14) million.

See Notes 1 and 26 to the Consolidated Financial Statements on pages 10 and 69, respectively.

(3)           Common dividends declared were $0.54 per share in the first, second, third, and fourth quarters of 2007, $0.49 per share in the first, second, third, and fourth quarters of 2006, and $0.44 cents per share in the first, second, third and fourth quarters of 2005.

(4)           All open market repurchases were transacted under an existing authorized share repurchase plan. On April 14, 2005, the Board of Directors authorized up to an additional $15 billion in share repurchases. Additionally, on April 17, 2006, the Board of Directors authorized up to an additional $10 billion in share repurchases.

(5)           The after-tax adjustment to the opening balance of Accumulated other comprehensive income (loss) represents the reclassification of the unrealized gains (losses) related to the Legg Mason securities as well as several miscellaneous items previously reported in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (SFAS 115). The related unrealized gains and losses were reclassified to Retained earnings upon the adoption of the fair value option in accordance with SFAS 159. See Notes 1 and 26 to the Consolidated Financial Statements on pages 10 and 69 for further discussion.

(6)           In 2007, reflects changes in the funded status of the Company’s pension and postretirement plans, as required by SFAS 158. In 2006 and 2005, reflects additional minimum liability, as required by SFAS No. 87, “Employers’ Accounting for Pensions” (SFAS 87), related to unfunded or book reserve plans, such as the U.S. nonqualified pension plans and certain foreign plans.

See Notes to the Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CASH FLOWS	Citigroup Inc. and Subsidiaries

	Year ended December 31
In millions of dollars	2007	2006 (1)	2005 (1)
Cash flows from operating activities of continuing operations
Net income	$3,617	$21,538	$24,589
Income from discontinued operations, net of taxes	628	948	1,215
Gain on sale, net of taxes	—	139	4,202
Cumulative effect of accounting change, net of taxes	—	—	(49)
Income from continuing operations	$2,989	$20,451	$19,221
Adjustments to reconcile net income to net cash (used in) provided by operating activities of continuing operations
Amortization of deferred policy acquisition costs and present value of future profits	$369	$287	$274
Additions to deferred policy acquisition costs	(482)	(381)	(382)
Depreciation and amortization	2,421	2,503	2,318
Deferred tax (benefit) provision	(4,193)	170	182
Provision for credit losses	17,574	6,988	8,179
Change in trading account assets	(62,798)	(98,105)	(16,399)
Change in trading account liabilities	20,893	24,779	(13,986)
Change in federal funds sold and securities borrowed or purchased under agreements to resell	38,143	(65,353)	(16,725)
Change in federal funds purchased and securities loaned or sold under agreements to repurchase	(56,983)	106,843	33,808
Change in brokerage receivables net of brokerage payables	(15,529)	12,503	17,236
Realized gains from sales of investments	(1,168)	(1,791)	(1,962)
Change in loans held-for-sale	(30,649)	(1,282)	(1,560)
Other, net	17,876	(7,777)	1,929
Total adjustments	$(74,526)	$(20,616)	$12,912
Net cash (used in) provided by operating activities of continuing operations	$(71,537)	$(165)	$32,133
Cash flows from investing activities of continuing operations
Change in deposits with banks	$(17,216)	$(10,877)	$(5,084)
Change in loans	(361,934)	(356,062)	(291,000)
Proceeds from sales and securitizations of loans	273,464	253,176	245,335
Purchases of investments	(274,426)	(296,124)	(203,023)
Proceeds from sales of investments	211,753	86,999	82,603
Proceeds from maturities of investments	121,346	121,111	97,513
Other investments, primarily short-term, net	—	—	148
Capital expenditures on premises and equipment	(4,003)	(4,035)	(3,724)
Proceeds from sales of premises and equipment, subsidiaries and affiliates, and repossessed assets	4,253	1,606	17,611
Business acquisitions	(15,614)	—	(602)
Net cash used in investing activities of continuing operations	$(62,377)	$(204,206)	$(60,223)
Cash flows from financing activities of continuing operations
Dividends paid	$(10,778)	$(9,826)	$(9,188)
Issuance of common stock	1,060	1,798	1,400
Redemption of preferred stock, net	(1,000)	(125)	—
Treasury stock acquired	(663)	(7,000)	(12,794)
Stock tendered for payment of withholding taxes	(951)	(685)	(696)
Issuance of long-term debt	118,496	113,687	68,852
Payments and redemptions of long-term debt	(65,517)	(46,468)	(52,364)
Change in deposits	93,422	121,203	27,713
Change in short-term borrowings	10,425	33,903	10,163
Net cash provided by financing activities of continuing operations	$144,494	$206,487	$33,086
Effect of exchange rate changes on cash and cash equivalents	$1,005	$645	$(1,840)
Discontinued operations
Net cash provided by (used in) discontinued operations	$107	$121	$(137)
Change in cash and due from banks	$11,692	$2,882	$3,019
Cash and due from banks at beginning of period	$26,514	$23,632	$20,613
Cash and due from banks at end of period	$38,206	$26,514	$23,632
Supplemental disclosure of cash flow information for continuing operations
Cash paid during the year for income taxes	$5,923	$9,230	$8,621
Cash paid during the year for interest	72,732	51,472	32,081
Non-cash investing activities
Transfers to repossessed assets	$2,287	$1,414	$1,268

(1)   Reclassified to conform to the current period’s presentation.

See Notes to the Consolidated Financial Statements.

CONSOLIDATED BALANCE SHEET	Citibank, N.A. and Subsidiaries

	December 31
In millions of dollars, except shares	2007	2006
Assets
Cash and due from banks	$28,966	$18,917
Deposits with banks	57,216	38,377
Federal funds sold and securities purchased under agreements to resell	23,563	9,219
Trading account assets (including $22,716 and $117 pledged to creditors at December 31, 2007 and December 31, 2006, respectively)	215,454	103,945
Investments (including $3,099 and $1,953 pledged to creditors at December 31, 2007 and December 31, 2006, respectively)	150,058	215,222
Loans, net of unearned income	644,597	558,952
Allowance for loan losses	(10,659)	(5,152)
Total loans, net	$633,938	$553,800
Goodwill	19,294	13,799
Intangible assets	11,007	6,984
Premises and equipment, net	8,191	7,090
Interest and fees receivable	8,958	7,354
Other assets	95,070	44,790
Total assets	$1,251,715	$1,019,497
Liabilities
Non-interest-bearing deposits in U.S. offices	$41,032	$38,663
Interest-bearing deposits in U.S. offices	186,080	167,015
Non-interest-bearing deposits in offices outside the U.S.	38,775	31,169
Interest-bearing deposits in offices outside the U.S.	516,517	428,896
Total deposits	$782,404	$665,743
Trading account liabilities	59,472	43,136
Purchased funds and other borrowings	74,112	73,081
Accrued taxes and other expenses	12,752	10,777
Long-term debt and subordinated notes	184,317	115,833
Other liabilities	39,352	37,774
Total liabilities	$1,152,409	$946,344
Stockholder’s equity
Capital stock ($20 par value) outstanding shares: 37,534,553 in each period	$751	$751
Surplus	69,135	43,753
Retained earnings	31,915	30,358
Accumulated other comprehensive income (loss) (1)	(2,495)	(1,709)
Total stockholder’s equity	$99,306	$73,153
Total liabilities and stockholder’s equity	$1,251,715	$1,019,497

(1)          Amounts at December 31, 2007 and December 31, 2006 include the after-tax amounts for net unrealized gains (losses) on investment securities of ($1.262) billion and ($119) million, respectively, for foreign currency translation of $1.687 billion and ($456) million, respectively, for cash flow hedges of ($2.085) billion and ($131) million, respectively, and for pension liability adjustments of ($835) million and ($1.003) billion, respectively, of which ($886) million relates to the initial adoption of SFAS 158 at December 31, 2006.

See Notes to the Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Consolidated Financial Statements include the accounts of Citigroup and its subsidiaries (the Company). The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control. Entities where the Company holds 20% to 50% of the voting rights and/or has the ability to exercise significant influence, other than investments of designated venture capital subsidiaries, are accounted for under the equity method, and the pro rata share of their income (loss) is included in Other revenue. Income from investments in less than 20%-owned companies is recognized when dividends are received. As discussed below, Citigroup consolidates entities deemed to be variable interest entities (VIEs) when Citigroup is determined to be the primary beneficiary. Gains and losses on the disposition of branches, subsidiaries, affiliates, buildings, and other investments and charges for management’s estimate of impairment in their value that is other than temporary, such that recovery of the carrying amount is deemed unlikely, are included in Other revenue.

Citibank, N.A.

Citibank, N.A. is a commercial bank and wholly-owned subsidiary of Citigroup Inc. Citibank’s principal offerings include consumer finance, mortgage lending, and retail banking products and services; investment banking, commercial banking, cash management, trade finance and e-commerce products and services; and private banking products and services.

The Company includes a balance sheet and statement of changes in stockholder’s equity for Citibank, N.A. to provide information about this entity to shareholders and international regulatory agencies. (See Note 30 to the Consolidated Financial Statements on page 83.)

Variable Interest Entities

An entity is referred to as a variable interest entity (VIE) if it meets the criteria outlined in FASB Interpretation No. 46-R, “Consolidation of Variable Interest Entities (revised December 2003)” (FIN 46-R), which are: (1) the entity has equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) the entity has equity investors that cannot make significant decisions about the entity’s operations or that do not absorb their proportionate share of the expected losses or receive the expected returns of the entity.

In addition, as specified in FIN 46-R, a VIE must be consolidated by the Company if it is deemed to be the primary beneficiary of the VIE, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

Along with the VIEs that are consolidated in accordance with these guidelines, the Company has significant variable interests in other VIEs that are not consolidated because the Company is not the primary beneficiary. These include multi-seller finance companies, certain collateralized debt obligations (CDOs), many structured finance transactions, and various investment funds.

However, these VIEs as well as all other unconsolidated VIEs are regularly monitored by the Company to determine if any reconsideration events have occurred that could cause its primary beneficiary status to change. These events include:

•          Additional purchases or sales of variable interests by Citigroup or an unrelated third party, which cause Citigroup’s overall variable interest ownership to change,

•          Changes in contractual arrangements in a manner that reallocate expected losses and residual returns among the variable interest holders,

•          Providing support to an entity that results in an implicit variable interest.

All other entities not deemed to be VIEs with which the Company has involvement are evaluated for consolidation under Accounting Research Bulletin (ARB) No. 51, “Consolidated Financial Statements,” and SFAS No. 94, “Consolidation of All Majority-Owned Subsidiaries” (SFAS 94).

Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated into U.S. dollars using year-end spot foreign exchange rates. Revenues and expenses are translated monthly at amounts that approximate weighted average exchange rates, with resulting gains and losses included in income. The effects of translating income with a functional currency other than the U.S. dollar are included in stockholders’ equity along with related hedge and tax effects. The effects of translating income with the U.S. dollar as the functional currency, including those in highly inflationary environments, are included in other revenue along with the related hedge effects. Hedges of foreign currency exposures include forward currency contracts and designated issues of non-U.S. dollar debt.

Investment Securities

Investments include fixed income and equity securities. Fixed income instruments include bonds, notes and redeemable preferred stocks, as well as certain loan-backed and structured securities that are subject to prepayment risk. Equity securities include common and nonredeemable preferred stocks. Investment securities are classified and accounted for as follows:

•          Fixed income securities classified as “held to maturity” represent securities that the Company has both the ability and the intent to hold until maturity, and are carried at amortized cost. Interest and dividend income on such securities is included in Interest revenue.

•          Fixed income securities and marketable equity securities classified as “available-for-sale” are carried at fair value with changes in fair value reported in a separate component of stockholders’ equity, net of applicable income taxes. As set out in Note 16 on page 45, declines in fair value that are determined to be other than temporary are recorded in earnings immediately. Realized gains and losses on sales are included in income on a specific identification cost basis, and interest and dividend income on such securities is included in Interest revenue.

•          Venture capital investments held by Citigroup’s private equity subsidiaries are carried at fair value with changes in fair value reported in Other revenue. These subsidiaries include entities registered as Small Business Investment Companies and engage exclusively in venture-capital activities.

•          Certain investments in non-marketable equity securities and certain investments that would otherwise have been accounted for using the equity method are carried at fair value, since the Company has elected to apply fair value accounting in accordance with SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). Changes in fair value of such investments are recorded in earnings.

•          Certain non-marketable equity securities are carried at cost and periodically assessed for other-than-temporary impairment, as set out in Note 16 on page 45.

For investments in fixed-income securities classified as held-to-maturity or available-for-sale, accrual of interest income is suspended for investments that are in default or on which it is likely that future interest payments will not be made as scheduled. Fixed-income instruments subject to prepayment risk are accounted for using the retrospective method, where the principal amortization and effective yield are recalculated each period based on actual historical and projected future cash flows.

The Company uses a number of valuation techniques for investments carried at fair value, which are described in Note 26 on page 69.

Trading Account Assets and Liabilities

Trading account assets include debt and marketable equity securities, derivatives in a receivable position, residual interests in securitizations and physical commodities inventory. In addition (as set out in Note 26 on page 69), certain assets that Citigroup has elected to carry at fair value under SFAS 159, such as loans and purchased guarantees, are also included in Trading account assets.

Trading account liabilities include securities sold, not yet purchased (short positions), and derivatives in a net payable position, as well as certain liabilities that Citigroup has elected to carry at fair value under SFAS 159 or SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155) (as set out in Note 26 on page 69).

Other than physical commodities inventory, all trading account assets and liabilities are carried at fair value. Revenues generated from trading assets and trading liabilities are generally reported in Principal transactions and include realized gains and losses as well as unrealized gains and losses resulting from changes in the fair value of such instruments. Interest income on trading assets is recorded in Interest revenue reduced by interest expense on trading liabilities.

Physical commodities inventory is carried at the lower of cost or market (LOCOM) with related gains or losses reported in Principal transactions. Realized gains and losses on sales of commodities inventory are included in Principal transactions on a “first in, first out” basis.

Derivatives used for trading purposes include interest rate, currency, equity, credit, and commodity swap agreements, options, caps and floors, warrants, and financial and commodity futures and forward contracts. Derivative asset and liability positions are presented net by counterparty on the Consolidated Balance Sheet when a valid master netting agreement exists and the other conditions set out in FASB Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts” (FIN 39) are met.

The Company uses a number of techniques to determine the fair value of trading assets and liabilities, all of which are described in Note 26 on page 69.

Securities Borrowed and Securities Loaned

Securities borrowing and lending transactions generally do not constitute a sale of the underlying securities for accounting purposes, and so are treated as collateralized financing transactions. Such transactions are recorded at the amount of cash advanced or received plus accrued interest. As set out in Note 26 on page 69, the Company has elected under SFAS 159 to apply fair value accounting to a small number of securities borrowing and lending transactions. Irrespective of whether the Company has elected fair-value accounting, fees paid or received for all securities lending and borrowing transactions are recorded in Interest expense or Interest revenue at the contractually specified rate.

Where the conditions of FIN 39 are met, amounts recognized in respect of securities borrowed and securities loaned are presented net on the Consolidated Balance Sheet.

With respect to securities borrowed or loaned, the Company pays or receives cash collateral in an amount in excess of the market value of securities borrowed or loaned. The Company monitors the market value of securities borrowed and loaned on a daily basis with additional collateral received or paid as necessary.

As described in Note 26 on page 69, the Company uses a discounted cash-flow technique to determine the fair value of securities lending and borrowing transactions.

Repurchase and Resale Agreements

Securities sold under agreements to repurchase (repos) and securities purchased under agreements to resell (reverse repos) generally do not constitute a sale for accounting purposes of the underlying securities, and so are treated as collateralized financing transactions. As set out in Note 26 on page 69, the Company has elected to apply fair-value accounting to a majority of such transactions, with changes in fair-value reported in earnings. Any transactions for which fair-value accounting has not been elected are recorded at the amount of cash advanced or received plus accrued interest. Irrespective of whether the Company has elected fair-value accounting, interest paid or received on all repo and reverse repo transactions is recorded in Interest expense or Interest revenue at the contractually specified rate.

Where the conditions of FASB Interpretation No. 41, “Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements” (FIN 41), are met, repos and reverse repos are presented net on the Consolidated Balance Sheet.

The Company’s policy is to take possession of securities purchased under agreements to resell. The market value of securities to be repurchased and resold is monitored, and additional collateral is obtained where appropriate to protect against credit exposure.

As described in Note 26 on page 69, the Company uses a discounted cash flow technique to determine the fair value of repo and reverse repo transactions.

Loans and Leases

Loans are reported at their outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs are generally deferred and recognized as adjustments to income over the lives of the related loans.

As set out in Note 26 on page 69, the Company has elected fair value accounting under SFAS 159 and SFAS 155 for certain loans. Such loans are carried at fair value with changes in fair value reported in earnings. Interest income on such loans is recorded in Interest revenue at the contractually specified rate.

Loans for which the fair value option has not been elected under SFAS 159 or SFAS 155 are classified upon origination or acquisition as either held-for-investment or held-for-sale. This classification is based on management’s intent and ability with regard to those loans.

Substantially all of the consumer loans sold or securitized by Citigroup are U.S. prime mortgage loans or U.S. credit card receivables. The practice of the U.S. prime mortgage business has been to sell all of its loans except for nonconforming adjustable rate loans. U.S. prime mortgage conforming loans are classified as held-for-sale at the time of origination. The related cash flows are classified in the Consolidated Statement of Cash Flows in the cash flows from operating activities category on the line “Change in loans held-for-sale.”

U.S. credit card receivables are classified at origination as loans-held-for sale to the extent that management does not have the intent to hold the receivables for the foreseeable future or until maturity. The U.S. credit card securitization forecast for the three months following the latest balance sheet date is the basis for the amount of such loans classified as held-for-sale. Cash flows related to U.S. credit card loans classified as held-for-sale at origination or acquisition are reported in the cash flows from operating activities category on the line “Change in loans held-for-sale.”

Loans that are held-for-investment are classified as Loans, net of unearned income on the Consolidated Balance Sheet, and the related cash flows are included within the cash flows from investing activities category in the Consolidated Statement of Cash Flows on the line “Changes in loans.” However, when the initial intent for holding a loan has changed from held-for-investment to held-for-sale, the loan is reclassified to held-for-sale, but the related cash flows continue to be reported in cash flows from investing activities in the Consolidated Statement of Cash Flows on the line “Proceeds from sales and securitizations of loans.”

Consumer Loans

Consumer loans represent loans and leases managed by the Global Cards and Consumer Banking businesses and GWM. As a general rule, interest accrual ceases for open-end revolving and closed-end installment and real estate loans when payments are 90 days contractually past due. For credit cards, however, the Company accrues interest until payments are 180 days past due.

As a general rule, unsecured closed-end installment loans are charged off at 120 days past due and unsecured open-end (revolving) loans are charged off at 180 days contractually past due. Loans secured with non-real-estate collateral are written down to the estimated value of the collateral, less costs to sell, at 120 days past due. Real-estate secured loans (both open- and closed-end) are written down to the estimated value of the property, less costs to sell, at 180 days contractually past due.

In certain consumer businesses in the U.S., secured real estate loans are written down to the estimated value of the property, less costs to sell, at the earlier of the receipt of title or 12 months in foreclosure (a process that must commence when payments are 120 days contractually past due). Closed-end loans secured by non-real-estate collateral are written down to the estimated value of the collateral, less costs to sell, at 180 days contractually past due. Unsecured loans (both open-and closed-end) are charged off at 180 days contractually past due and 180 days from the last payment, but in no event can these loans exceed 360 days contractually past due.

Unsecured loans in bankruptcy are charged off within 30 days of notification of filing by the bankruptcy court or within the contractual write-off periods, whichever occurs earlier. In CitiFinancial, unsecured loans in bankruptcy are charged off when they are 30 days contractually past due.

Corporate Loans

Corporate loans represent loans and leases managed by CMB. Corporate loans are identified as impaired and placed on a cash (non-accrual) basis when it is determined that the payment of interest or principal is doubtful, or when interest or principal is 90 days past due, except when the loan is well collateralized and in the process of collection. Any interest accrued on impaired corporate loans and leases is reversed at 90 days and charged against current earnings, and interest is thereafter included in earnings only to the extent actually received in cash. When there is doubt regarding the ultimate collectibility of principal, all cash receipts are thereafter applied to reduce the recorded investment in the loan. Impaired corporate loans and leases are written down to the extent that principal is judged to be uncollectible. Impaired collateral-dependent loans and leases, where repayment is expected to be provided solely by the sale of the underlying collateral and there are no other available and reliable sources of repayment, are written down to the lower of cost or collateral value. Cash-basis loans are returned to an accrual status when all contractual principal and interest amounts are reasonably assured of repayment and there is a sustained period of repayment performance in accordance with the contractual terms.

Lease Financing Transactions

Loans include the Company’s share of aggregate rentals on lease financing transactions and residual values net of related unearned income. Lease financing transactions represent direct financing leases and also include leveraged leases. Unearned income is amortized under a method that results in an approximate level rate of return when related to the unrecovered lease investment. Gains and losses from sales of residual values of leased equipment are included in Other revenue.

Loans Held-for-Sale

Corporate and consumer loans that have been identified for sale are classified as loans held-for-sale included in Other assets. With the exception of certain mortgage loans for which the fair-value option has been elected under SFAS 159, these loans are accounted for at the lower of cost or market value, with any write-downs or subsequent recoveries charged to Other revenue.

Allowance for Loan Losses

Allowance for loan losses represents management’s estimate of probable losses inherent in the portfolio. Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the overall portfolio. Additions to the allowance are made through the provision for credit losses. Credit losses are deducted from the allowance, and subsequent recoveries are added. Securities received in exchange for loan claims in debt restructurings are initially recorded at fair value, with any gain or loss reflected as a recovery or charge-off to the allowance, and are subsequently accounted for as securities available-for-sale.

In the Corporate and Commercial Business portfolios, larger-balance, non-homogeneous exposures representing significant individual credit exposures are evaluated based upon the borrower’s overall financial condition, resources, and payment record; the prospects for support from any financially responsible guarantors; and, if appropriate, the realizable value of any collateral. Reserves are established for these loans based upon an estimate of probable losses for the individual loans deemed to be impaired. This estimate considers all available evidence including, as appropriate, the present value of the expected future cash flows discounted at the loan’s contractual effective rate, the secondary market value of the loan and the fair value of collateral less disposal costs. The allowance for credit losses attributed to the remaining portfolio is established via a process that estimates the probable loss inherent in the portfolio based upon various analyses. These analyses consider historical and project default rates and loss severities; internal risk ratings; and geographic, industry, and other environmental factors. Management also considers overall portfolio indicators including trends in internally risk-rated exposures, classified exposures, cash-basis loans, historical and forecasted write-offs, and a review of industry, geographic, and portfolio concentrations, including current developments within those segments. In addition, management considers the current business strategy and credit process, including credit limit setting and compliance, credit approvals, loan underwriting criteria, and loan workout procedures.

For Consumer loans (excluding Commercial Business loans), each portfolio of smaller-balance, homogeneous loans—including consumer mortgage, installment, revolving credit, and most other consumer loans—is collectively evaluated for impairment. The allowance for credit losses attributed to these loans is established via a process that estimates the probable losses inherent in the portfolio based upon various analyses. These include migration analysis, in which historical delinquency and credit loss experience is applied to the current aging of the portfolio, together with analyses that reflect current trends and conditions. Management also considers overall portfolio indicators including historical credit losses; delinquent, non-performing, and classified loans; trends in volumes and terms of loans; an evaluation of overall credit quality; the credit process, including lending policies and procedures; and economic, geographical, product and other environmental factors.

Allowance for Unfunded Lending Commitments

A similar approach to the allowance for loan losses is used for calculating a reserve for the expected losses related to unfunded loan commitments and standby letters of credit. This reserve is classified on the balance sheet in Other liabilities.

Mortgage Servicing Rights (MSRs)

Mortgage servicing rights (MSRs), which are included in Intangible assets in the Consolidated Balance Sheet, are recognized as assets when purchased or when the Company sells or securitizes loans acquired through purchase or origination and retains the right to service the loans.

With the Company’s electing to early-adopt SFAS 156 as of January 1, 2006, MSRs in the U.S. mortgage and student loan classes of servicing rights are accounted for at fair value, with changes in value recorded in current earnings. Upon electing the fair-value method of accounting for its MSRs, the Company discontinued the application of SFAS 133 fair-value hedge accounting, the calculation of amortization and the assessment of impairment for the MSRs. The MSR valuation allowance at the date of adoption of SFAS 156 was written off against the recorded value of the MSRs.

Prior to 2006, only the portion of the MSR portfolio that was hedged with instruments qualifying for hedge accounting under SFAS 133 was recorded at fair value. The remaining portion, which was hedged with instruments that did not qualify for hedge accounting under SFAS 133, was accounted for at the lower of cost or market. Servicing rights retained in the securitization of mortgage loans were measured by allocating the carrying value of the loans between the assets sold and the interests retained, based on the relative fair values at the date of securitization. MSRs were amortized using a proportionate cash flow method over the period of the related net positive servicing income to be generated from the various portfolios purchased or loans originated. Impairment of MSRs was evaluated on a disaggregated basis by type (i.e., fixed rate or adjustable rate) and by interest-rate band, which were believed to be the predominant risk characteristics of the Company’s servicing portfolio. Any excess of the carrying value of the capitalized servicing rights over the fair value by stratum was recognized through a valuation allowance for each stratum and charged to the provision for impairment on MSRs.

Additional information on the Company’s MSRs can be found in Note 23 to the Consolidated Financial Statements on page 57.

Goodwill

Goodwill represents an acquired company’s acquisition cost over the fair value of net tangible and intangible assets acquired. Goodwill is subject to annual impairment tests, whereby goodwill is allocated to the Company’s reporting units and an impairment is deemed to exist if the carrying value of a reporting unit exceeds its estimated fair value. Furthermore, on any business dispositions, goodwill is allocated to the business disposed of based on the ratio of the fair value of the business disposed of to the fair value of the reporting unit.

Intangible Assets

Intangible Assets—including core deposit intangibles, present value of future profits, purchased credit card relationships, other customer relationships, and other intangible assets, but excluding MSRs—are amortized over their estimated useful lives. Upon the adoption of SFAS 142, intangible assets deemed to have indefinite useful lives, primarily certain asset management contracts and trade names, are not amortized and are subject to annual impairment tests. An impairment exists if the carrying value of the indefinite-lived intangible asset exceeds its fair value. For other intangible assets subject to amortization, an impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the intangible asset.

Other Assets and Other Liabilities

Other assets includes, among other items, loans held-for-sale, deferred tax assets, equity-method investments, interest and fees receivable, premises and equipment, end-user derivatives in a net receivable position, repossessed assets, and other receivables.

Other liabilities includes, among other items, accrued expenses and other payables, deferred tax liabilities, minority interest, end-user derivatives in a net payable position, and reserves for legal, taxes, restructuring, unfunded lending commitments, and other matters.

Repossessed Assets

Upon repossession, loans are adjusted, if necessary, to the estimated fair value of the underlying collateral and transferred to repossessed assets. This is reported in Other assets, net of a valuation allowance for selling costs and net declines in value as appropriate.

Securitizations

The Company primarily securitizes credit card receivables and mortgages. Other types of securitized assets include corporate debt instruments (in cash and synthetic form), auto loans, and student loans.

There are two key accounting determinations that must be made relating to securitizations. First, in the case where Citigroup originated or owned the financial assets transferred to the securitization entity, a decision must be made as to whether that transfer is considered a sale under U.S. Generally Accepted Accounting Principles (GAAP). If it is a sale, the transferred assets are removed from the Company’s Consolidated Balance Sheet with a gain or loss recognized. Alternatively, when the transfer would be considered financing rather than a sale, the assets will remain on the Company’s Consolidated Balance Sheet with an offsetting liability recognized in the amount of proceeds received.

Second, a determination must be made as to whether the securitization entity would be included in the Company’s Consolidated Financial Statements. For each securitization entity with which it is involved, the Company makes a determination of whether the entity should be considered a subsidiary of the Company and be included in its Consolidated Financial Statements or whether the entity is sufficiently independent that it does not need to be consolidated. If the securitization entity’s activities are sufficiently restricted to meet accounting requirements to be a qualifying special purpose entity (QSPE), the securitization entity is not consolidated by the seller of the transferred assets. If the securitization entity is determined to be a VIE, the Company consolidates the VIE if it is the primary beneficiary.

For all other securitization entities determined not to be VIEs in which Citigroup participates, a consolidation decision is made by evaluating several factors, including how much of the entity’s ownership is in the hands of third-party investors, who controls the securitization entity, and who reaps the rewards and bears the risks of the entity. Only securitization entities controlled by Citigroup are consolidated.

Interests in the securitized and sold assets may be retained in the form of subordinated interest-only strips, subordinated tranches, spread accounts, and servicing rights. In credit card securitizations, the Company retains a seller’s interest in the credit card receivables transferred to the trusts, which is not in securitized form. Accordingly, the seller’s interest is carried on a historical cost basis and classified as Consumer loans. Retained interests in securitized mortgage loans and student loans are classified as Trading account assets, as are a majority of the retained interest in securitized credit card receivables. Certain other retained interests are recorded as available-for-sale investments, but servicing rights are included in Intangible Assets. However, since January 1, 2006, servicing rights are initially recorded at fair value. Gains or losses on securitization and sale depend in part on the previous carrying amount of the loans involved in the transfer and, prior to January 1, 2006, were allocated between the loans sold and the retained interests based on their relative fair values at the date of sale. Gains are recognized at the time of securitization and are reported in Other revenue.

The Company values its securitized retained interests at fair value using quoted market prices, if such positions are traded on an active exchange, or financial models that incorporate observable and unobservable inputs. More specifically, these models estimate the fair value of these retained interests by determining the present value of expected future cash flows, using modeling techniques that incorporate management’s best estimates of key assumptions, including prepayment speeds, credit losses, and discount rates, when observable inputs are not available. In addition, internally calculated fair values of retained interests are compared to recent sales of similar assets, if available.

Additional information on the Company’s securitization activities can be found in Note 23 to the Consolidated Financial Statements on page 57.

Transfers of Financial Assets

For a transfer of financial assets to be considered a sale, the assets must have been isolated from the Company, even in bankruptcy or other receivership; the purchaser must have the right to sell the assets transferred or the purchaser must be a QSPE; and the Company may not have an option or any obligation to reacquire the assets. If these sale requirements are met, the assets are removed from the Company’s Consolidated Balance Sheet. If the conditions for sale are not met, the transfer is considered to be a secured borrowing, the assets remain on the Consolidated Balance Sheet, and the sale proceeds are recognized as the Company’s liability. A legal opinion on a sale is generally obtained for complex transactions or where the Company has continuing involvement with assets transferred or with the securitization entity. Those opinions must state that the asset transfer is considered a sale and that the assets transferred would not be consolidated with the Company’s other assets in the event of the Company’s insolvency.

See Note 23 to the Consolidated Financial Statements on page 57.

Risk Management Activities—Derivatives Used for Non-Trading Purposes

The Company manages its exposures to market rate movements outside its trading activities by modifying the asset and liability mix, either directly or through the use of derivative financial products, including interest rate swaps, futures, forwards, and purchased option positions such as interest rate caps, floors, and collars as well as foreign exchange contracts. These end-user derivatives are carried at fair value in Other assets or Other liabilities.

To qualify as a hedge, a derivative must be highly effective in offsetting the risk designated as being hedged. The hedge relationship must be formally documented at inception, detailing the particular risk management objective and strategy for the hedge, which includes the item and risk that is being hedged and the derivative that is being used, as well as how effectiveness will be assessed and ineffectiveness measured. The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis, typically using quantitative measures of correlation with hedge ineffectiveness measured and recorded in current earnings. If a hedge relationship is found to be ineffective, it no longer qualifies as a hedge and any gains or losses attributable to the derivatives, as well as subsequent changes in fair value, are recognized in Other revenue.

The foregoing criteria are applied on a decentralized basis, consistent with the level at which market risk is managed, but are subject to various limits and controls. The underlying asset, liability, firm commitment, or forecasted transaction may be an individual item or a portfolio of similar items.

For fair value hedges, in which derivatives hedge the fair value of assets, liabilities, or firm commitments, changes in the fair value of derivatives are reflected in Other revenue, together with changes in the fair value of the related hedged item. These are expected to, and generally do, offset each other. Any net amount, representing hedge ineffectiveness, is reflected in current earnings. Citigroup’s fair value hedges are primarily hedges of fixed-rate long-term debt, and available-for-sale securities.

For cash flow hedges, in which derivatives hedge the variability of cash flows related to floating rate assets, liabilities, or forecasted transactions, the accounting treatment depends on the effectiveness of the hedge. To the extent these derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives’ fair values will not be included in current earnings but are reported in Accumulated other comprehensive income. These changes in fair value will be included in earnings of future periods when the hedged cash flows come into earnings. To the extent these derivatives are not effective, changes in their fair values are immediately included in Other revenue. Citigroup’s cash flow hedges primarily include hedges of floating rate debt, as well as rollovers of short-term fixed rate liabilities and floating-rate liabilities.

For net investment hedges in which derivatives hedge the foreign currency exposure of a net investment in a foreign operation, the accounting treatment will similarly depend on the effectiveness of the hedge. The effective portion of the change in fair value of the derivative, including any forward premium or discount, is reflected in Accumulated other comprehensive income as part of the foreign currency translation adjustment.

End-user derivatives that are economic hedges, rather than qualifying for SFAS 133 hedge accounting, are also carried at fair value, with changes in value included in Principal transactions or Other revenue. Citigroup often uses economic hedges when qualifying for hedge accounting would be too complex or operationally burdensome; examples are hedges of the credit risk component of commercial loans and loan commitments. Citigroup periodically evaluates its hedging strategies in other areas, such as mortgage servicing rights, and may designate either a qualifying hedge or economic hedge, after considering the relative cost and benefits. Economic hedges are also employed when the hedged item itself is marked to market through current earnings, such as hedges of commitments to originate one-to-four family mortgage loans to be held-for-sale and MSRs.

For those hedge relationships that are terminated or when hedge designations are removed, the hedge accounting treatment described in the paragraphs above is no longer applied. The end-user derivative is terminated or transferred to the trading account. For fair-value hedges, any changes in the fair value of the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash-flow hedges, any changes in fair-value of the end-user derivative remain in Accumulated other comprehensive income and are included in earnings of future periods when the hedged cash flows impact earnings. However, if the hedged forecasted transaction is no longer likely to occur, any changes in fair value of the end-user derivative are immediately reflected in Other revenue.

Employee Benefits Expense

Employee benefits expense includes current service costs of pension and other postretirement benefit plans, which are accrued on a current basis; contributions and unrestricted awards under other employee plans; the amortization of restricted stock awards; and costs of other employee benefits.

Stock-Based Compensation

Prior to January 1, 2003, Citigroup accounted for stock-based compensation plans under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations (APB 25). Under APB 25, there was generally no charge to earnings for employee stock option awards, because the options granted under these plans have an exercise price equal to the market value of the underlying common stock on the grant date. Alternatively, SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), allowed companies to recognize compensation expense over the related service period based on the grant date fair value of the stock award.

On January 1, 2003, the Company adopted the fair value provisions of SFAS 123. On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)), which replaced the existing SFAS 123 and APB 25. See “Accounting Changes” below.

Income Taxes

The Company is subject to the income tax laws of the U.S., its states and municipalities and those of the foreign jurisdictions in which the Company operates. These tax laws are complex and subject to different interpretations by the taxpayer and the relevant governmental taxing authorities. In establishing a provision for income tax expense, the Company must make judgments and interpretations about the application of these inherently complex tax laws. The Company must also make estimates about when in the future certain items will affect taxable income in the various tax jurisdictions, both domestic and foreign.

Disputes over interpretations of the tax laws may be subject to review/adjudication by the court systems of the various tax jurisdictions or may be settled with the taxing authority upon examination or audit.

The Company implemented FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), on January 1, 2007, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. See “Accounting Changes” below.

The Company treats interest and penalties on income taxes as a component of Income tax expense.

Deferred taxes are recorded for the future consequences of events that have been recognized for financial statements or tax returns, based upon enacted tax laws and rates. Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not.

See Note 11 to the Consolidated Financial Statements on page 41 for a further description of the Company’s provision and related income tax assets and liabilities.

Commissions, Underwriting, and Principal Transactions

Commissions, underwriting, and principal transactions revenues and related expenses are recognized in income on a trade-date basis.

Earnings Per Share

Earnings per share is computed after recognition of preferred stock dividend requirements. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period, excluding restricted stock. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised. It is computed after giving consideration to the weighted average dilutive effect of the Company’s stock options and the shares issued under the Company’s Capital Accumulation Program and other restricted stock plans.

Use of Estimates

Management must make estimates and assumptions that affect the consolidated Financial Statements and the related footnote disclosures. Such estimates are used in connection with certain fair value measurements. See Note 26 on page 69 for further discussions on estimates used in the determination of fair value. The Company also uses estimates in determining consolidation decisions for special purpose entities as discussed in Note 23 on page 57. Moreover, estimates are significant in determining the amounts of other-than-temporary impairments, impairments of goodwill and other intangible assets, provisions for potential losses that may arise from credit-related exposures and probable and estimable losses related to litigation and regulatory proceedings in accordance with SFAS No. 5, “Accounting for Contingencies,” and tax reserves in accordance with SFAS No. 109, “Accounting for Income Taxes,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” While management makes its best judgment, actual amounts or results could differ from those estimates. Current market conditions increase the risk and complexity of the judgments in these estimates.

Cash Flows

Cash equivalents are defined as those amounts included in cash and due from banks. Cash flows from risk management activities are classified in the same category as the related assets and liabilities.

Related Party Transactions

The Company has related party transactions with certain of its subsidiaries and affiliates. These transactions, which are primarily short-term in nature, include cash accounts, collateralized financing transactions, margin accounts, derivative trading, charges for operational support and the borrowing and lending of funds and are entered into in the ordinary course of business.

ACCOUNTING CHANGES

Fair Value Measurements (SFAS 157)

Adoption of SFAS 157—Fair Value Measurements

The Company elected to early-adopt SFAS No. 157, “Fair Value Measurements” (SFAS 157), as of January 1, 2007. SFAS 157 defines fair value, expands disclosure requirements around fair value and specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

•          Level 1—Quoted prices for identical instruments in active markets.

•          Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•          Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

For some products or in certain market conditions, observable inputs may not always be available. For example, during the market dislocations that occurred in the second half of 2007, certain markets became illiquid, and some key observable inputs used in valuing certain exposures were unavailable. When and if these markets are liquid, the valuation of these exposures will use the related observable inputs available at that time from these markets.

Under SFAS 157, Citigroup is required to take into account its own credit risk when measuring the fair value of derivative positions as well as the other liabilities for which fair value accounting has been elected under SFAS 155 and SFAS 159. The adoption of SFAS 157 has also resulted in some other changes to the valuation techniques used by Citigroup when determining fair value, most notably the changes to the way that the probability of default of a counterparty is factored in and the elimination of a derivative valuation adjustment which is no longer necessary under SFAS 157. The cumulative effect at January 1, 2007, of making these changes was a gain of $250 million after-tax ($402 million pre-tax), or $0.05 per diluted share, which was recorded in the first quarter of 2007 earnings within the Securities and Banking business.

SFAS 157 also precludes the use of block discounts for instruments traded in an active market, which were previously applied to large holdings of publicly traded equity securities, and requires the recognition of trade-date gains after consideration of all appropriate valuation adjustments related to certain derivative trades that use unobservable inputs in determining their fair value. Previous accounting guidance allowed the use of block discounts in certain circumstances and prohibited the recognition of day-one gains on certain derivative trades when determining the fair value of instruments not traded in an active market. The cumulative effect of these changes resulted in an increase to January 1, 2007 retained earnings of $75 million.

Fair Value Option (SFAS 159)

In conjunction with the adoption of SFAS 157, the Company early-adopted SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159), as of January 1, 2007. SFAS 159 provides an option on an instrument-by-instrument basis for most financial assets and liabilities to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is made at the acquisition of a financial asset, financial liability, or a firm commitment and it may not be revoked. SFAS 159 provides an opportunity to mitigate volatility in reported earnings that resulted prior to its adoption from being required to apply fair value accounting to certain economic hedges (e.g., derivatives) while having to measure the assets and liabilities being economically hedged using an accounting method other than fair value.

Under the SFAS 159 transition provisions, the Company elected to apply fair value accounting to certain financial instruments held at January 1, 2007 with future changes in value reported in earnings. The adoption of SFAS 159 resulted in a decrease to January 1, 2007 retained earnings of $99 million.

See Note 26 on page 69 for additional information.

Accounting for Uncertainty in Income Taxes

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes,” which attempts to set out a consistent framework for preparers to use to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation of FASB Statement No. 109 uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained. The amount of the benefit is then measured to be the highest tax benefit which is greater than 50% likely to be realized. FIN 48 also sets out disclosure requirements to enhance transparency of an entity’s tax reserves. Citigroup adopted this Interpretation as of January 1, 2007. The adoption of FIN 48 resulted in a reduction to 2007 opening retained earnings of $14 million.

Leveraged Leases

On January 1, 2007, the Company adopted FASB Staff Position FAS No. 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leverage Lease Transaction” (FSP 13-2), which provides guidance regarding changes or projected changes in the timing of cash flows relating to income taxes generated by a leveraged lease transaction.

Leveraged leases can provide significant tax benefits to the lessor, primarily as a result of the timing of tax payments. Since changes in the timing and/or amount of these tax benefits may have a significant effect on the cash flows of a lease transaction, a lessor, in accordance with FSP 13-2, will be required to perform a recalculation of a leveraged lease when there is a change or projected change in the timing of the realization of tax benefits generated by that lease. Previously,

Citigroup did not recalculate the tax benefits if only the timing of cash flows had changed.

The adoption of FSP 13-2 resulted in a decrease to January 1, 2007 retained earnings of $148 million. This decrease to retained earnings will be recognized in earnings over the remaining lives of the leases as tax benefits are realized.

Accounting for Defined Benefit Pensions and Other Postretirement Benefits

As of December 31, 2006, the Company adopted SFAS No. 158, “Employer’s Accounting for Defined Benefit Pensions and Other Postretirement Benefits” (SFAS 158). In accordance with this standard, Citigroup recorded the funded status of each of its defined benefit pension and postretirement plans as an asset or liability on its Consolidated Balance Sheet with a corresponding offset, net of taxes, recorded in Accumulated other comprehensive income (loss) within Stockholders’ Equity, resulting in an after-tax decrease in equity of $1.647 billion. See Note 9 on page 33.

The following table shows the effects of adopting SFAS 158 at December 31, 2006 on individual line items in the Consolidated Balance Sheet at December 31, 2006:

In millions of dollars	Before Application of SFAS 158	Adjustments		After application of SFAS 158
Other assets
Prepaid benefit cost	$2,620	$(534)		$2,086
Other liabilities
Accrued benefit liability	$—	$2,147		$2,147
Deferred taxes, net	$3,653	$1,034		$4,687
Accumulated other comprehensive income (loss)	$(2,053)	$(1,647	)(1)	$(3,700)
Total stockholders’ equity	$121,430	$(1,647	)(1)	$119,783

(1)          Adjustment to initially apply SFAS 158, net of taxes.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)), which replaced the existing SFAS 123 and APB 25, “Accounting for Stock Issued to Employees.” SFAS 123(R) requires companies to measure compensation expense for stock options and other share-based payments based on the instruments’ grant date fair value, and to record expense based on that fair value reduced by expected forfeitures.

The Company adopted this standard by using the modified prospective approach. Beginning January 1, 2006, Citigroup recorded incremental expense for stock options granted prior to January 1, 2003 (the date the Company adopted SFAS 123). That expense will equal the remaining unvested portion of the grant date fair value of those stock options, reduced by estimated forfeitures. The Company recorded the remaining incremental compensation expense of $11 million pretax during the year.

The Company maintains a number of incentive programs in which equity awards are granted to eligible employees. The most significant of the programs offered is the Capital Accumulation Program (CAP). Under the CAP program, the Company grants deferred and restricted shares to eligible employees. The program provides that employees who meet certain age plus years-of-service requirements (retirement-eligible employees) may terminate active employment and continue vesting in their awards provided they comply with specified non-compete provisions. For awards granted to retirement-eligible employees prior to the adoption of SFAS 123(R), the Company has been and will continue to amortize the compensation cost of these awards over the full vesting periods. Awards granted to retirement-eligible employees after the adoption of SFAS 123(R) must be either expensed on the grant date or accrued in the year prior to the grant date.

The impact to 2006 was a charge of $648 million ($398 million after-tax) for the immediate expensing of awards granted to retirement-eligible employees in January 2006, and $824 million ($526 million after-tax) for the accrual of the awards that were granted in January 2007. The Company has changed the plan’s retirement eligibility provisions effective with the January 2007 awards, which affected the amount of the accrual in 2006.

In adopting SFAS 123(R), the Company began to recognize compensation expense for restricted or deferred stock awards net of estimated forfeitures. Previously, the effects of forfeitures were recorded as they occurred.

On January 1, 2003, the Company adopted the fair-value recognition provisions of SFAS 123, prospectively for all awards granted, modified, or settled after December 31, 2002. This was in effect until December 31, 2005, after which the Company adopted SFAS 123(R) as outlined above. The prospective method is one of the adoption methods provided for under SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (SFAS 148) issued in December 2002. SFAS 123(R) requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period (which is generally equal to the vesting period). For stock options, the compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. Similar to APB 25 (the alternative method of accounting), under SFAS 123(R), an offsetting increase to stockholders’ equity is recorded equal to the amount of compensation expense. Earnings per share dilution is recognized as well.

The Company has made changes to various stock-based compensation plan provisions for future awards. For example, in January 2005, the Company largely moved from granting stock options to granting restricted and deferred stock awards, unless participants elect to receive all or a portion of their award in the form of stock options. Thus, the majority of management options granted since 2005 were due to stock option elections and carried the same vesting period as the restricted or deferred stock awards in lieu of which they were granted (ratably, over four years). Stock options granted in 2003 and 2004 have three-year vesting periods and six-year terms. In addition, the sale of underlying shares acquired upon the exercise of options granted since January 1, 2003 is restricted for a two-year period. Pursuant to a stock ownership commitment, senior executives are generally required to retain 75% of the shares they own and acquire from the Company over the term of their employment. Options granted in 2003 and thereafter do not have a reload feature; however, reload options received upon the exercise of options granted prior to January 1, 2003 (and subsequent reload options stemming from such grants) retain a reload feature.

See Note 8 to the Company’s Consolidated Financial Statements on page 29.

Accounting for Certain Hybrid Financial Instruments

On January 1, 2006, the Company elected to early-adopt, primarily on a prospective basis, SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155). In accordance with this standard, hybrid financial instruments—such as structured notes containing embedded derivatives that otherwise would require bifurcation, as well as certain interest-only instruments—may be accounted for at fair value if the Company makes an irrevocable election to do so on an instrument-by-instrument basis. The changes in fair value are recorded in current earnings. The impact of adopting this standard was not material.

Accounting for Servicing of Financial Assets

On January 1, 2006, the Company elected to early-adopt SFAS No. 156, “Accounting for Servicing of Financial Assets” (SFAS 156). This pronouncement requires all servicing rights to be initially recognized at fair value. Subsequent to initial recognition, it permits a one-time irrevocable election to remeasure each class of servicing rights at fair value, with the changes in fair value being recorded in current earnings. The classes of servicing rights are identified based on the availability of market inputs used in determining their fair values and the methods for managing their risks. The Company has elected fair value accounting for its mortgage and student loan classes of servicing rights. The impact of adopting this standard was not material.

Accounting for Conditional Asset Retirement Obligations

On December 31, 2005, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47). FIN 47 requires entities to estimate and recognize a liability for costs associated with the retirement or removal of an asset from service, regardless of the uncertainty of timing or whether performance will be required. For Citigroup, this applies to certain real estate restoration activities in the Company’s branches and office space, most of which is rented under operating lease agreements.

Local market practices and requirements with regard to restoration activity under a real estate lease agreement differ by region. Based on a review of active lease terms and conditions, historical costs of past restoration activities, and local market practices, an estimate of the expected real estate restoration costs for some of the Company’s branches and office space was determined. Each region applied local inflation and discount rates to determine the present value of the liability and capitalized asset amounts.

The impact of adopting FIN 47 was an increase to total liabilities and total assets of $150 million and $122 million, respectively. The increase in total assets is net of an increase in accumulated depreciation of $52 million. In addition, a $49 million after-tax ($80 million pretax) charge to earnings, which was reported on the Consolidated Statement of Income as the cumulative effect of an accounting change, was recorded in the fourth quarter of 2005.

Accounting for Certain Loans or Debt Securities Acquired in a Transfer

On January 1, 2005, Statement of Position (SOP) No. 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (SOP 03-3), was adopted for loan acquisitions. SOP 03-3 requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances in the initial accounting for acquired impaired loans. Loans carried at fair value, mortgage loans held-for-sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of SOP 03-3.

SOP 03-3 limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

Determining the Variability in a Potential VIE

The FASB issued FASB Staff Position FIN 46(R)-6, “Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R)” (FSP FIN 46(R)-6), in April 2006. FSP FIN 46(R)-6 addresses the application of FIN 46(R), “Consolidation of Variable Interest Entities,” in determining whether certain contracts or arrangements with a variable interest entity (VIE) are variable interests by requiring companies to base such evaluations on an analysis of the VIE’s purpose and design, rather than its legal form or accounting classification. FSP FIN 46(R)-6 is required to be applied for all reporting periods beginning after June 15, 2006. The adoption of the FSP did not result in material differences from Citigroup’s existing accounting policies regarding the consolidation of VIEs.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

SEC Staff Guidance on Loan Commitments Recorded at Fair Value through Earnings

On November 5, 2007, the SEC issued Staff Accounting Bulletin No. 109 (SAB 109), which requires that the fair value of a written loan commitment that is marked to market through earnings should include the future cash flows related to the loan’s servicing rights. However, the fair value measurement of a written loan commitment still must exclude the expected net cash flows related to internally developed intangible assets (such as customer relationship intangible assets).

SAB 109 applies to two types of loan commitments: (1) written mortgage loan commitments for loans that will be held-for-sale when funded that are marked to market as derivatives under FAS 133 (derivative loan commitments); and (2) other written loan commitments that are accounted for at fair value through earnings under Statement 159’s fair-value election. SAB 109 supersedes SAB 105, which applied only to derivative loan commitments and allowed the expected future cash flows related to the associated servicing of the loan to be recognized only after the servicing asset had been contractually separated from the underlying loan by sale or securitization of the loan with servicing retained. SAB 109 will be applied prospectively to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007.

The Company is currently evaluating the potential impact of adopting this SAB.

Business Combinations

In December 2007, the FASB issued Statement No. 141 (revised), “Business Combinations” (SFAS 141(R)), which attempts to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement replaces SFAS 141, “Business Combinations”. SFAS 141(R) retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also retains the guidance in SFAS 141 for identifying and recognizing intangible assets separately from goodwill. The most significant changes in SFAS 141(R) are: (1) acquisition and restructuring costs are now expensed; (2) stock consideration is measured based on the quoted market price as of the acquisition date instead of the date the deal is announced; (3) contingent consideration arising from a contract and noncontractual contingencies that meet the more-likely-than-not recognition threshold are measured and recognized as an asset or liability at fair value at the acquisition date using a probability-weighted discounted cash flows model, with subsequent changes in fair value reflected in earnings. Noncontractual contingencies that do not meet the more-likely-than-not criteria continue to be recognized when they are probable and reasonably estimable; and (4) acquirer records 100% step-up to fair value for all assets & liabilities, including the minority interest portion and goodwill is recorded as if a 100% interest was acquired.

SFAS 141(R) is effective for Citigroup on January 1, 2009. The Company is currently evaluating the potential impact of adopting this statement.

Noncontrolling Interests in Subsidiaries

In December 2007, the FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (SFAS 160), which establishes standards for the accounting and reporting of noncontrolling interests in subsidiaries (that is, minority interests) in consolidated financial statements and for the loss of control of subsidiaries.

SFAS 160 requires: (1) the equity interest of noncontrolling shareholders, partners, or other equity holders in subsidiaries to be accounted for and presented in equity, separately from the parent shareholder’s equity, rather than as liabilities or as “mezzanine” items between liabilities and equity; (2) the amount of consolidated net income attributable to the parent and to the noncontrolling interests be clearly identified and presented on the face of the consolidated statement of income; and (3) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment.

SFAS 160 is effective for Citigroup on January 1, 2009. Early application is not allowed. The Company is currently evaluating the potential impact of adopting this statement.

Sale with Repurchase Financing Agreements

In February 2008, the FASB issued FASB Staff Position (FSP) FAS 140-d, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.” The objective of this FSP is to provide implementation guidance on whether the security transfer and contemporaneous repurchase financing involving the transferred financial asset must be evaluated as one linked transaction or two separate de-linked transactions.

Current practice records the transfer as a sale and the repurchase agreement as a financing. The FSP requires the recognition of the transfer and the repurchase agreement as one linked transaction, unless all of the following criteria are met: (1) the initial transfer and the repurchase financing are not contractually contingent on one another; (2) the initial transferor has full recourse upon default, and the repurchase agreement’s price is fixed and not at fair value; (3) the financial asset is readily obtainable in the marketplace and the transfer and repurchase financing are executed at market rates; and (4) the maturity of the repurchase financing is before the maturity of the financial asset. The scope of this FSP is limited to transfers and subsequent repurchase financings that are entered into contemporaneously or in contemplation of one another.

The FSP will be effective for Citigroup on January 1, 2009. Early adoption is prohibited. The Company is currently evaluating the potential impact of adopting this FSP.

Accounting for Endorsement Split-Dollar Life Insurance Arrangements

In March 2007, the FASB ratified the consensus reached by the EITF on Issue 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements” (Issue 06-4). Issue 06-4 requires the recognition of a liability related to the postretirement benefits covered by an endorsement split-dollar life insurance arrangement. When the employer-policyholder maintains the insurance policy in force for the employee’s benefit during his or her retirement, the liability recognized during the employee’s active service period should be based on the future cost of insurance to be incurred during the employee’s retirement. Alternatively, if the employer-policyholder provides the employee with a death benefit, then the liability for the future death benefit should be recognized by following the guidance in FAS 106 or Opinion 12 as appropriate.

Issue 06-4 is effective for years beginning after December 15, 2007, with earlier application encouraged. Citigroup will adopt it on January 1, 2008. The cumulative effect of adopting this issue is not expected to be material to Citigroup.

Investment Company Audit Guide (SOP 07-1)

In July 2007, the AICPA issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide for Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (SOP 07-1), which was expected to be effective for fiscal years beginning on or after December 15, 2007. However, in February 2008, the FASB delayed the effective date indefinitely by issuing an FSP SOP 07-1-1, “Effective Date of AICPA Statement of Position 07-1.” SOP 07-1 sets forth more stringent criteria for qualifying as an investment company than does the predecessor Audit Guide. In addition, SOP 07-1 establishes new criteria for a parent company or equity method investor to retain investment company accounting in their consolidated financial statements. Investment companies record all their investments at fair value with changes in value reflected in earnings. The Company is currently evaluating the potential impact of adopting SOP 07-1.

Asset Transfers and Securitization Accounting

The FASB is currently working on amendments to the existing accounting standards governing asset transfers and fair value measurements in business combinations and impairment tests. Upon completion of these standards, the Company will need to reevaluate its accounting and disclosures. Due to the ongoing deliberations of the standard setters, the Company is unable to accurately determine the effect of future amendments or proposals at this time.

2. BUSINESS DEVELOPMENTS

STRATEGIC ACQUISITIONS

U.S.

Acquisition of ABN AMRO Mortgage Group

In 2007, Citigroup acquired ABN AMRO Mortgage Group (AAMG), a subsidiary of LaSalle Bank Corporation and ABN AMRO Bank N.V. AAMG is a national originator and servicer of prime residential mortgage loans. As part of this acquisition, Citigroup purchased approximately $12 billion in assets, including $3 billion of mortgage servicing rights, which resulted in the addition of approximately 1.5 million servicing customers. Results for AAMG are included within Citigroup’s North America Consumer business from March 1, 2007 forward.

Acquisition of Old Lane Partners, L.P.

In 2007, the Company completed the acquisition of Old Lane Partners, L.P. and Old Lane Partners, GP, LLC (Old Lane). Old Lane is the manager of a global, multi-strategy hedge fund and a private equity fund with total assets under management and private equity commitments of approximately $4.5 billion. Results for Old Lane are included within ICG, from July 2, 2007 forward.

Acquisition of Bisys

In 2007, the Company completed its acquisition of Bisys Group, Inc. (Bisys) for $1.47 billion in cash. In addition, Bisys’ shareholders received $18.2 million in the form of a special dividend paid by Bisys simultaneously. Citigroup completed the sale of the Retirement and Insurance Services Divisions of Bisys to affiliates of J.C. Flowers & Co. LLC, making the net cost of the transaction to Citigroup approximately $800 million. Citigroup retained the Fund Services and Alternative Investment services businesses of Bisys, which provides administrative services for hedge funds, mutual funds and private equity funds. Results for Bisys are included within Citigroup’s Transaction Services business from August 1, 2007 forward.

Acquisition of Automated Trading Desk

In 2007, Citigroup completed its acquisition of Automated Trading Desk (ATD), a leader in electronic market making and proprietary trading, for approximately $680 million ($102.6 million in cash and approximately 11.17 million shares of Citigroup common stock). ATD operates as a unit of Citigroup’s Global Equities business, adding a network of broker-dealer customers to Citigroup’s diverse base of institutional, broker-dealer and retail customers. Results for ATD are included within Citigroup’s Securities and Banking business from October 3, 2007 forward.

Japan

Nikko Cordial

Citigroup began consolidating Nikko Cordial’s financial results and the related minority interest under the equity method of accounting on May 9, 2007, when Nikko Cordial became a 61%-owned subsidiary. Citigroup later increased its ownership stake in Nikko Cordial to approximately 68%. Nikko Cordial results are included within Citigroup’s Securities and Banking, Global Wealth Management and Asia Consumer Banking businesses.

On January 29, 2008, Citigroup completed the acquisition of the remaining Nikko Cordial shares that it did not already own, by issuing 175 million Citigroup common shares (approximately $4.4 billion based on the exchange terms) in exchange for those Nikko Cordial shares. The share exchange was completed following the listing of Citigroup’s common shares on the Tokyo Stock Exchange on November 5, 2007.

Latin America

Acquisition of Grupo Financiero Uno

In 2007, Citigroup completed its acquisition of Grupo Financiero Uno (GFU), the largest credit card issuer in Central America, and its affiliates.

The acquisition of GFU, with $2.2 billion in assets, expands the presence of Citigroup’s Latin America consumer franchise, enhances its credit card business in the region and establishes a platform for regional growth in Consumer Finance and Retail Banking. GFU has more than one million retail clients and operates a distribution network of 75 branches and more than 100 mini-branches and points of sale. The results for GFU are included within Citigroup’s Global

Cards and Latin America Consumer Banking businesses from March 5, 2007 forward.

 Acquisition of Grupo Cuscatlan

In 2007, Citigroup completed the acquisition of the subsidiaries of Grupo Cuscatlan for $1.51 billion ($755 million in cash and 14.2 million shares of Citigroup common stock) from Corporacion UBC Internacional S.A. Grupo Cuscatlan is one of the leading financial groups in Central America, with assets of $5.4 billion, loans of $3.5 billion, and deposits of $3.4 billion. Grupo Cuscatlan has operations in El Salvador, Guatemala, Costa Rica, Honduras and Panama. The results of Grupo Cuscatlan are included from May 11, 2007 forward and are recorded in Latin America Consumer Banking.

Agreement to Establish Partnership with Quiñenco— Banco de Chile

In 2007, Citigroup and Quiñenco entered into a definitive agreement to establish a strategic partnership that combines Citigroup operations in Chile with Banco de Chile’s local banking franchise to create a banking and financial services institution with approximately 20% market share of the Chilean banking industry. The transaction closed on January 1, 2008.

Under the agreement, Citigroup contributed Citigroup’s Chilean operations and other assets, and acquired an approximate 32.96% stake in LQIF, a wholly owned subsidiary of Quiñenco that controls Banco de Chile, and is accounted for under the equity method of accounting. As part of the overall transaction, Citigroup also acquired the U.S. branches of Banco de Chile for approximately $130 million. Citigroup has entered into an agreement to acquire an additional 17.04% stake in LQIF for approximately $1 billion within three years. The new partnership calls for active participation by Citigroup in the management of Banco de Chile including board representation at both LQIF and Banco de Chile.

Asia

Acquisition of Bank of Overseas Chinese

In 2007, Citigroup completed its acquisition of Bank of Overseas Chinese (BOOC) in Taiwan for approximately $427 million. BOOC offers a broad suite of corporate banking, consumer and wealth management products and services to more than one million clients through 55 branches in Taiwan. This transaction will strengthen Citigroup’s presence in Asia, making it the largest international bank and 13th largest by total assets among all domestic Taiwan banks. Results for BOOC are included in Citigroup’s Asia Consumer Banking, Global Cards and Securities and Banking businesses from December 1, 2007 forward.

EMEA

Acquisition of Quilter

In 2007, the Company completed the acquisition of Quilter, a U.K. wealth advisory firm with over $10.9 billion of assets under management, from Morgan Stanley. Quilter has more than 18,000 clients and 300 staff located in 10 offices throughout the U.K., Ireland and the Channel Islands. Quilter’s results are included in Citigroup’s Global Wealth Management business from March 1, 2007 forward.

Acquisition of Egg

In 2007, Citigroup completed its acquisition of Egg Banking plc (Egg), one of the U.K.’s leading online financial services providers, from Prudential PLC for approximately $1.39 billion. Egg offers various financial products and services including online payment and account aggregation services, credit cards, personal loans, savings accounts, mortgages, insurance and investments. Results for Egg are included in Citigroup’s Global Cards and EMEA Consumer Banking businesses from May 1, 2007 forward.

Purchase of 20% Equity Interest in Akbank

In 2007, Citigroup completed its purchase of a 20% equity interest in Akbank for approximately $3.1 billion and is accounted for under the equity method of accounting. Akbank, the second-largest privately owned bank by assets in Turkey, is a premier, full-service retail, commercial, corporate and private bank.

Sabanci Holding, a 34% owner of Akbank shares, and its subsidiaries have granted Citigroup a right of first refusal or first offer over the sale of any of their Akbank shares in the future. Subject to certain exceptions, including purchases from Sabanci Holding and its subsidiaries, Citigroup has otherwise agreed not to increase its percentage ownership in Akbank.

Acquisition of Federated Credit Card Portfolio and Credit Card Agreement With Federated Department Stores (Macy’s)

In 2005, Citigroup announced a long-term agreement with Federated Department Stores, Inc. (Macy’s) under which the companies partner to acquire and manage approximately $6.2 billion of Macy’s credit card receivables, including existing and new accounts, executed in three phases.

For the first phase, which closed in October 2005, Citigroup acquired Macy’s receivables under management, totaling approximately $3.3 billion. For the second phase, which closed in May 2006, additional Macy’s receivables totaling approximately $1.9 billion were transferred to Citigroup from the previous provider. For the final phase, in July 2006, Citigroup acquired the approximately $1.0 billion credit card receivable portfolio of The May Department Stores Company (May), which merged with Macy’s.

Citigroup paid a premium of approximately 11.5% to acquire these portfolios. The multi-year agreement also provides Macy’s the ability to participate in the portfolio performance, based on credit sales and certain other performance metrics.

The Macy’s and May credit card portfolios comprised a total of approximately 17 million active accounts.

Consolidation of Brazil’s CrediCard

In 2006, Citigroup and Banco Itau dissolved their joint venture in CrediCard, a Brazilian consumer credit card business. In accordance with the dissolution agreement, Banco Itau received half of CrediCard’s assets and customer accounts in exchange for its 50% ownership, leaving Citigroup as the sole owner of CrediCard.

Acquisition of First American Bank

In 2005, Citigroup completed the acquisition of First American Bank in Texas (FAB). The transaction established Citigroup’s retail branch presence in Texas, giving Citigroup 106 branches, $4.2 billion in assets and approximately 120,000 new customers in the state at the time of the transaction’s closing. The results of FAB are included in the Consolidated Financial Statements from March 2005 forward.

Divestiture of the Manufactured Housing Loan Portfolio

In 2005, Citigroup completed the sale of its manufactured housing loan portfolio, consisting of $1.4 billion in loans, to 21st Mortgage Corp. The Company recognized a $109 million after-tax loss ($157 million pretax) in the divestiture.

Divestiture of CitiCapital’s Transportation Finance Business

In 2005, the Company completed the sale of CitiCapital’s Transportation Finance Business based in Dallas and Toronto to GE Commercial Finance for total cash consideration of approximately $4.6 billion. The sale resulted in an after-tax gain of $111 million ($161 million pretax).

3. DISCONTINUED OPERATIONS

Sale of Citigroup’s German Retail Banking Operation

On July 11, 2008, Citigroup announced the agreement to sell its German retail banking operations to Credit Mutuel. This all cash transaction closed on December 5, 2008. The total proceeds included Euro 5.2 billion in cash plus the German Retail Banking Operation operating net earnings accrued in 2008 through the closing. The transaction resulted in an after-tax gain of approximately $4 billion. The sale does not include the corporate and investment banking business or the Germany-based European data center.

The German retail banking operations had total assets and total liabilities as of November 30, 2008, of $15.6 billion and $11.8 billion, respectively.

Results for all of the German retail banking businesses sold are reported as Discontinued operations for all periods presented.

Summarized financial information for discontinued operations, including cash flows, related to the sale of the German Retail Banking Operation is as follows:

In millions of dollars	2007	2006	2005
Total revenues, net of interest expense	$2,212	$2,126	$2,070
Income from discontinued operations	$652	$837	$208
Gain on sale	—	—	—
Provision for income taxes and minority interest, net of taxes	214	266	70
Income from discontinued operations, net of taxes	$438	$571	$138

In millions of dollars	2007	2006	2005
Cash flows from operating activities	$2,227	$2,246	$(1,769)
Cash flows from investing activities	(1,906)	(3,316)	324
Cash flows from financing activities	(213)	1,147	1,373
Net cash provided by (used in) discontinued operations	$108	$77	$(72)

CitiCapital

On April 17, 2008, the Company announced an agreement to sell most of its CitiCapital business unit to GE Capital, which includes its North American commercial lending and leasing business.  This all cash transaction closed on July 31, 2008.  The total proceeds from the transaction are approximately $12.5 billion and resulted in an after-tax loss to Citigroup of $305 million, with both amounts subject to closing adjustments.  This loss is included in Income from discontinued operations on the Company’s Consolidated Statement of Income for the second quarter of 2008. The assets and liabilities for CitiCapital totaled approximately $12.9 billion and $0.5 billion, respectively, at June 30, 2008.

This transaction encompasses seven CitiCapital equipment finance business lines, including Healthcare Finance, Private Label Equipment Finance, Material Handling Finance, Franchise Finance, Construction Equipment Finance, Bankers Leasing, and CitiCapital Canada. CitiCapital’s Tax Exempt Finance business is not part of the transaction and will remain with Citigroup.

CitiCapital has approximately 1,400 employees and 160,000 customers throughout North America.

Results for all of the CitiCapital businesses sold, as well as the net loss recognized in the second quarter of 2008 from this sale, are reported as Discontinued operations for all periods presented.

Summarized financial information for discontinued operations, including cash flows, related to the sale of CitiCapital is as follows:

In millions of dollars	2007	2006	2005
Total revenues, net of interest expense	$991	$1,162	$1,495
Income (loss) from discontinued operations	$273	$313	$668
Gain on sale	—	—	—
Provision for income taxes and minority interest, net of taxes	83	86	221
Income from discontinued operations, net of taxes	$190	$227	$447

In millions of dollars	2007	2006	2005
Cash flows from operating activities	$(1,148)	$2,596	$(7,532)
Cash flows from investing activities	1,190	(2,664)	7,501
Cash flows from financing activities	(43)	3	12
Net cash provided by (used in) discontinued operations	$(1)	$(65)	$(19)

Sale of the Asset Management Business

On December 1, 2005, the Company completed the sale of substantially all of its Asset Management Business to Legg Mason, Inc. (Legg Mason) in exchange for Legg Mason’s broker-dealer and capital markets businesses, $2.298 billion of Legg Mason’s common and preferred shares (valued as of the closing date), and $500 million in cash. This cash was obtained via a lending facility provided by Citigroup ICG business. The transaction did not include Citigroup’s asset management business in Mexico, its retirement services business in Latin America (both of which are included in Latin America Consumer Banking) or its interest in the CitiStreet joint venture (which is included in Global Wealth Management). The total value of the transaction at the time of closing was approximately $4.369 billion, resulting in an after-tax gain to Citigroup of approximately $2.082 billion ($3.404 billion pretax, which was reported in discontinued operations).

Concurrently, Citigroup sold Legg Mason’s capital markets business to Stifel Financial Corp. The business consisted of areas in which Citigroup already had full capabilities, including investment banking, institutional equity sales and trading, taxable fixed income sales and trading, and research. No gain or loss was recognized from this transaction. (The transactions described in these two paragraphs are referred to as the “Sale of the Asset Management Business.”)

In connection with this sale, Citigroup and Legg Mason entered into a three-year agreement under which Citigroup will continue to offer its clients Asset Management’s products, will become the primary retail distributor of the Legg Mason funds managed by Legg Mason Capital Management Inc., and may also distribute other Legg Mason products. These products will be offered primarily through Citigroup’s Global Wealth Management businesses, as well as through Primerica and Citibank. The distribution of these products will be subject to applicable requirements of law and Citigroup’s suitability standards and product requirements.

Upon completion of the Sale of the Asset Management Business, Citigroup added 1,226 financial advisors in 124 branch offices to its Global Wealth Management business.

On January 31, 2006, the Company completed the sale of its Asset Management Business within Bank Handlowy (an indirect banking subsidiary of Citigroup located in Poland) to Legg Mason. This transaction, which was originally part of the overall Asset Management Business sold to Legg Mason on December 1, 2005, was postponed due to delays in obtaining local regulatory approval. A gain from this sale of $18 million after-tax and minority interest ($31 million pretax and minority interest) was recognized in the first quarter of 2006 in discontinued operations.

During March 2006, the Company sold 10.3 million shares of Legg Mason stock through an underwritten public offering. The net sale proceeds of $1.258 billion resulted in a pretax gain of $24 million in ICG.

In September 2006, the Company received from Legg Mason the final closing adjustment payment related to this sale. This payment resulted in an additional after-tax gain of $51 million ($83 million pretax), recorded in discontinued operations.

Results for all of the businesses included in the Sale of the Asset Management Business, including the gain, are reported as discontinued operations for all periods presented. Prior to January 1, 2007, the changes in the market value of the Legg Mason common and preferred securities were included in the Consolidated Statement of Changes in Stockholders’ Equity within Accumulated other comprehensive income (net change in unrealized gains and losses on investment securities, net of taxes). Upon election of fair value accounting with the adoption of SFAS 159 as of January 1, 2007, the unrealized loss on these securities was reclassified to Retained earnings and the shares are included in Trading account assets with changes in fair value reported in Principal transactions. See Note 26 to the Consolidated Financial Statements on page 69 for additional information. Any effects on the Company’s current earnings related to these securities, such as dividend revenue and changes in fair value, are included in the results of ICG.

The following is summarized financial information for discontinued operations, including cash flows, related to the Sale of the Asset Management Business:

In millions of dollars	2007	2006	2005
Total revenues, net of interest expense	$—	$104	$4,599
Income (loss) from discontinued operations	$—	$(1)	$168
Gain on sale	—	104	3,404
Provision for income taxes and minority interest, net of taxes	—	24	1,382
Income from discontinued operations, net of taxes	$—	$79	$2,190

In millions of dollars	2007	2006	2005
Cash flows from operating activities	$—	$(1)	$(324)
Cash flows from investing activities	—	34	256
Cash flows from financing activities	—	—	—
Net cash provided by (used in) discontinued operations	$—	$33	$(68)

The following is a summary of the assets and liabilities of discontinued operations related to the Sale of the Asset Management Business as of December 1, 2005:

In millions of dollars	December 1, 2005
Assets
Cash and due from banks	$96
Investments	3
Intangible assets	776
Other assets	563
Total assets	$1,438
Liabilities
Other liabilities	$575
Total liabilities	$575

Sale of the Life Insurance & Annuities Business

On July 1, 2005, the Company completed the sale of Citigroup’s Travelers Life & Annuity and substantially all of Citigroup’s international insurance businesses to MetLife, Inc. (MetLife). The businesses sold were the primary vehicles through which Citigroup engaged in the Life Insurance & Annuities Business.

Citigroup received $1.0 billion in MetLife equity securities and $10.830 billion in cash, which resulted in an after-tax gain of approximately $2.120 billion ($3.386 billion pretax), which was reported in discontinued operations.

This transaction encompassed Travelers Life & Annuity’s U.S. businesses and its international operations other than Citigroup’s life insurance business in Latin America (which is now included within Latin America Consumer Banking). International operations included wholly owned insurance companies in the United Kingdom, Belgium, Australia, Brazil, Argentina, and Poland; joint ventures in Japan and Hong Kong; and offices in China. This transaction also included Citigroup’s Argentine pension business. (The transaction described in the preceding three paragraphs is referred to as the “Sale of the Life Insurance & Annuities Business.”)

In connection with the Sale of the Life Insurance & Annuities Business, Citigroup and MetLife entered into 10-year agreements under which Travelers Life & Annuity and MetLife products will be made available through certain Citigroup distribution channels.

During the first quarter of 2006, $15 million of the total $657 million federal tax contingency reserve release was reported in discontinued operations as it related to the Life Insurance & Annuities Business sold to MetLife.

In July 2006, Citigroup recognized an $85 million after-tax gain from the sale of MetLife shares. This gain was reported in income from continuing operations in ICG.

In July 2006, the Company received the final closing adjustment payment related to this sale, resulting in an after-tax gain of $75 million ($115 million pretax), which was recorded in discontinued operations.

In addition, during the third quarter of 2006, a release of $42 million of deferred tax liabilities was reported in discontinued operations as it related to the Life Insurance & Annuities Business sold to MetLife.

Results for all of the businesses included in the Sale of the Life Insurance & Annuities Business are reported as discontinued operations for all periods presented.

Summarized financial information for discontinued operations, including cash flows, related to the Sale of the Life Insurance & Annuities Business is as follows:

In millions of dollars	2007	2006	2005
Total revenues, net of interest expense	$—	$115	$6,128
Income from discontinued operations	$—	$28	$740
Gain on sale	—	115	3,386
Provision (benefit) for income taxes	—	(23)	1,484
Income from discontinued operations, net of taxes	$—	$166	$2,642

In millions of dollars	2007	2006	2005
Cash flows from operating activities	$—	$1	$(2,989)
Cash flows from investing activities	—	75	2,248
Cash flows from financing activities	—	—	763
Net cash provided by discontinued operations	$—	$76	$22

The following is a summary of the assets and liabilities of discontinued operations related to the Sale of the Life Insurance & Annuities Business as of July 1, 2005, the date of the distribution:

In millions of dollars	July 1, 2005
Assets
Cash and due from banks	$158
Investments	48,860
Intangible assets	86
Other assets (1)	44,123
Total assets	$93,227
Liabilities
Federal funds purchased and securities loaned or sold under agreements to repurchase	$971
Other liabilities (2)	82,842
Total liabilities	$83,813

(1)          At June 30, 2005, other assets consisted of separate and variable accounts of $30,828 million, reinsurance recoverables of $4,048 million, and other of $9,247 million.

(2)          At June 30, 2005, other liabilities consisted of contractholder funds and separate and variable accounts of $66,139 million, insurance policy and claims reserves of $14,370 million, and other of $2,333 million.

In addition to the accounting policies outlined in Note 1 to the Consolidated Financial Statements on page 10, the following represents the policies specifically related to the Life Insurance & Annuities Business that was sold:

Separate and Variable Accounts

Separate and variable accounts primarily represent funds for which investment income and investment gains/losses accrue directly to, and investment risk is borne by, the contractholders. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are generally carried at market value. Amounts assessed to the contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

Contractholder Funds

Contractholder funds represent receipts from the issuance of universal life, pension investment and certain deferred annuity contracts. Such receipts are considered deposits on investment contracts that do not have substantial mortality or morbidity risk. Account balances are increased by deposits received and interest credited and are reduced by withdrawals, mortality charges and administrative expenses charged to the contractholders.

The Spin-Off of Travelers Property Casualty Corp. (TPC)

During 2006, releases from various tax contingency reserves were recorded as the IRS concluded their tax audits for the years 1999 through 2002. Included in these releases was $44 million related to Travelers Property Casualty Corp., which the Company spun off during 2002. This release has been included in the provision for income taxes in the results for discontinued operations.

Combined Results for Discontinued Operations

The following is summarized financial information for the German Retail Banking Operation, CitiCapital, Life Insurance & Annuities Business, Asset Management Business, and TPC:

In millions of dollars	2007	2006	2005
Total revenues, net of interest expense	$3,203	$3,507	$14,292
Income from discontinued operations	$925	$1,177	$1,784
Gain on sale	—	219	6,790
Provision (benefit) for income taxes and minority interest, net of taxes	297	309	3,157
Income from discontinued operations, net of taxes	$628	$1,087	$5,417

Cash Flows from Discontinued Operations

In millions of dollars	2007	2006	2005
Cash flows from operating activities	$1,079	$4,842	$(12,614)
Cash flows from investing activities	(716)	(5,871)	10,329
Cash flows from financing activities	(256)	1,150	2,148
Net cash provided by (used in) discontinued operations	$107	$121	$(137)

4. BUSINESS SEGMENTS

Citigroup is a diversified bank holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The Company’s activities are conducted through the Global Cards, Consumer Banking, Institutional Clients Group (ICG), Global Wealth Management (GWM), and Corporate/Other business segments.

The Global Cards segment is a global issuer of credit cards through the MasterCard, Visa, Diners Club, Private Label and American Express platforms. The Consumer Banking segment includes a global, full-service consumer franchise delivering a wide array of banking, lending, insurance and investment services through a network of local branches, offices, and electronic delivery systems.

The businesses included in the Company’s ICG segment provide corporations, governments, institutions, and investors in approximately 100 countries with a broad range of banking and financial products and services.

The Global Wealth Management segment is composed of the Smith Barney Private Client businesses, Citigroup Private Bank and Citigroup Investment Research. Smith Barney provides investment advice, financial planning and brokerage services to affluent individuals, companies, and non-profits. Private Bank provides personalized wealth management services for high-net-worth clients.

Corporate/Other includes net treasury results, unallocated corporate expenses, offsets to certain line-item reclassifications (eliminations), the results of discontinued operations, the cumulative effect of accounting changes and unallocated taxes.

The accounting policies of these reportable segments are the same as those disclosed in Note 1 to the Consolidated Financial Statements on page 10.

The following table presents certain information regarding the Company’s continuing operations by segment:

In millions of dollars, except identifiable	Revenues, net of interest expense (1)			Provision (benefit) for income taxes (2)			Income (loss) from continuing operations before cumulative effect of accounting change (1) (2) (3) (4)			Identifiable assets at year end
assets in billions	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006
Global Cards	$23,051	$19,812	$17,992	$2,278	$2,355	$1,837	$4,674	$4,978	$4,065	$127	$109
Consumer Banking	29,458	26,635	26,063	181	2,136	2,897	2,157	6,073	5,985	563	544
Institutional Clients Group	13,740	30,647	27,920	(5,054)	3,052	3,650	(4,155)	8,611	8,595	1,317	1,103
Global Wealth Management	12,998	10,177	8,683	1,019	704	715	1,974	1,443	1,244	104	66
Corporate/Other (5)	(752)	(944)	(581)	(922)	(498)	(312)	(1,661)	(654)	(668)	76	62
Total	$78,495	$86,327	$80,077	$(2,498)	$7,749	$8,787	$2,989	$20,451	$19,221	$2,187	$1,884

(1)          Includes total revenues, net of interest expense, in North America of $37.6 billion, $51.3 billion, and $49.4 billion; in EMEA of $9.2 billion, $12.4 billion and $10.3 billion; in Latin America of $13.6 billion, $9.9 billion and $8.0 billion in 2007, 2006, and 2005, respectively; and in Asia of $18.8 billion, $13.8 billion and $13.0 billion in 2007, 2006, and 2005, respectively. Regional numbers exclude Corporate/Other, which primarily operates within the U.S.

(2)          The effective tax rates for 2006 reflect the impact of the resolution of the Federal Tax Audit and the New York Tax Audits.

(3)          Includes pretax provisions (credits) for credit losses and for benefits and claims in the Global Cards results of $5.5 billion, $3.2 billion, and $3.5 billion; in the Consumer Banking results of $10.8 billion, $3.8 billion and $4.4 billion for 2007, 2006 and 2005, respectively; in the ICG results of $1.5 billion, $532 million, and $113 million; and in the Global Wealth Management results of $101 million, $24 million, and $28 million for 2007, 2006, and 2005, respectively. Corporate/Other recorded a pretax credit of $(2) million and a provision of $4 million for 2007 and 2006, respectively.

(4)          For 2005, the Company recognized after-tax charges of $49 million for the cumulative effect of accounting change related to the adoption of FIN 47.

(5)          Corporate/Other reflects the restructuring charge, net of changes in estimates, of $1.5 billion for 2007. Of this total charge, $153 million is attributable to Global Cards; $851 million to Consumer Banking; $306 million to ICG; $96 million to GWM; and $122 million to Corporate/Other. See Note 10 on page 39 for further discussion.

5. INTEREST REVENUE AND EXPENSE

For the years ended December 31, 2007, 2006, and 2005, respectively, interest revenue and expense consisted of the following:

In millions of dollars	2007	2006 (1)	2005 (1)
Interest revenue
Loan interest, including fees	$63,201	$52,086	$44,352
Deposits with banks	3,113	2,240	1,502
Federal funds sold and securities purchased under agreements to resell	18,354	14,199	9,790
Investments, including dividends	13,423	10,340	7,313
Trading account assets (2)	18,507	11,865	8,137
Other interest	4,831	2,881	2,031
Total interest revenue	$121,429	$93,611	$73,125
Interest expense
Deposits	$28,402	$21,336	$13,279
Trading account liabilities (2)	1,440	1,119	669
Short-term debt and other liabilities	30,099	22,080	14,337
Long-term debt	16,110	11,148	7,346
Total interest expense	$76,051	$55,683	$35,631
Net interest revenue	$45,378	$37,928	$37,494
Provision for loan losses	16,832	6,320	6,854
Net interest revenue after provision for loan losses	$28,546	$31,608	$30,640

(1)  Reclassified to conform to the current period’s presentation.

(2)  Interest expense on Trading account liabilities of ICG is reported as a reduction of interest revenue for Trading account assets.

6. COMMISSIONS AND FEES

Commissions and fees revenue includes charges to customers for credit and bank cards, including transaction-processing fees and annual fees; advisory, and equity and debt underwriting services; lending and deposit-related transactions, such as loan commitments, standby letters of credit, and other deposit and loan servicing activities; investment management-related fees, including brokerage services, and custody and trust services; and insurance fees and commissions.

The following table presents commissions and fees revenue for the years ended December 31:

In millions of dollars	2007(1)	2006 (1)	2005 (1)
Investment banking	$5,228	$4,093	$3,456
Credit cards and bank cards	5,036	5,191	4,445
Smith Barney	3,265	2,958	2,326
ICG trading-related	2,706	2,464	2,295
Checking-related	1,108	911	882
Transaction services	1,166	859	739
Other Consumer	649	279	627
Nikko Cordial-related (2)	834	—	—
Loan servicing (3)	560	660	540
Primerica	455	399	374
Other ICG	295	243	346
Other	71	58	122
Corporate finance (4)	(667)	735	483
Total commissions and fees	$20,706	$18,850	$16,635

(1)          Reclassified to conform to the current period’s presentation.

(2)          Commissions and fees for Nikko Cordial have not been detailed due to unavailability of the information.

(3)          Includes fair value adjustments on mortgage servicing assets. The mark-to-market on the underlying economic hedges of the MSRs is included in Other revenue.

(4)          Includes write-downs of approximately $1.5 billion net of underwriting fees, on funded and unfunded highly leveraged finance commitments. Write-downs were recorded on all highly leveraged finance commitments where there was value impairment, regardless of funding date.

7. PRINCIPAL TRANSACTIONS

Principal transactions revenue consists of realized and unrealized gains and losses from trading activities. Not included in the table below is the impact of net interest revenue related to trading activities, which is an integral part of trading activities’ profitability. The following table presents principal transactions revenue for the years ended December 31:

In millions of dollars	2007	2006 (1)	2005 (1)
Institutional Clients Group:
Fixed income (2)	$4,053	$5,593	$3,923
Credit products (3)	(21,805)	(744)	(75)
Equities (4)	682	866	280
Foreign exchange (5)	1,222	693	604
Commodities (6)	686	487	843
Total ICG	(15,162)	6,895	5,575
Consumer Banking (7)	1,364	504	390
Global Wealth Management (7)	1,315	680	519
Corporate/Other	397	(89)	165
Total principal transactions revenue	$(12,086)	$7,990	$6,649

(1)          Reclassified to conform to the current period’s presentation.

(2)          Includes revenues from government securities and corporate debt, municipal securities, preferred stock, mortgage securities, and other debt instruments. Also includes spot and forward trading of currencies and exchange-traded and over-the-counter (OTC) currency options, options on fixed income securities, interest rate swaps, currency swaps, swap options, caps and floors, financial futures, OTC options, and forward contracts on fixed income securities.

(3)          Includes revenues from structured credit products such as North America and Europe collateralized debt obligations. In 2007, losses recorded were related to subprime-related exposures in ICG’s lending and structuring business and exposures to super senior CDOs.

(4)          Includes revenues from common, preferred and convertible preferred stock, convertible corporate debt, equity-linked notes, and exchange-traded and OTC equity options and warrants.

(5)          Includes revenues from foreign exchange spot, forward, option and swap contracts, as well as translation gains and losses.

(6)          Primarily includes the results of Phibro LLC., which trades crude oil, refined oil products, natural gas, and other commodities.

(7)          Includes revenues from various fixed income, equities and foreign exchange transactions.

8. INCENTIVE PLANS

The Company has adopted a number of equity compensation plans under which it administers stock options, restricted or deferred stock and stock purchase programs. The award programs are used to attract, retain and motivate officers, employees and non-employee directors, to compensate them for their contributions to the Company, and to encourage employee stock ownership. The plans are administered by the Personnel and Compensation Committee of the Citigroup Board of Directors, which is composed entirely of independent non-employee directors. At December 31, 2007, approximately 238 million shares were authorized and available for grant under Citigroup’s stock incentive and stock purchase plans. In accordance with Citigroup practice, shares would be issued out of Treasury stock upon exercise or vesting.

The following table shows components of compensation expense relating to the Company’s stock-based compensation programs as recorded during 2007, 2006 and 2005:

In millions of dollars	2007	2006	2005
SFAS 123(R) charges for January 2006 awards to retirement-eligible employees	$—	$648	$—
SFAS 123(R) charges for estimated awards to retirement-eligible employees through January 2007 and 2008	467	824	—
Option expense	86	129	137
Amortization of MC LTIP awards(1)	18	—	—
Amortization of restricted and deferred stock awards (excluding MC LTIP) (2)	2,728	1,565	1,766
Total	$3,299	$3,166	$1,903

(1)          Management Committee Long-Term Incentive Plan (MC LTIP) was created in 2007.

(2)          Represents amortization of expense over the remaining life of all unvested restricted and deferred stock awards granted to all employees prior to 2006. The 2007 and 2006 periods also include amortization expense for all unvested awards to non-retirement-eligible employees on or after January 1, 2006. Amortization includes estimated forfeitures of awards.

Stock Award Programs

The Company, primarily through its Capital Accumulation Program (CAP), issues shares of Citigroup common stock in the form of restricted or deferred stock to participating officers and employees. For all stock award programs, during the applicable vesting period, the shares awarded cannot be sold or transferred by the participant, and the award is subject to cancellation if the participant’s employment is terminated. After the award vests, the shares become freely transferable (subject to the stock ownership commitment of senior executives). From the date of the award, the recipient of a restricted stock award can direct the vote of the shares and receive dividend equivalents. Recipients of deferred stock awards receive dividend equivalents, but cannot vote.

Stock awards granted in January 2007, 2006 and 2005 generally vest 25% per year over four years, except for awards to certain employees at Smith Barney that vest after two years and July 2007 Management Committee Long-Term Incentive Program awards (further described below) that vest in January 2010. Stock awards granted in 2003 and 2004 generally vested after a two- or three-year vesting period. CAP participants in 2007, 2006 and 2005 could elect to receive all or part of their award in stock options. The figures presented in the stock option program tables include options granted under CAP. Unearned compensation expense associated with the stock awards represents the market value of Citigroup common stock at the date of grant and is recognized as a charge to income ratably over the full vesting period, except for those awards granted to retirement-eligible employees. As explained below, pursuant to SFAS 123(R), the charge to income for awards made to retirement-eligible employees is accelerated based on the dates the retirement rules are met.

CAP and certain other awards provide that participants who meet certain age and years of service conditions may continue to vest in all or a portion of the award without remaining employed by the Company during the entire vesting period, so long as they do not compete with Citigroup during that time. Beginning in 2006, awards to these retirement-eligible employees are recognized in the year prior to the grant in the same manner as cash incentive compensation is accrued. However, awards granted in January 2006 were required to be expensed in their entirety at the date of grant. Prior to 2006, all awards were recognized ratably over the stated vesting period. See Note 1 to the Consolidated Financial Statements on page 10 for the impact of adopting SFAS 123(R).

In 2003, special equity awards were issued to certain employees in the ICG, Global Wealth Management and Citigroup International businesses. These awards were fully vested in January 2006.

From 2003 to 2007, Citigroup granted restricted or deferred shares annually under the Citigroup Ownership Program (COP) to eligible employees. This program replaced the WealthBuilder, CitiBuilder, and Citigroup Ownership stock option programs. Under COP, eligible employees received either restricted or deferred shares of Citigroup common stock that vest after three years. The last award under this program was in 2007. Unearned compensation expense associated with the stock grants represents the market value of Citigroup common stock at the date of grant and is recognized as a charge to income ratably over the vesting period, except for those awards granted to retirement-eligible employees. The charge to income for awards made to retirement-eligible employees is accelerated based on the dates the retirement rules are met.

On July 17, 2007, the Personnel and Compensation Committee of Citigroup’s Board of Directors approved the Management Committee Long-Term Incentive Program (MC LTIP), under the terms of the shareholder-approved 1999 Stock Incentive Plan. The MC LTIP provides members of the Citigroup Management Committee, including the CEO, CFO and the named executive officers in the Citigroup Proxy Statement, an opportunity to earn stock awards based on Citigroup’s performance. Each participant will receive an equity award that will be earned based on Citigroup’s performance for the period from July 1, 2007 to December 31, 2009. Three periods will be measured for performance (July 1, 2007 to December 31, 2007, full year 2008 and full year 2009). The ultimate value of the award will be based on Citigroup’s performance in each of these periods with respect to (1) total shareholder return versus Citigroup’s current key competitors and (2) publicly stated return on equity (ROE) targets measured at the end of each calendar year. If, in any of the three performance periods, Citigroup’s total shareholder return does not exceed the median performance of the peer group, the participants will not receive award shares for that period. The awards will generally vest after 30 months. In order to receive the shares, a participant generally must be a Citigroup employee on January 5, 2010. The total estimated pretax expense is approximately $107 million and will be amortized over the 30-month vesting/performance period. The final expense for each of the three calendar years will be adjusted based on the results of the ROE tests. No awards were earned for 2007 because performance targets were not met.

A summary of the status of Citigroup’s unvested stock awards as of December 31, 2007, and changes during the 12 months ended December 31, 2007, is presented below:

Unvested stock awards	Shares	Weighted average grant date fair value
Unvested at January 1, 2007	126,972,765	$47.94
Awards	89,012,986	$53.30
Cancellations	(8,738,508)	$50.59
Deletions	(621,417)	$50.62
Vestings (1)	(53,418,694)	$48.49
Unvested at December 31, 2007	153,207,132	$50.70

(1)          The weighted average market value of the vestings during 2007 was approximately $51.94 per share.

As of December 31, 2007, there was $3.1 billion of total unrecognized compensation cost related to unvested stock awards net of the forfeiture provision. That cost is expected to be recognized over a weighted-average period of 2.5 years.

Stock Option Programs

The Company has a number of stock option programs for its non-employee directors, officers and employees. Generally, in 2007, 2006 and 2005, stock options were granted only to CAP participants who elected to receive stock options in lieu of restricted or deferred stock awards, and to non-employee directors who elected to receive their compensation in the form of a stock option grant. All stock options are granted on Citigroup common stock with exercise prices equal to the fair market value at the time of grant. Options granted from 2003 through 2007 have six-year terms; directors’ options vest after two years and all other options granted from January 2005 through 2007 typically vest 25% each year over four years. Options granted in 2004 and 2003 typically vest in thirds each year over three years, with the first vesting date occurring 17 months after the grant date. The sale of shares acquired through the exercise of employee stock options granted since January 2003 is restricted for a two-year period (and may be subject to the stock ownership commitment of senior executives thereafter). Prior to 2003, Citigroup options, including options granted since the date of the merger of Citicorp and Travelers Group, Inc., generally vested at a rate of 20% per year over five years, with the first vesting date occurring 12 to 18 months following the grant date. Certain options, mostly granted prior to January 1, 2003, permit an employee exercising an option under certain conditions to be granted new options (reload options) in an amount equal to the number of common shares used to satisfy the exercise price and the withholding taxes due upon exercise. The reload options are granted for the remaining term of the related original option and vest after six months. Reload options may in turn be exercised using the reload method, given certain conditions. An option may not be exercised using the reload method unless the market price on the date of exercise is at least 20% greater than the option exercise price.

To further encourage employee stock ownership, the Company’s eligible employees participated in WealthBuilder, CitiBuilder, or the Citigroup Ownership Program. Options granted under the WealthBuilder and the Citigroup Ownership programs vest over a five-year period, and options granted under the CitiBuilder program vest after five years. These options did not have a reload feature. Options have not been granted under these programs since 2002.

Information with respect to stock option activity under Citigroup stock option plans for the years ended December 31, 2007, 2006, and 2005 is as follows:

	2007			2006			2005
	Options	Weighted average exercise price	Intrinsic value per share	Options	Weighted average exercise price	Intrinsic value per share	Options	Weighted average exercise price	Intrinsic value per share
Outstanding, beginning of period	212,067,917	$41.87	$13.83	277,255,935	$40.27	$8.26	330,910,779	$39.28	$8.90
Granted—original	2,178,136	$54.21	—	3,259,547	$48.87	—	5,279,863	47.45	—
Granted—reload	3,093,370	$52.66	—	12,530,318	$52.30	—	3,013,384	48.85	—
Forfeited or exchanged	(8,796,402)	$46.26	1.52	(14,123,110)	$45.57	3.36	(17,726,910)	44.29	2.33
Expired	(843,256)	$43.40	4.38	(2,021,955)	$44.87	4.06	(2,572,189)	47.70	—
Exercised	(34,932,643)	$36.62	11.16	(64,832,818)	$36.37	12.56	(41,648,992)	31.72	14.90
Outstanding, end of period	172,767,122	$43.08	$—	212,067,917	$41.87	$13.83	277,255,935	$40.27	$8.26
Exercisable at end of period	165,024,814			179,424,900			221,497,294

The following table summarizes the information about stock options outstanding under Citigroup stock option plans at December 31, 2007:

	Options outstanding			Options exercisable
Range of exercise prices	Number outstanding	Weighted average contractual life remaining	Weighted average exercise price	Number exercisable	Weighted average exercise price
$7.77–$9.99	1,627	3.6 years	$7.77	1,627	$7.77
$10.00–$19.99	226,701	1.4 years	$16.85	226,701	$16.85
$20.00–$29.99	13,703,748	0.8 years	$23.23	13,691,305	$23.23
$30.00–$39.99	28,842,465	2.0 years	$33.07	28,423,409	$33.08
$40.00–$49.99	107,890,017	2.8 years	$46.35	104,018,070	$46.29
$50.00–$56.83	22,102,564	2.6 years	$52.77	18,663,702	$52.65
	172,767,122	2.5 years	$43.08	165,024,814	$42.78

As of December 31, 2007, there was $16.8 million of total unrecognized compensation cost related to stock options; this cost is expected to be recognized over a weighted average period of 17 months.

Stock Purchase Program

The Citigroup 2003 Stock Purchase Program, which was administered under the Citigroup 2000 Stock Purchase Plan, as amended, allowed eligible employees of Citigroup to enter into fixed subscription agreements to purchase shares in the future at the lesser of the market price on the first day of the offering period or at the market price at the end of the offering period. For the June 15, 2003 offering only, subject to certain limits, enrolled employees were permitted to make one purchase prior to end of the offering period. The purchase price of the shares was paid with accumulated payroll deductions plus interest. Shares of Citigroup’s common stock delivered under the Citigroup 2003 Stock Purchase Program were sourced from treasury shares. Offerings under the Citigroup 2003 Stock Purchase Program were made in June 2003 and to new employees in June 2004. The program ended in July 2005.

The following were the share prices under the Stock Purchase Program: The fixed price for the June 2003 offering was $44.10, and the fixed price for the June 2004 offering was $46.74. The market price at the end of the program was $46.50. The shares under the June 2003 offering were purchased at the offering price ($44.10), which was the market price at the start of the offering period. The shares under the June 2004 offering were purchased at the market price at the closing of the program ($46.50).

	2007	2006	2005
Outstanding subscribed shares at beginning of year	—	—	7,112,678
Subscriptions entered into	—	—	—
Shares purchased	—	—	(4,498,358)
Canceled or terminated	—	—	(2,614,320)
Outstanding subscribed shares at end of year	—	—	—

Fair Value Assumptions

SFAS 123(R) requires that reload options be treated as separate grants from the related original grants. Pursuant to the terms of currently outstanding reloadable options, upon exercise of an option, if employees use previously owned shares to pay the exercise price and surrender shares otherwise to be received for related tax withholding, they will receive a reload option covering the same number of shares used for such purposes, but only if the market price on the date of exercise is at least 20% greater than the option exercise price. Reload options vest after six months and carry the same expiration date as the option that gave rise to the reload grant.

The exercise price of a reload grant is the fair market value of Citigroup common stock on the date the underlying option is exercised. Reload options are intended to encourage employees to exercise options at an earlier date and to retain the shares acquired. The result of this program is that employees generally will exercise options as soon as they are able and, therefore, these options have shorter expected lives. Shorter option lives result in lower valuations. However, such values are expensed more quickly due to the shorter vesting period of reload options. In addition, since reload options are treated as separate grants, the existence of the reload feature results in a greater number of options being valued. Shares received through option exercises under the reload program, as well as certain other options, are subject to restrictions on sale.

Additional valuation and related assumption information for Citigroup option plans is presented below. Citigroup uses a lattice-type model to value stock options.

For options granted during	2007	2006	2005
Weighted average per share fair value, at December 31	$6.52	$6.59	$7.23
Weighted averaged expected life
Original grants	4.66 yrs.	4.57 yrs.	5.26 yrs
Reload grants	1.86 yrs.	2.56 yrs.	3.29 yrs

Valuation assumptions
Expected volatility	19.21%	20.15%	25.06%
Risk-free interest rate	4.79%	4.60%	3.66%
Expected dividend yield	4.03%	3.95%	3.35%
Expected annual forfeitures
Original and reload grants	7%	7%	7%

9. RETIREMENT BENEFITS

The Company has several non-contributory defined benefit pension plans covering substantially all U.S. employees in 2007 and has various defined benefit pension and termination indemnity plans covering employees outside the United States. The U.S. qualified defined benefit plan provides benefits under a cash balance formula. However, employees satisfying certain age and service requirements remain covered by a prior final pay formula under that plan. In 2006, the Company announced that commencing January 1, 2008, the U.S. qualified pension plan would be frozen. Accordingly, no additional contributions would be credited to the cash balance plan for existing plan participants. However, employees still covered under the prior final pay plan will continue to accrue benefits. The Company also offers postretirement health care and life insurance benefits to certain eligible U.S. retired employees, as well as to certain eligible employees outside the United States.

The following tables summarize the components of net expense recognized in the Consolidated Statement of Income and the funded status and amounts recognized in the Consolidated Balance Sheet for the Company’s U.S. qualified pension plan, postretirement plans and significant plans outside the United States. The Company uses a December 31 measurement date for the U.S. plans as well as the plans outside the United States.

Net Expense

	Pension plans						Postretirement benefit plans
	U.S. plans (1)			Plans outside U.S.			U.S. plans			Plans outside U.S.
In millions of dollars	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005
Benefits earned during the year	$301	$260	$257	$202	$164	$163	$1	$2	$2	$27	$21	$13
Interest cost on benefit obligation	641	630	599	318	274	261	59	61	63	75	65	48
Expected return on plan assets	(889)	(845)	(806)	(477)	(384)	(315)	(12)	(13)	(14)	(103)	(78)	(49)
Amortization of unrecognized:
Net transition obligation	—	—	—	2	2	2	—	—	—	—	—	—
Prior service cost (benefit)	(3)	(19)	(24)	3	1	1	(3)	(4)	(4)	—	1	—
Net actuarial loss	84	185	161	39	51	69	3	8	13	13	8	1
Curtailment (gain) loss (2)	—	(80)	—	36	7	1	9	—	—	—	—	—
Net expense	$134	$131	$187	$123	$115	$182	$57	$54	$60	$12	$17	$13

(1)          The U.S. plans exclude nonqualified pension plans, for which the net expense was $45 million in 2007, $51 million in 2006, and $50 million in 2005.

(2)          In 2007, the Company recognized a net curtailment loss primarily resulting from accelerated vesting of benefits under reorganization actions outside the U.S. In 2006, the Company recognized a curtailment gain resulting from the January 1, 2008 freeze of the U.S. qualified pension plan.

The estimated net actuarial loss, benefits earned and net transition obligation that will be amortized from Accumulated Other Comprehensive Income (Loss) into net expense in 2008 are approximately $26 million, $0.6 million and $2 million, respectively, for defined benefit pension plans. For postretirement plans, $19 million is expected to be amortized for the estimated net actuarial loss.

Net Amount Recognized

	Pension plans				Postretirement benefit plans
	U.S. plans (1)		Plans outside U.S.		U.S. plans		Plans outside U.S.
In millions of dollars	2007	2006	2007	2006	2007	2006	2007	2006
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$11,109	$10,984	$5,363	$4,552	$1,101	$1,161	$825	$669
Benefits earned during the year	301	260	202	164	1	2	27	21
Interest cost on benefit obligation	641	630	318	274	59	61	75	65
Plan amendments	—	—	12	—	3	—	—	(1)
Actuarial loss (gain)	(439)	(147)	(28)	220	(67)	(67)	296	84
Benefits paid	(583)	(537)	(269)	(246)	(75)	(67)	(39)	(35)
Expected Medicare Part D Subsidy	—	—	—	—	11	11	—	—
Acquisitions	—	—	156	27	—	—	—	2
Divestitures	—	—	—	(5)	—	—	—	—
Settlements	—	—	(21)	(15)	—	—	—	—
Curtailments (2)	—	(81)	25	(1)	9	—	—	—
Foreign exchange impact	—	—	249	393	—	—	9	20
Projected benefit obligation at year end	$11,029	$11,109	$6,007	$5,363	$1,042	$1,101	$1,193	$825
Change in plan assets
Plan assets at fair value at beginning of year	$11,932	$10,981	$5,906	$4,784	$175	$179	$984	$633
Actual return on plan assets	1,476	1,468	432	605	22	26	66	160
Company contributions (3)	15	20	223	382	69	37	3	223
Employee contributions	—	—	8	5	—	—	—	—
Acquisitions	—	—	90	18	—	—	—	—
Divestitures	—	—	—	(2)	—	—	—	—
Settlements	—	—	(21)	(16)	—	—	—	—
Benefits paid	(583)	(537)	(269)	(246)	(75)	(67)	(39)	(35)
Foreign exchange impact	—	—	260	376	—	—	(6)	3
Plan assets at fair value at year end	$12,840	$11,932	$6,629	$5,906	$191	$175	$1,008	$984
Funded status of the plan at year end	$1,811	$823	$622	$543	$(851)	$(926)	$(185)	$159
Net amount recognized
Benefit asset	$1,811	$823	$1,061	$908	$—	$—	$34	$355
Benefit liability	—	—	(439)	(365)	(851)	(926)	(219)	(196)
Net amount recognized on the balance sheet	$1,811	$823	$622	$543	$(851)	$(926)	$(185)	$159
Amounts recognized in Accumulated other comprehensive income (loss):
Net transition obligation	$—	$—	$8	$9	$—	$—	$2	$3
Prior service cost (benefit)	(7)	(10)	30	13	(11)	(17)	(1)	(1)
Net actuarial loss	467	1,577	786	817	23	103	374	45
Net amount recognized in equity—pretax	$460	$1,567	$824	$839	$12	$86	$375	$47
Accumulated benefit obligation at year end	$10,960	$10,982	$5,403	$4,846	$1,042	$1,101	$1,193	$825

(1)         The U.S. plans exclude nonqualified pension plans, for which the aggregate projected benefit obligation was $611 million and $660 million, and the aggregate accumulated benefit obligation was $604 million and $646 million at December 31, 2007 and 2006, respectively. These plans are unfunded. As such, the funded status of these plans is $(611) million and $(660) million at December 31, 2007 and 2006, respectively. Accumulated other comprehensive income (loss) includes pretax charges of $85 million and $133 million at December 31, 2007 and 2006, respectively.

(2)         Changes in projected benefit obligation due to curtailments in the non-U.S. pension plans in 2007 include $(7) million in curtailment gains and $32 million in Special Termination Benefits.

(3)         Company contributions to the U.S. pension plan include $15 million and $20 million during 2007 and 2006, respectively, relating to certain investment advisory fees and administrative costs that were absorbed by the Company. Company contributions to the non-U.S. pension plans in 2007 include $47 million of benefits directly paid by the Company.

The following table shows the SFAS 158 impact on Accumulated other comprehensive income for the year ended December 31, 2007:

In millions of dollars	2007	2006	Change
Other Assets
Prepaid benefit cost	$2,906	$2,086	$820
Other Liabilities
Accrued benefit liability	2,120	2,147	(27)

Funded Status	$786	$(61)	$847
Deferred taxes, net	4,261	4,687	(426)
Amortization and other			169

Change in Accumulated other comprehensive income (loss)(1)			$590

(1)          Primarily related to changes in net actuarial gain/loss of the Company’s pension and postretirement plans.

At the end of 2007 and 2006, for both qualified and nonqualified plans, and both funded and unfunded plans, the aggregate projected benefit obligation (PBO), the aggregate accumulated benefit obligation (ABO), and the aggregate fair value of plan assets for pension plans with a projected benefit obligation in excess of plan assets, and pension plans with an accumulated benefit obligation in excess of plan assets, were as follows:

	PBO exceeds fair value of plan assets				ABO exceeds fair value of plan assets
	U.S. plans		Plans outside U.S.		U.S. plans		Plans outside U.S.
In millions of dollars	2007	2006	2007	2006	2007	2006	2007	2006
Projected benefit obligation	$611	$660	$944	$2,832	$611	$660	$804	$694
Accumulated benefit obligation	604	646	749	2,517	604	646	668	632
Fair value of plan assets	—	—	505	2,467	—	—	396	447

Combined plan assets for the U.S. and non-U.S. pension plans, excluding U.S. nonqualified plans, exceeded the accumulated benefit obligations by $3.1 billion and $2.0 billion at December 31, 2007 and December 31, 2006, respectively.

Assumptions

The discount rate and future rate of compensation assumptions used in determining pension and postretirement benefit obligations and net benefit expense for the Company’s plans are shown in the following table:

At year end	2007	2006
Discount rate
U.S. plans: (1)
Pension	6.2%	5.9%
Postretirement	6.0	5.7
Plans outside the U.S.
Range	2.0 to 10.25	2.25 to 11.0
Weighted average	6.2	6.5
Future compensation increase rate
U.S. Plans (2)	3.0	4.0
Plans outside the U.S.
Range	3.0 to 8.25	1.0 to 10.0
Weighted average	4.4	4.3

During the year	2007	2006
Discount rate
U.S. plans (1)
Pension	5.9%	5.6%
Postretirement	5.7	5.5
Plan outside the U.S.
Range	2.25 to 11.0	2.0 to 12.0
Weighted average	6.5	7.0
Future compensation increase rate
U.S. Plans (2)	4.0	4.0
Plans outside the U.S.
Range	1.0 to 10.0	2.0 to 9.0
Weighted average	4.3	4.2

(1)          Weighted average rates for the U.S. plans equal the stated rates.

(2)          At December 31, 2007, due to the freeze of the U.S. qualified pension plan commencing January 1, 2008, only the future compensation increases for the grandfathered employees will affect future pension expense and obligations. Future compensation increase rates for small groups of employees was 4.0% or 6.0%.

A one percentage-point change in the discount rates would have the following effects on pension expense:

	One percentage-point increase			One percentage-point decrease
In millions of dollars	2007	2006	2005	2007	2006	2005
Effect on pension expense for U.S. plans (1)	$25	$(100)	$(146)	$(5)	$120	$146
Effect on pension expense for foreign plans	(59)	(52)	(68)	80	72	83

(1)         Due to the freeze of the U.S. qualified pension plan commencing January 1, 2008, the majority of the prospective service cost has been eliminated and the gain/loss amortization period was changed to the life expectancy for inactive participants. As a result, pension expense for the U.S. qualified pension plan is driven more by interest costs than service costs, and an increase in the discount rate would increase pension expense while a decrease in the discount rate would decrease pension expense.

Assumed health care cost trend rates were as follows:

	2007	2006
Health care cost increase rate
U.S. plans
Following year	8.0%	9.0%
Ultimate rate to which cost increase is assumed to decline	5.0%	5.0%
Year in which the ultimate rate is reached	2014	2011

A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One percentage- point increase		One percentage- point decrease
In millions of dollars	2007	2006	2007	2006
Effect on benefits earned and interest cost for U.S. plans	$3	$5	$(3)	$(4)
Effect on accumulated postretirement benefit obligation for U.S. Plans	50	79	(44)	(69)

Citigroup considers the expected rate of return to be a longer-term assessment of return expectations, based on each plan’s expected asset allocation, and does not anticipate changing this assumption annually unless there are significant changes in economic conditions or portfolio composition. Market performance over a number of earlier years is evaluated covering a wide range of economic conditions to determine whether there are sound reasons for projecting forward any past trends.

The expected long-term rates of return on assets used in determining the Company’s pension expense are shown below:

	2007	2006
Rate of return on assets
U.S. plans (1)	8.0%	8.0%
Plans outside the U.S.:
Range	3.25% to 12.5%	3.25% to 10.0%
Weighted average	8.0%	8.9%

(1)          Weighted average rates for the U.S. plans equal the stated rates.

A one-percentage-point change in the expected rates of return would have the following effects on pension expense:

	One percentage- point increase			One percentage- point decrease
In millions of dollars	2007	2006	2005	2007	2006	2005
Effect on pension expense for U.S. plans	$(118)	$(110)	$(101)	$118	$110	$101
Effect on pension expense for foreign plans	(59)	(61)	(45)	59	61	45

Plan Assets

Citigroup’s pension and postretirement plan asset allocation for the U.S. plans at the end of 2007 and 2006, and the target allocation for 2008 by asset category based on asset fair values, are as follows:

	Target asset allocation	U.S. pension assets at December 31		U.S. postretirement assets at December 31
Asset Category	2008	2007	2006	2007	2006
Equity securities (1)	3% to 43%	27%	35%	27%	35%
Debt securities	20 to 62	17	18	17	18
Real estate	3 to 10	6	7	6	7
Private Equity	0 to 15	15	9	15	9
Other investments	11 to 38	35	31	35	31
Total		100%	100%	100%	100%

(1)         Equity securities in the U.S. pension plans include no Citigroup common stock at the end of 2007. At the end of 2006, Citigroup common stock with a fair value of $141 million or 1.2% of plan assets was held by the U.S. pension plans. In January 2007, the U.S. pension plans sold all the Citigroup common stock it held (approximately $137.2 million) to the Company at its fair value.

Third-party investment managers and affiliated advisors provide their respective services to Citigroup’s U.S. pension plans. Assets are rebalanced as the plan investment committee deems appropriate. Citigroup’s investment strategy with respect to its pension assets is to maintain a globally diversified investment portfolio across several asset classes targeting an annual rate of return of 8% that, when combined with Citigroup’s contributions to the plans, will maintain the plans’ ability to meet all required benefit obligations.

Citigroup’s pension and postretirement plans’ weighted average asset allocations for the non-U.S. plans and the actual ranges at the end of 2007 and 2006, and the weighted average target allocations for 2008 by asset category based on asset fair values are as follows:

	Non-U.S. pension plans
	Weighted average
	Target asset allocation	Actual range at December 31		Weighted average at December 31
Asset Category	2008	2007	2006	2007	2006
Equity securities	53.6%	0.0% to 75.1%	0.0% to 79.6%	56.2%	57.8%
Debt securities	41.5	0.0 to 100	0.0 to 100	37.8	36.2
Real estate	0.6	0.0 to 35.9	0.0 to 46.8	0.5	0.4
Other investments	4.3	0.0 to 100	0.0 to 100	5.5	5.6
Total	100%			100%	100%

	Non-U.S. postretirement plans
	Weighted average
	Target asset allocation	Actual range at December 31		Weighted average at December 31
Asset Category	2008	2007	2006 (2)	2007	2006 (1)
Equity securities	59.0%	0.0% to 58.4%	0.0% to 45.0%	57.4%	44.6%
Debt securities	41.0	41.6 to 100	0.0 to 82.0	42.6	41.4
Real estate	—	—	—	—	—
Other investments	—	—	0.0 to 100	—	14.0
Total	100%			100%	100%

(1)         The weighted average asset allocation for 2006 is affected by the assets of one plan only, as the assets in the other postretirement plans are insignificant and do not affect the weighting.

(2)         Reclassified to conform to current period presentation.

Citigroup’s global pension and postretirement funds’ investment strategies are to invest in a prudent manner for the exclusive purpose of providing benefits to participants. The investment strategies are targeted to produce a total return that, when combined with Citigroup’s contributions to the funds, will maintain the funds’ ability to meet all required benefit obligations. Risk is controlled through diversification of asset types and investments in domestic and international equities, fixed income securities and cash. The target asset allocation in most locations outside the U.S. is to have the majority of the assets in either equity or debt securities. These allocations may vary by geographic region and country depending on the nature of applicable obligations and various other regional considerations. The wide variation in the actual range of plan asset allocations for the funded non-U.S. plans is a result of differing local statutory requirements and economic conditions. For example, in certain countries local law requires that all pension plan assets must be invested in fixed income investments, or in government funds, or in local country securities.

Contributions

Citigroup’s pension funding policy for U.S. plans and non-U.S. plans is generally to fund to applicable minimum funding requirements rather than to the amounts of accumulated benefit obligations. For the U.S. plans, the Company may increase its contributions above the minimum required contribution under ERISA, if appropriate to its tax and cash position and the plans’ funded position. For the U.S. pension plans, at December 31, 2007, there were no minimum required contributions, and no discretionary or non-cash contributions are currently planned. For the non-U.S. pension plans, discretionary cash contributions in 2008 are anticipated to be approximately $154 million. In addition, the Company expects to contribute $43 million in benefits to be directly paid by the Company for its unfunded non-U.S. pension and post-retirement plans. For the U.S. postretirement benefit plans, there are no expected or required contributions for 2008. For the non-U.S. postretirement benefit plans, expected cash contributions for 2008 are $0.7 million. These estimates are subject to change, since contribution decisions are affected by various factors, such as market performance and regulatory requirements; in addition, management has the ability to change funding policy.

Estimated Future Benefit Payments

The Company expects to pay the following estimated benefit payments in future years:

	U.S. plans	Plans outside U.S.
In millions of dollars	Pension benefits	Pension benefits	Postretirement benefits
2008	$684	$284	$36
2009	695	269	38
2010	709	288	41
2011	733	308	44
2012	760	321	47
2013–2017	4,015	1,902	295

Prescription Drugs

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act of 2003”) was enacted. The Act of 2003 established a prescription drug benefit under Medicare known as “Medicare Part D,” and a federal subsidy to sponsors of U.S. retiree health care benefit plans that provides a benefit that is at least actuarially equivalent to Medicare Part D. The benefits provided to certain participants are at least actuarially equivalent to Medicare Part D and, accordingly, the Company is entitled to a subsidy.

The expected subsidy reduced the accumulated postretirement benefit obligation (APBO) by approximately $141 million and $154 million as of January 1, 2007 and 2006, respectively, and the 2007 and 2006 postretirement expense by approximately $18 million and $24 million, respectively, for all of the U.S. postretirement welfare plans for 2007 and 2006.

The following table shows the estimated future benefit payments without the effect of the subsidy and the amounts of the expected subsidy in future years.

Expected U.S.
postretirement benefit payments

In millions of dollars	Before Medicare Part D subsidy	Medicare Part D subsidy
2008	$108	$11
2009	107	12
2010	108	13
2011	107	12
2012	104	13
2013–2017	$478	$66

Citigroup 401(k)

Under the Citigroup 401(k) plan, a defined contribution plan, eligible employees receive matching contributions of up to 3% of their compensation, subject to an annual maximum of $1,500, invested in the Citigroup common stock fund. Since January 1, 2007, employees are free to transfer this matching contribution for the current and prior years to other plan investment alternatives immediately and at any time thereafter. The pretax expense associated with this plan amounted to approximately $81 million in 2007, $77 million in 2006, and $70 million in 2005.

In connection with the announced changes to the U.S. qualified pension plan, the Company will increase its contributions to the Citigroup 401(k) plan. Beginning in 2008, eligible employees will receive a matching contribution of up to 6% of their compensation, subject to statutory limits, and, for employees whose total compensation is less than $100,000, a fixed contribution of 2% of their total compensation.

10. RESTRUCTURING

During the first quarter of 2007, the Company completed a review of its structural expense base in a Company-wide effort to create a more streamlined organization, reduce expense growth and provide investment funds for future growth initiatives.

The primary goals of the 2007 Structural Expense Review were:

•          Eliminate layers of management/improve workforce management;

•          Consolidate certain back-office, middle-office and corporate functions;

•          Increase the use of shared services;

•          Expand centralized procurement; and

•          Continue to rationalize operational spending on technology.

For the year ended December 31, 2007, Citigroup recorded a pretax restructuring expense of $1.528 billion, composed of a gross charge of $1.582 billion and a credit of $54 million due to changes in estimates attributable to lower than anticipated costs of implementing certain projects and a reduction in the scope of certain initiatives. During the fourth quarter of 2007, Citigroup recorded a pretax restructuring expense of $53 million, composed of a gross charge of $107 million and a credit of $54 million related to changes in estimates.

The implementation of these restructuring initiatives also caused certain related premises and equipment assets to become redundant. The remaining depreciable lives of these assets were shortened, and accelerated depreciation charges began in the second quarter of 2007 in addition to normal scheduled depreciation.

Additional charges totaling approximately $35 million pretax are anticipated to be recorded by the end of the second quarter of 2008. Of this charge, $15 million is attributable to Global Cards and Consumer Banking, $3 million to Global Wealth Management and $17 million to Corporate/Other.

The following table details the Company’s restructuring reserves.

	Severance		Contract termination	Asset write-	Employee termination	Total
In millions of dollars	SFAS 112 (1)	SFAS 146 (2)	costs	downs (3)	cost	Citigroup
Total Citigroup (pretax)
Original restructuring charge, First quarter of 2007	$950	$11	$25	$352	$39	$1,377
Utilization	—	—	—	(268)	—	(268)
Balance at March 31, 2007	$950	$11	$25	$84	$39	$1,109
Second quarter of 2007:
Additional Charge	$8	$12	$23	$19	$1	$63
Foreign exchange	8	—	1	—	—	9
Utilization	(197)	(18)	(12)	(72)	(4)	(303)
Balance at June 30, 2007	$769	$5	$37	$31	$36	$878
Third quarter of 2007:
Additional Charge	$11	$14	$—	$—	$10	$35
Foreign exchange	8	—	1	—	—	9
Utilization	(195)	(13)	(9)	(10)	(23)	(250)
Balance at September 30, 2007	$593	$6	$29	$21	$23	$672
Fourth quarter of 2007:
Additional Charge	$23	$70	$6	$8	$—	$107
Foreign Exchange	3	—	—	—	—	3
Utilization	(155)	(44)	(7)	(13)	(6)	(225)
Changes in Estimates	(39)	—	(6)	(1)	(8)	(54)
Balance at December 31, 2007	$425	$32	$22	$15	$9	$503

(1)	Accounted for in accordance with SFAS No. 112, “Employer’s Accounting for Post Employment Benefits” (SFAS 112).
(2)	Accounted for in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146).
(3)	Accounted for in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144).

The severance costs noted above reflect the accrual to eliminate approximately 17,900 positions, after considering attrition and redeployment within the Company.

The total restructuring reserve balance as of December 31, 2007 and the net restructuring charges for the three- and 12-month periods then ended are presented below by business segment. These net charges were included in the Corporate/Other segment because this company-wide restructuring was a corporate initiative.

		Restructuring charges (1)
In millions of dollars	Ending balance December 31, 2007	Three months ended December 31, 2007	12 months ended December 31, 2007
Consumer Banking	$251	$23	$851
Global Cards	70	5	153
Institutional Clients Group	83	10	306
Global Wealth Management	37	7	96
Corporate/Other	62	8	122
Total Citigroup (pretax)	$503	$53	$1,528

(1)	Amounts shown net of $54 million related to changes in estimates, of which $20 is attributable to Consumer Banking, $21 to Global Cards, $7 to ICG, $2 to GWM and $4 to Corporate/Other.

11. INCOME TAXES

In millions of dollars	2007	2006	2005
Current
Federal	$(2,260)	$3,703	$3,387
Foreign	3,615	3,766	4,137
State	75	178	781
Total current income taxes	$1,430	$7,647	$8,305
Deferred
Federal	$(2,113)	$(552)	$350
Foreign	(1,039)	490	211
State	(776)	164	(79)
Total deferred income taxes	$(3,928)	$102	$482

Provision for income tax on continuing operations before minority interest(1)	$(2,498)	$7,749	$8,787
Provision (benefit) for income tax on discontinued operations	297	306	3,157
Provision (benefit) for income taxes on cumulative effect of accounting changes	(109)	—	(31)
Income tax expense (benefit) reported in stockholders’ equity related to:
Foreign currency translation	565	52	119
Securities available for sale	(759)	271	(1,234)
Employee stock plans	(410)	(607)	(463)
Cash flow hedges	(1,705)	(406)	194
Pension liability adjustments	426	(1,033)	(69)
Income taxes before minority interest	$(4,193)	$6,332	$10,460

(1)	Includes the effect of securities transactions resulting in a provision of $409 million in 2007, $627 million in 2006 and $687 million in 2005.

The reconciliation of the federal statutory income tax rate to the Company’s effective income tax rate applicable to income from continuing operations (before minority interest and the cumulative effect of accounting changes) for the years ended December 31 was as follows:

	2007	2006	2005
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	(58.6)	1.6	1.6
Foreign income tax rate differential	(180.8)	(4.3)	(3.4)
Audit settlements (1)	—	(2.9)	(0.2)
Tax advantaged investments	(84.5)	(1.8)	(1.4)
Other, net	(33.2)	(0.5)	(0.8)
Effective income tax rate (2)	(322.1)%	27.1%	30.8%

(1)	For 2006, relates to the resolution of the Federal and New York Tax Audits.
(2)

The Company recorded an income tax benefit for 2007. The effective tax rate (benefit) of (160)% primarily resulted from pretax losses in the Company’s ICG and N.A.. Consumer Banking businesses (the U.S. is a higher tax rate jurisdiction). In addition, the tax benefits of permanent differences, including the tax benefit for not providing U.S. income taxes on the earnings of certain foreign subsidiaries that are indefinitely invested, favorably impacted the Company’s effective tax rate.

Deferred income taxes at December 31 related to the following:

In millions of dollars	2007	2006
Deferred tax assets
Credit loss deduction	$5,977	$2,497
Deferred compensation and employee benefits	2,686	3,190
Restructuring and settlement reserves	2,388	2,410
Unremitted foreign earnings	2,833	3,638
Foreign tax credit and state tax loss carryforwards	4,644	—
Other deferred tax assets	3,653	2,715
Gross deferred tax assets	$22,181	$14,450
Valuation allowance	—	—
Deferred tax assets after valuation allowance	$22,181	$14,450
Deferred tax liabilities
Investments	$(1,222)	$(1,738)
Deferred policy acquisition costs and value of insurance in force	(761)	(715)
Leases	(1,865)	(2,195)
Fixed assets	(765)	(1,201)
Intangibles	(2,361)	(1,600)
Other deferred tax liabilities	(1,630)	(2,314)
Gross deferred tax liabilities	$(8,604)	$(9,763)
Net deferred tax asset	$13,577	$4,687

The following is a roll-forward of the Company’s FIN 48 unrecognized tax benefits from January 1, 2007 to December 31, 2007.

In millions of dollars
Total unrecognized tax benefits at January 1, 2007	$3,144
Net amount of increases for current year’s tax positions	1,100
Gross amount of increases for prior years’ tax positions	120
Gross amount of decreases for prior years’ tax positions	(341)
Amounts of decreases relating to settlements	(349)
Reductions due to lapse of statutes of limitation	(50)
Foreign exchange and acquisitions	74
Total unrecognized tax benefits at December 31, 2007	$3,698

Total amount of unrecognized tax benefits at December 31, 2007 that, if recognized, would affect the effective tax rate, is $1.130 billion. In addition, $799 million would decrease goodwill if recognized in 2008. If recognized after 2008, FAS 141R would require any such amounts to be included in the provision for income taxes. The remainder of the uncertain tax positions have offsetting amounts in other jurisdictions or are temporary differences.

Interest and penalties (not included in the “unrecognized tax benefits” above) are a component of the provision for income taxes.

In millions of dollars	Pretax	Net of tax
Total interest and penalties in the balance sheet at January 1, 2007	$532	$335
Total interest and penalties in the 2007 statement of operations	$93	$58
Total interest and penalties in the balance sheet at December 31, 2007	$618	$389

The Company is currently under audit by the Internal Revenue Service and other major taxing jurisdictions around the world. It is thus reasonably possible that significant changes in the gross balance of unrecognized tax benefits may occur within the next 12 months, but the Company does not expect such audits to result in amounts that would cause a significant change to its effective tax rate, other than the following items. The Company is currently at IRS Appeals for the years 1999-2002. One of the issues relates to the timing of the inclusion of interchange fees received by the Company relating to credit card purchases by its cardholders. It is reasonably possible that within the next 12 months the Company can either reach agreement on this issue at Appeals or decide to litigate the issue. This issue is presently being litigated by another company in a docketed United States Tax Court case. The gross uncertain tax position for this item at December 31, 2007 is $554 million. Since this is a temporary difference, the only impact to the Company’s effective tax rate would be due to net interest assessments and state tax rate differentials. If the reserve were to be released, the tax benefit could be as much as $146 million. In addition, the Company has requested a prefiling agreement with the IRS to resolve computational questions relating to a distribution from an acquired foreign entity. The gross uncertain tax position at December 31, 2007 is $235 million. Any change to this balance in 2008 would primarily decrease goodwill.

The following are the major tax jurisdictions in which the Company and its affiliates operate and the earliest tax year subject to examination:

Jurisdiction	Tax year
United States	2003
Mexico	2004
New York State and City	2005
United Kingdom	1998
Germany	2000
Korea	2001
Japan	2006

Foreign pre-tax earnings were approximately $9.1 billion in 2007, $13.6 billion in 2006, and $10.8 billion in 2005. As a U.S. corporation, Citigroup and its U.S. subsidiaries are subject to U.S. taxation currently on all foreign pre-tax earnings earned by a foreign branch. Pre-tax earnings of a foreign subsidiary or affiliate are subject to U.S. taxation when effectively repatriated. The Company provides income taxes on the undistributed earnings of non-U.S. subsidiaries except to the extent that such earnings are indefinitely invested outside the United States. At December 31, 2007, $21.1 billion of accumulated undistributed earnings of non-U.S. subsidiaries were indefinitely invested. At the existing U.S. federal income tax rate, additional taxes (net of U.S. foreign tax credits) of $6.2 billion would have to be provided if such earnings were remitted currently. The current year’s effect on the income tax expense from continuing operations is included in the “Foreign income tax rate differential” line in the reconciliation of the federal statutory rate to the Company’s effective income tax rate on the previous page.

The Homeland Investment Act provision of the American Jobs Creation Act of 2004 (“2004 Tax Act”) provided companies with a one time 85% reduction in the U.S. net tax liability on cash dividends paid by foreign subsidiaries in 2005, to the extent that they exceeded a baseline level of dividends paid in prior years. In 2005, the Company recognized a tax benefit of $198 million in continuing operations, net of the impact of remitting income earned in 2005 and prior years that would have been indefinitely invested overseas.

Income taxes are not provided for on the Company’s “savings bank base year bad debt reserves” that arose before 1988 because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed in excess of limits prescribed by federal law. At December 31, 2007, the amount of the base year reserves totaled approximately $358 million (subject to a tax of $125 million).

The valuation allowance is $0 million at December 31, 2007 and 2006.

At December 31, 2007 the Company had a U.S. foreign tax credit carryforward of $4.3 billion, whose expiry date is 2017. The Company has state and local net operating loss carryforwards of $3.1 billion and $1.8 billion in New York State and New York City, respectively, whose expiry date is 2027 and for which the Company has recorded a net deferred tax asset of $278 million, along with less significant net operating losses in various other states for which the Company has recorded a net deferred tax asset of $56 million and which expire between 2012 and 2027.

Management believes that the realization of the recognized net deferred tax asset of $13.6 billion is more likely than not based on existing carryback ability and expectations as to future taxable income in the jurisdictions in which it operates. The Company, which has a history of consistent earnings, has reported pre-tax financial statement income from continuing operations of approximately $20 billion, on average, over the last three years.

12. EARNINGS PER SHARE

The following is a reconciliation of the income and share data used in the basic and diluted earnings per share computations for the years ended December 31:

In millions, except per share amounts	2007	2006	2005
Income from continuing operations before cumulative effect of accounting change	$2,989	$20,451	$19,221
Discontinued operations	628	1,087	5,417
Cumulative effect of accounting change	—	—	(49)
Preferred dividends	(36)	(64)	(68)
Income available to common stockholders for basic EPS	3,581	21,474	24,521
Effect of dilutive securities	—	—	—
Income available to common stockholders for diluted EPS	$3,581	$21,474	$24,521
Weighted average common shares outstanding applicable to basic EPS	4,905.8	4,887.3	5,067.6
Effect of dilutive securities:
Options	18.2	27.2	33.6
Restricted and deferred stock	71.3	71.6	59.2
Adjusted weighted average common shares outstanding applicable to diluted EPS	4,995.3	4,986.1	5,160.4
Basic earnings per share
Income from continuing operations before cumulative effect of accounting change	$0.60	$4.17	$3.78
Discontinued operations	0.13	0.22	1.07
Cumulative effect of accounting change	—	—	(0.01)
Net income	$0.73	$4.39	$4.84
Diluted earnings per share
Income from continuing operations before cumulative effect of accounting change	$0.59	$4.09	$3.71
Discontinued operations	0.13	0.22	1.05
Cumulative effect of accounting change	—	—	(0.01)
Net income	$0.72	$4.31	$4.75

During 2007, 2006 and 2005, weighted average options of 76.3 million, 69.1 million, and 99.2 million shares, respectively, with weighted average exercise prices of $50.40, $49.98, and $49.44 per share, respectively, were excluded from the computation of diluted EPS because the options’ exercise prices were greater than the average market price of the Company’s common stock.

13. FEDERAL FUNDS, SECURITIES BORROWED, LOANED, AND SUBJECT TO REPURCHASE AGREEMENTS

Federal funds sold and securities borrowed or purchased under agreements to resell, at their respective fair values, consisted of the following at December 31:

In millions of dollars at year end	2007	2006
Federal funds sold	$196	$33
Securities purchased under agreements to resell	98,258	120,603
Deposits paid for securities borrowed	175,612	162,181
Total	$274,066	$282,817

Federal funds purchased and securities loaned or sold under agreements to repurchase, at their respective fair values, consisted of the following at December 31:

In millions of dollars at year end	2007	2006
Federal funds purchased	$6,279	$18,316
Securities sold under agreements to repurchase	230,880	270,542
Deposits received for securities loaned	67,084	60,377
Total	$304,243	$349,235

The resale and repurchase agreements represent collateralized financing transactions used to generate net interest income and facilitate trading activity. These instruments are collateralized principally by government and government agency securities and generally have terms ranging from overnight to up to a year.

It is the Company’s policy to take possession of the underlying collateral, monitor its market value relative to the amounts due under the agreements, and, when necessary, require prompt transfer of additional collateral or reduction in the balance in order to maintain contractual margin protection. In the event of counterparty default, the financing agreement provides the Company with the right to liquidate the collateral held. As disclosed in Note 26 on page 69, effective January 1, 2007, the Company elected fair value option accounting in accordance with SFAS 159 for the majority of the resale and repurchase agreements. The remaining portion is carried at the amount of cash initially advanced or received, plus accrued interest, as specified in the respective agreements. Resale agreements and repurchase agreements are reported net by counterparty, when applicable, pursuant to FIN 41. Excluding the impact of FIN 41, resale agreements totaled $151.0 billion and $165.7 billion at December 31, 2007 and 2006, respectively.

A majority of the deposits paid for securities borrowed and deposits received for securities loaned are recorded at the amount of cash advanced or received and are collateralized principally by government and government agency securities and corporate debt and equity securities. The remaining portion is recorded at fair value as certain securities borrowed/loaned portfolios were elected for fair value option accounting in accordance with SFAS 159. This election was made effective in the second quarter of 2007. Securities borrowed transactions require the Company to deposit cash with the lender. With respect to securities loaned, the

Company receives cash collateral in an amount generally in excess of the market value of securities loaned. The Company monitors the market value of securities borrowed and securities loaned daily, and additional collateral is obtained as necessary. Securities borrowed and securities loaned are reported net by counterparty, when applicable, pursuant to FIN 39.

14. BROKERAGE RECEIVABLES AND BROKERAGE PAYABLES

The Company has receivables and payables for financial instruments purchased from and sold to brokers and dealers and customers. The Company is exposed to risk of loss from the inability of brokers and dealers or customers to pay for purchases or to deliver the financial instruments sold, in which case the Company would have to sell or purchase the financial instruments at prevailing market prices. Credit risk is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transaction.

The Company seeks to protect itself from the risks associated with customer activities by requiring customers to maintain margin collateral in compliance with regulatory and internal guidelines. Margin levels are monitored daily, and customers deposit additional collateral as required. Where customers cannot meet collateral requirements, the Company will liquidate sufficient underlying financial instruments to bring the customer into compliance with the required margin level.

Exposure to credit risk is impacted by market volatility, which may impair the ability of clients to satisfy their obligations to the Company. Credit limits are established and closely monitored for customers and brokers and dealers engaged in forwards and futures and other transactions deemed to be credit sensitive.

Brokerage receivables and brokerage payables, which arise in the normal course of business, consisted of the following at December 31:

In millions of dollars	2007	2006
Receivables from customers	$39,137	$27,408
Receivables from brokers, dealers, and clearing organizations	18,222	17,037
Total brokerage receivables	$57,359	$44,445
Payables to customers	$54,038	$46,185
Payables to brokers, dealers, and clearing organizations	30,913	38,934
Total brokerage payables	$84,951	$85,119

15. TRADING ACCOUNT ASSETS AND LIABILITIES

Trading account assets and liabilities, at fair value, consisted of the following at December 31:

In millions of dollars	2007	2006
Trading account assets
U.S. Treasury and federal agency securities	$32,180	$44,661
State and municipal securities	18,574	17,358
Foreign government securities	52,332	33,057
Corporate and other debt securities	181,333	93,891
Derivatives (1)	76,881	49,541
Equity securities	106,868	92,518
Mortgage loans and collateralized mortgage securities	56,740	37,104
Other	14,076	25,795
Total trading account assets	$538,984	$393,925
Trading account liabilities
Securities sold, not yet purchased	$78,541	$71,083
Derivatives (1)	103,541	74,804
Total trading account liabilities	$182,082	$145,887

(1)	Pursuant to master netting agreements.

16. INVESTMENTS

In millions of dollars	2007	2006 (1)
Securities available-for-sale	$193,113	$258,124
Non-marketable equity securities carried at fair value (2)	13,603	10,662
Non-marketable equity securities carried at cost (3)	8,291	4,804
Debt securities held-to-maturity (4)	1	1
Total	$215,008	$273,591

(1)	Reclassified to conform to the current period’s presentation.
(2)	Unrealized gains and losses for non-marketable equity securities carried at fair value are recognized in earnings.
(3)	Non-marketable equity securities carried at cost are periodically evaluated for other-than-temporary impairment.
(4)	Recorded at amortized cost.

The amortized cost and fair value of securities available-for-sale at December 31, 2007 and December 31, 2006 were as follows:

	2007				2006 (1)
In millions of dollars	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Securities available-for-sale
Mortgage-backed securities	$63,888	$158	$971	$63,075	$100,264	$262	$292	$100,234
U.S. Treasury and federal agencies	19,428	66	70	19,424	24,872	12	353	24,531
State and municipal	13,342	120	256	13,206	15,152	512	10	15,654
Foreign government	72,339	396	660	72,075	73,943	567	727	73,783
U.S. corporate	13,250	70	470	12,850	14,490	381	237	14,634
Other debt securities	8,734	97	114	8,717	25,108	262	63	25,307
Total debt securities available-for-sale	$190,981	$907	$2,541	$189,347	$253,829	$1,996	$1,682	$254,143
Marketable equity securities available-for-sale	$1,404	$2,420	$58	$3,766	$3,011	$1,229	$259	$3,981
Total securities available-for-sale	$192,385	$3,327	$2,599	$193,113	$256,840	$3,225	$1,941	$258,124

(1)  Reclassified to conform to the current period’s presentation.

Citigroup invests in certain complex investment company structures known as Master-Feeder funds by making direct investments in the Feeder funds. Each Feeder fund records its net investment in the Master fund, which is the sole or principal investment of the Feeder fund, and does not consolidate the Master Fund. Citigroup consolidates Feeder funds where it has a controlling interest. At December 31, 2007, the total assets of Citigroup’s consolidated Feeder funds amounted to approximately $0.5 billion. Citigroup has not consolidated approximately $4.3 billion of additional assets and liabilities recorded in the related Master Funds’ financial statements.

At December 31, 2007, the cost of approximately 5,000 investments in equity and fixed income securities exceeded their fair value by $2.599 billion. Of the $2.599 billion, the gross unrealized loss on equity securities was $58 million. Of the remainder, $689 million represents fixed income investments that have been in a gross unrealized loss position for less than a year, and of these 86% are rated investment grade; $1.852 billion represents fixed income investments that have been in a gross unrealized loss position for a year or more, and of these 95% are rated investment grade.

Management has determined that the unrealized losses on the Company’s investments in equity and fixed income securities at December 31, 2007 are temporary in nature. The Company conducts periodic reviews to identify and evaluate investments that have indications of possible impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other than temporary. The Company conducts and documents periodic reviews of all securities with unrealized losses to evaluate whether the impairment is other than temporary, in line with FASB Staff Position FAS No. 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (FSP FAS115-1). Any unrealized loss identified as such would be recorded directly in the Consolidated Statement of Income. Factors considered in determining whether a loss is temporary include:

•          The length of time and the extent to which fair value has been below cost;

•          The severity of the impairment;

•          The cause of the impairment and the financial condition and near-term prospects of the issuer;

•          Activity in the market of the issuer which may indicate adverse credit conditions; and

•          The Company’s ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery

The Company’s review for impairment generally entails:

•          Identification and evaluation of investments that have indications of possible impairment;

•          Analysis of individual investments that have fair values less than amortized cost, including consideration of the length of time the investment has been in an unrealized loss position and the expected recovery period;

•          Discussion of evidential matter, including an evaluation of factors or triggers that could cause individual investments to qualify as having other-than-temporary impairment and those that would not support other-than-temporary impairment; and

•          Documentation of the results of these analyses, as required under business policies.

The table below shows the fair value of investments in available-for-sale securities that have been in an unrealized loss position for less than 12 months or for 12 months or longer as of December 31, 2007 and 2006:

	Less than 12 months		12 months or longer		Total
In millions of dollars at year end	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses
2007:
Securities available-for-sale
Mortgage-backed securities	$4,432	$65	$27,221	$906	$31,653	$971
U.S. Treasury and federal agencies	7,369	28	4,431	42	11,800	70
State and municipal	7,944	190	1,079	66	9,023	256
Foreign government	34,929	305	9,598	355	44,527	660
U.S. corporate	1,489	52	1,789	418	3,278	470
Other debt securities	3,214	49	879	65	4,093	114
Marketable equity securities available-for-sale	60	12	39	46	99	58
Total securities available-for-sale	$59,437	$701	$45,036	$1,898	$104,473	$2,599
2006:
Securities available-for-sale (1)
Mortgage-backed securities	$26,817	$53	$4,172	$239	$30,989	$292
U.S. Treasury and federal agencies	14,755	42	4,562	311	19,317	353
State and municipal	1,500	10	42	—	1,542	10
Foreign government	29,385	288	6,888	439	36,273	727
U.S. corporate	1,208	9	1,946	228	3,154	237
Other debt securities	4,389	32	1,024	31	5,413	63
Marketable equity securities available-for-sale	830	257	27	2	857	259
Total securities available-for-sale	$78,884	$691	$18,661	$1,250	$97,545	$1,941

(1)  Reclassified to conform to current period’s presentation.

The following table presents the amortized cost, fair value, and average yield on amortized cost of debt securities available-for-sale by contractual maturity dates as of December 31, 2007:

In millions of dollars	Amortized cost	Fair value	Yield
U.S. Treasury and federal agencies (1)
Due within 1 year	$7,792	$7,778	3.84%
After 1 but within 5 years	8,518	8,564	3.72
After 5 but within 10 years	2,423	2,398	6.97
After 10 years (2)	23,579	22,880	5.31
Total	$42,312	$41,620	4.81%
State and municipal
Due within 1 year	$24	$24	6.00%
After 1 but within 5 years	68	69	5.88
After 5 but within 10 years	316	325	5.38
After 10 years (2)	12,934	12,788	4.96
Total	$13,342	$13,206	4.97%
All other (3)
Due within 1 year	$28,911	$28,835	4.81%
After 1 but within 5 years	45,872	45,560	5.95
After 5 but within 10 years	12,017	11,614	5.57
After 10 years (2)	48,527	48,512	5.29
Total	$135,327	$134,521	5.43%
Total debt securities available-for-sale	$190,981	$189,347	5.26%

(1)	Includes mortgage-backed securities of U.S. federal agencies.
(2)	Investments with no stated maturities are included as contractual maturities of greater than 10 years. Actual maturities may differ due to call or prepayment rights.
(3)

Includes foreign government, U.S. corporate, asset-backed securities issued by U.S. corporations, and other debt securities. Yields reflect the impact of local interest rates prevailing in countries outside the U.S.

The following table presents interest and dividends on investments:

In millions of dollars	2007	2006	2005
Taxable interest	$12,169	$9,096	$6,521
Interest exempt from U.S. federal income tax	897	660	500
Dividends	357	584	292
Total interest and dividends	$13,423	$10,340	$7,313

The following table represents realized gains and losses from sales of investments:

In millions of dollars	2007	2006	2005
Gross realized investment gains	$1,435	$2,119	$2,275
Gross realized investment losses	(267)	(328)	(313)
Net realized gains	$1,168	$1,791	$1,962

17. LOANS

In millions of dollars at year end	2007	2006 (2)
Consumer
In U.S. offices
Mortgage and real estate (1)	$251,927	$225,900
Installment, revolving credit and other	140,797	131,008
Lease financing	3,151	4,743
	$395,875	$361,651
In offices outside the U.S.
Mortgage and real estate (1)	$55,152	$44,457
Installment, revolving credit and other	139,369	105,393
Lease financing	1,124	960
	$195,645	$150,810
	$591,520	$512,461
Net unearned income	787	460
Consumer loans, net of unearned income	$592,307	$512,921
Corporate
In U.S. offices
Commercial and industrial (3)	$38,870	$27,437
Lease financing	1,630	2,101
Mortgage and real estate (1)	2,220	168
	$42,720	$29,706
In offices outside the U.S.
Commercial and industrial	$116,145	$105,872
Mortgage and real estate (1)	4,156	5,334
Loans to financial institutions	20,467	21,827
Lease financing	2,292	2,024
Governments and official institutions	442	1,857
	$143,502	$136,914
	$186,222	$166,620
Net unearned income	(536)	(349)
Corporate loans, net of unearned income	$185,686	$166,271

(1)	Loans secured primarily by real estate.
(2)	Reclassified to conform to current year’s presentation.
(3)	Includes loans not otherwise separately categorized.

Included in the previous loan table are lending products whose terms may give rise to additional credit issues. Credit cards with below-market introductory interest rates, multiple loans supported by the same collateral (e.g., home equity loans), or interest-only loans are examples of such products. However, these products are not material to Citigroup’s financial position and are closely managed via credit controls that mitigate their additional inherent risk.

Impaired loans are those on which Citigroup believes it is probable that it will not collect all amounts due according to the contractual terms of the loan. This excludes smaller-balance homogeneous loans that are evaluated collectively for impairment, and are carried on a cash basis. Valuation allowances for these loans are estimated considering all available evidence including, as appropriate, the present value of the expected future cash flows discounted at the loan’s contractual effective rate, the secondary market value of the loan and the fair value of collateral less disposal costs.

The following table presents information about impaired loans:

In millions of dollars at year end	2007	2006	2005
Impaired corporate loans	$1,735	$458	$925
Other impaired loans (1)	241	360	327
Total impaired loans (2)	$1,976	$818	$1,252
Impaired loans with valuation allowances	$1,724	$439	$919
Total valuation allowances (3)	388	122	238
During the year
Average balance of impaired loans	$1,050	$767	$1,432
Interest income recognized on impaired loans	$101	$63	$99

(1)	Primarily commercial market loans managed by the Consumer business.
(2)	Excludes loans purchased for investment purposes.
(3)	Included in the Allowance for loan losses.

In addition, included in the loan table are purchased distressed loans, which are loans that have evidenced significant credit deterioration subsequent to origination but prior to acquisition by Citigroup. In conforming to the requirements of Statement of Position No. 03-3,

        “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (SOP 03-3), which became effective in 2005, these purchased loans were reclassified from Other assets to Loans.

In accordance with SOP 03-3, the difference between the total expected cash flows for these loans and the initial recorded investments must be recognized in income over the life of the loans using a level yield. Accordingly, these loans have been excluded from the impaired loan information presented above. In addition, per the SOP 03-3, subsequent decreases to the expected cash flows for a purchased distressed loan require a build of an allowance so the loan retains its level yield. However, increases in the expected cash flows are first recognized as a reduction of any previously established allowance and then recognized as income prospectively over the remaining life of the loan by increasing the loan’s level yield. Where the expected cash flows cannot reliably be estimated, the purchased distressed loan is accounted for under the cost recovery method.

The carrying amount of the purchased distressed loan portfolio at December 31, 2007 was $2,399 million gross of an allowance of $76 million.

The changes in the accretable yield, related allowance and carrying amount net of accretable yield for 2007 are as follows:

In millions of dollars	Accretable yield	Carrying amount of loan receivable	Allowance
Beginning balance	$71	$949	$59
Purchases (1)	325	2,468	—
Disposals/payments received	(7)	(1,206)	—
Accretion	(157)	157	—
Builds (reductions) to the allowance	(39)	22	17
Increase to expected cash flows	26	9	—
Balance, December 31, 2007 (2)	$219	$2,399	$76

(1)

The balance reported in the column “Carrying amount of loan receivable” consists of $2,097 million of purchased loans accounted for under the level-yield method and $371 million under the cost recovery method. These balances represent the fair value of these loans at their acquisition date. The related total expected cash flows for the level-yield loans were $2,421 million at their acquisition date. The balance reported in the “Accretable yield” column includes the effects from an increase in the expected cash flows of $35 million.

(2)

The balance reported in the column “Carrying amount of loan receivable” consists of $1,769 million of loans accounted for under the level-yield method and $630 million accounted for under the cost recovery method.

18. ALLOWANCE FOR CREDIT LOSSES

In millions of dollars	2007	2006	2005
Allowance for loan losses at beginning of year	$8,940	$9,782	$11,269
Additions
Consumer provision for credit losses(4)	15,599	6,224	7,149
Corporate provision for credit losses	1,233	96	(295)
Total provision for credit losses	$16,832	$6,320	$6,854
Deductions(1)
Consumer credit losses	$10,916	$8,328	$8,793
Consumer credit recoveries	(1,661)	(1,547)	(1,700)
Net consumer loan losses	$9,255	$6,781	$7,093
Corporate credit losses	$948	$312	$375
Corporate credit recoveries	(277)	(232)	(652)
Net corporate credit losses (recoveries)	$671	$80	$(277)
Other, net (2)	271	(301)	(1,525)
Allowance for loan losses at end of year	$16,117	$8,940	$9,782
Allowance for credit losses on unfunded lending commitments at beginning of year (3)	$1,100	$850	$600
Provision for unfunded lending commitments	150	250	250
Allowance for credit losses on unfunded lending commitments at end of year (3)	$1,250	$1,100	$850
Total allowance for credit losses	$17,367	$10,040	$10,632

(1)           Consumer credit losses primarily relate to U.S. mortgages, revolving credit and installment loans. Recoveries primarily relate to revolving credit and installment loans.

(2)           2007 primarily includes reductions to the loan loss reserve of $475 million related to securitizations and transfers to loans held-for-sale, reductions of $83 million related to the transfer of the U.K. CitiFinancial portfolio to held-for-sale, and additions of $610 million related to the acquisition of Egg, Nikko Cordial, Grupo Cuscatlan and Grupo Financiero Uno. 2006 primarily includes reductions to the loan loss reserve of $429 million related to securitizations and portfolio sales and the addition of $84 million related to the acquisition of the CrediCard portfolio. 2005 primarily includes reductions to the loan loss reserve of $584 million related to securitizations and portfolio sales, a reduction of $110 million related to purchase accounting adjustments from the KorAm acquisition, and a reduction of $90 million from the sale of CitiCapital’s transportation portfolio. Allowance activity relating to discontinued operations is included in Other.

(3)           Represents additional credit loss reserves for unfunded corporate lending commitments and letters of credit recorded with Other Liabilities on the Consolidated Balance Sheet.

(4)           During 2007, the Company changed its estimate of loan losses inherent in the Global Cards and Consumer Banking portfolios that were not yet visible in delinquency statistics. The changes in estimate were accounted for prospectively. For the quarter ended March 31, 2007, the change in estimate decreased the Company’s pretax net income by $170 million, or $0.02 per diluted share. For the quarter ended June 30, 2007, the change in estimate decreased the Company’s pretax net income by $240 million, or $0.03 per diluted share. For the quarter ended September 30, 2007, the change in estimate decreased the Company’s pretax net income by $900 million, or $0.11 per diluted share.

19. GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in goodwill during 2006 and 2007 were as follows:

In millions of dollars	Goodwill
Balance at December 31, 2005 (as previously reported)	$33,130
Prior Period Adjustment(2)	(151)
Balance at December 31, 2005 (as restated)	32,979

Purchase accounting adjustment—Legg Mason acquisition	24
Purchase accounting adjustment—FAB acquisition	19
Consolidation of CrediCard business	223
Purchase accounting adjustment—UNISEN acquisition	(8)
Sale of New York branches	(23)
Foreign exchange translation and other	50
Balance at December 31, 2006	$33,264
Acquisition of GFU	$865
Acquisition of Quilter	268
Acquisition of Nikko Cordial (1)	892
Acquisition of Grupo Cuscatlan	921
Acquisition of Egg	1,471
Acquisition of Old Lane	516
Acquisition of Bisys	872
Acquisition of BOOC	712
Acquisition of ATD	569
Sale of Avantel	(118)
Foreign exchange translation, acquisitions and other	821
Balance at December 31, 2007	$41,053

(1)           Includes a reduction of $965 million related to the recognition of certain tax benefits.

(2)           Correction of an overstatement of goodwill to reflect a portion of the losses incurred in January 2002 related to the sale of the Argentinean subsidiary of Banamex, Bansud, that was recorded as an adjustment to the purchase price of Banamex. See Footnote 1 to the Consolidated Statement of Changes in Stockholders Equity on page 7.

The changes in goodwill by segment during 2006 and 2007 were as follows:

In millions of dollars	Global Cards	Consumer Banking	Institutional Clients Group	Global Wealth Management	Corporate/ Other	Total
Balance at December 31, 2005 (1)	$3,433	$22,480	$5,937	$1,129	$—	$32,979
Goodwill acquired during 2006	270	—	4	—	—	$274
Goodwill disposed of during 2006	—	(61)	—	—	—	(61)
Other (2)	(4)	(139)	224	(9)	—	72
Balance at December 31, 2006	$3,699	$22,280	$6,165	$1,120	$—	$33,264
Goodwill acquired during 2007	1,171	$1,756	$3,315	$844	$—	$7,086
Goodwill disposed of during 2007	—	(118)	—	—	—	(118)
Other (2)	22	387	267	145	—	821
Balance at December 31, 2007	$4,892	$24,305	$9,747	$2,109	$—	$41,053

(1)	Reclassified to conform to the current period’s presentation.
(2)	Other changes in goodwill primarily reflect foreign exchange effects on non-dollar-denominated goodwill, as well as purchase accounting adjustments.

During 2006 and 2007 no goodwill was written off due to impairment.

Intangible Assets

The components of intangible assets were as follows:

	December 31, 2007			December 31, 2006
In millions of dollars	Gross carrying amount	Accumulated amortization (1)	Net carrying amount	Gross carrying amount	Accumulated amortization (1)	Net carrying amount
Purchased credit card relationships	$8,499	$4,045	$4,454	$8,391	$3,512	$4,879
Core deposit intangibles	1,435	518	917	1,223	489	734
Other customer relationships	2,746	197	2,549	1,044	655	389
Present value of future profits	427	257	170	428	247	181
Other (2)	5,783	1,157	4,626	4,445	805	3,640
Total amortizing intangible assets	$18,890	$6,174	$12,716	$15,531	$5,708	$9,823
Indefinite-lived intangible assets	1,591	N/A	1,591	639	N/A	639
Mortgage servicing rights (1)	8,380	N/A	8,380	5,439	N/A	5,439
Total intangible assets	$28,861	$6,174	$22,687	$21,609	$5,708	$15,901

(1)

In connection with the adoption of SFAS 156 on January 1, 2006, the Company elected to subsequently account for MSRs at fair value with the related changes reported in earnings during the respective period. Accordingly, the Company no longer amortizes servicing assets over the period of estimated net servicing income. Prior to the adoption of SFAS 156, accumulated amortization of mortgage servicing rights included the related valuation allowance.

(2)	Includes contract-related intangible assets.
N/A	Not Applicable.

The intangible assets recorded during 2007 and their respective amortization periods are as follows:

In millions of dollars	2007	Weighted- average amortization period in years
Purchased credit card relationships	$200	9
Other intangibles	684	12
Core deposit intangibles	331	11
Customer relationship intangibles	1,844	23
Total intangible assets recorded during the period (1)	$3,059	18

(1)	There was no significant residual value estimated for the intangible assets recorded during 2007.

Intangible assets amortization expense was $1,267 million, $1,024 million and $1,842 million for 2007, 2006 and 2005, respectively. Intangible assets amortization expense is estimated to be $1,036 million in 2008, $763 million in 2009, $703 million in 2010, $644 million in 2011, and $608 million in 2012.

The changes in intangible assets during 2007 were as follows:

In millions of dollars	Net carrying amount at December 31, 2006	Acquisitions	Amortization	Impairments (1)	FX and other (2)	Net carrying amount at December 31, 2007
Purchased credit card relationships	$4,879	$200	$(661)	$(35)	$71	$4,454
Core deposit intangibles	734	331	(109)	—	(39)	917
Other customer relationships	389	1,844	(142)	(180)	638	2,549
Present value of future profits	181	—	(11)	—	—	170
Indefinite-lived intangible assets	639	557	—	(73)	468	1,591
Other	3,640	684	(290)	—	592	4,626
	$10,462	$3,616	$(1,213)	$(288)	$1,730	$14,307
Mortgage servicing rights (3)	5,439					8,380
Total intangible assets	$15,901					$22,687

(1)

The impairment loss was determined based on a discounted cash flow model as a result of the 2007 Structural Expense Review and is included in Restructuring expense on the Consolidated Statement of Income. There was an additional impairment of $53 million relating to Other customer relationships in Consumer Finance Japan in the third quarter of 2007.

(2)	Includes foreign exchange translation and purchase accounting adjustments.
(3)	See page 57 for the roll-forward of mortgage servicing rights.

20. DEBT

Short-Term Borrowings

Short-term borrowings consist of commercial paper and other borrowings with weighted average interest rates as follows:

	2007		2006
In millions of dollars at year end	Balance	Weighted average	Balance	Weighted average
Commercial paper
Citigroup Funding Inc.	$34,939	5.05%	$41,767	5.31%
Other Citigroup Subsidiaries	2,404	3.15%	1,928	4.55%
	$37,343		$43,695
Other borrowings	$109,145	3.62%	$57,138	4.47%
Total	$146,488		$100,833

Borrowings under bank lines of credit may be at interest rates based on LIBOR, CD rates, the prime rate, or bids submitted by the banks. Citigroup pays commitment fees for its lines of credit.

Some of Citigroup’s nonbank subsidiaries have credit facilities with Citigroup’s subsidiary depository institutions, including Citibank, N.A. Borrowings under these facilities must be secured in accordance with Section 23A of the Federal Reserve Act.

Long-Term Debt

	Weighted
In millions of dollars	average		Balances
at year end	coupon	Maturities	2007	2006
Citigroup Parent Company
Senior notes (1)	4.71%	2008-2098	$119,696	$91,491
Subordinated notes	5.60	2008-2036	28,185	24,084
Junior subordinated notes relating to trust preferred securities	6.96	2027-2067	23,756	9,775
Other Citigroup Subsidiaries
Senior notes (2)	6.12	2008-2099	180,673	111,309
Subordinated notes	5.07	2008-2037	6,551	3,843
Secured debt	5.30	2008-2044	433	426
Citigroup Global Markets Holdings Inc. (3)
Senior notes	4.72	2008-2097	26,545	28,602
Subordinated notes	6.21	2009-2030	4,856	117
Citigroup Funding Inc.(4)(5)
Senior notes	5.34	2008-2051	36,417	18,847
Total			$427,112	$288,494
Senior notes			$363,331	$250,249
Subordinated notes			39,592	28,044
Junior subordinated notes relating to trust preferred securities			23,756	9,775
Other			433	426
Total			$427,112	$288,494

(1)	Includes $250 million of notes maturing in 2098.
(2)	At December 31, 2007 and 2006, collateralized advances from the Federal Home Loan Bank are $86.9 billion and $81.5 billion, respectively.
(3)

Includes Targeted Growth Enhanced Term Securities (TARGETS) with carrying values of $48 million issued by TARGETS Trust XXIV and $243 million issued by TARGETS Trusts XXI through XXIV at December 31, 2007 and December 31, 2006, respectively (collectively, the “CGMHI Trusts”). CGMHI owns all of the voting securities of the CGMHI Trusts. The CGMHI Trusts have no assets, operations, revenues or cash flows other than those related to the issuance, administration, and repayment of the TARGETS and the CGMHI Trusts’ common securities. The CGMHI Trusts’ obligations under the TARGETS are fully and unconditionally guaranteed by CGMHI, and CGMHI’s guarantee obligations are fully and unconditionally guaranteed by Citigroup.

(4)

Includes Targeted Growth Enhanced Term Securities (CFI TARGETS) with carrying values of $55 million and $56 million issued by TARGETS Trusts XXV and XXVI at December 31, 2007 and December 31, 2006, respectively, (collectively, the “CFI Trusts”). CFI owns all of the voting securities of the CFI Trusts. The CFI Trusts have no assets, operations, revenues or cash flows other than those related to the issuance, administration, and repayment of the CFI TARGETS and the CFI Trusts’ common securities. The CFI Trusts’ obligations under the CFI TARGETS are fully and unconditionally guaranteed by CFI, and CFI’s guarantee obligations are fully and unconditionally guaranteed by Citigroup.

(5)

Includes Principal-Protected Trust Securities (Safety First Trust Securities) with carrying values of $301 million issued by Safety First Trust Series 2006-1, 2007-1, 2007-2, 2007-3 and 2007-4 (collectively, the “Safety First Trusts”) at December 31, 2007 and $78 million issued by Safety First Trust Series 2006-1 at December 31, 2006. CFI owns all of the voting securities of the Safety First Trusts. The Safety First Trusts have no assets, operations, revenues or cash flows other than those related to the issuance, administration, and repayment of the Safety First Trust Securities and the Safety First Trusts’ common securities. The Safety First Trusts’ obligations under the Safety First Trust Securities are fully and unconditionally guaranteed by CFI, and CFI’s guarantee obligations are fully and unconditionally guaranteed by Citigroup.

CGMHI has a syndicated five-year committed uncollateralized revolving line of credit facility with unaffiliated banks totaling $3.0 billion, which matures in 2011. CGMHI also has three-year and one-year bilateral facilities totaling $1.375 billion with unaffiliated banks with borrowings maturing on various dates in 2008 and 2009. At December 31, 2007, $800 million of the bilateral facilities were drawn.

        CGMHI also has committed long-term financing facilities with unaffiliated banks. At December 31, 2007, CGMHI had drawn down the full $2.075 billion available under these facilities, of which $1.08 million is guaranteed by Citigroup. A bank can terminate these facilities by giving CGMHI prior notice (generally one year). CGMHI also has substantial borrowing arrangements consisting of facilities that CGMHI has been advised are available, but where no contractual lending obligation exists. These arrangements are reviewed on an ongoing basis to ensure flexibility in meeting CGMHI’s short-term requirements.

        The Company issues both fixed and variable rate debt in a range of currencies. It uses derivative contracts, primarily interest rate swaps, to effectively convert a portion of its fixed rate debt to variable rate debt and variable rate debt to fixed rate debt. The maturity structure of the derivatives generally corresponds to the maturity structure of the debt being hedged. In addition, the Company uses other derivative contracts to manage the foreign exchange impact of certain debt issuances. At December 31, 2007, the Company’s overall weighted average interest rate for long-term debt was 5.50% on a contractual basis and 5.12% including the effects of derivative contracts.

Aggregate annual maturities of long-term debt obligations (based on final maturity dates) including trust preferred securities are as follows:

In millions of dollars	2008	2009	2010	2011	2012	Thereafter
Citigroup Parent Company	$12,577	$14,005	$16,563	$13,953	$20,213	$94,326
Other Citigroup Subsidiaries	75,172	57,720	15,437	17,640	3,475	18,213
Citigroup Global Markets Holdings Inc.	5,384	3,196	2,728	1,384	2,902	15,807
Citigroup Funding Inc.	7,536	15,569	2,614	1,425	1,441	7,832
Total	$100,669	$90,490	$37,342	$34,402	$28,031	$136,178

Long-term debt at December 31, 2007 and December 31, 2006 includes $23,756 million and $9,775 million, respectively, of junior subordinated debt. The Company formed statutory business trusts under the laws of the state of Delaware. The trusts exist for the exclusive purposes of (i) issuing Trust Securities representing undivided beneficial interests in the assets of the Trust; (ii) investing the gross proceeds of the Trust securities in junior subordinated deferrable interest debentures (subordinated debentures) of its parent; and (iii) engaging in only those activities necessary or incidental thereto. Upon approval from the Federal Reserve, Citigroup has the right to redeem these securities.

Citigroup has contractually agreed not to redeem or purchase (i) the 6.50% Enhanced Trust Preferred Securities of Citigroup Capital XV before September 15, 2056, (ii) the 6.45% Enhanced Trust Preferred Securities of Citigroup Capital XVI before December 31, 2046, (iii) the 6.35% Enhanced Trust Preferred Securities of Citigroup Capital XVII before March 15, 2057, (iv) the 6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities of Citigroup Capital XVIII before June 28, 2047, (v) the 7.250% Enhanced Trust Preferred Securities of Citigroup Capital XIX before August 15, 2047, (vi) the 7.875% Enhanced Trust Preferred Securities of Citigroup Capital XX before December 15, 2067, and (vii) the 8.300% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities of Citigroup Capital XXI before December 21, 2067 unless certain conditions, described in Exhibit 4.03 to Citigroup’s Current Report on Form 8-K filed on September 18, 2006, in Exhibit 4.02 to Citigroup’s Current Report on Form 8-K filed on November 28, 2006, in Exhibit 4.02 to Citigroup’s Current Report on Form 8-K filed on March 8, 2007, in Exhibit 4.02 to Citigroup’s Current Report on Form 8-K filed on July 2, 2007, in Exhibit 4.02 to Citigroup’s Current Report on Form 8-K filed on August 17, 2007, in Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on November 27, 2007, and in Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 21, 2007, respectively, are met. These agreements are for the benefit of the holders of Citigroup’s 6.00% Junior Subordinated Deferrable Interest Debentures due 2034.

Citigroup owns all of the voting securities of these subsidiary trusts. These subsidiary trusts have no assets, operations, revenues or cash flows other than those related to the issuance, administration, and repayment of the subsidiary trusts and the subsidiary trusts’ common securities. These subsidiary trusts’ obligations are fully and unconditionally guaranteed by Citigroup.

The following table summarizes the financial structure of each of the Company’s subsidiary trusts at December 31, 2007:

Trust securities
with distributions
guaranteed by						Junior subordinated debentures owned by
Citigroup					Common	trust
In millions of					shares			Redeemable
dollars, except	Issuance	Securities	Liquidation	Coupon	issued			by issuer
share amounts	date	issued	value	rate	to parent	Amount (1)	Maturity	beginning
Citigroup Capital III	Dec. 1996	200,000	$200	7.625%	6,186	$206	Dec. 1, 2036	Not redeemable
Citigroup Capital VII	July 2001	46,000,000	1,150	7.125%	1,422,681	1,186	July 31, 2031	July 31, 2006
Citigroup Capital VIII	Sept. 2001	56,000,000	1,400	6.950%	1,731,959	1,443	Sept. 15, 2031	Sept. 17, 2006
Citigroup Capital IX	Feb. 2003	44,000,000	1,100	6.000%	1,360,825	1,134	Feb. 14, 2033	Feb. 13, 2008
Citigroup Capital X	Sept. 2003	20,000,000	500	6.100%	618,557	515	Sept. 30, 2033	Sept. 30, 2008
Citigroup Capital XI	Sept. 2004	24,000,000	600	6.000%	742,269	619	Sept. 27, 2034	Sept. 27, 2009
Citigroup Capital XIV	June 2006	22,600,000	565	6.875%	40,000	566	June 30, 2066	June 30, 2011
Citigroup Capital XV	Sept. 2006	47,400,000	1,185	6.500%	40,000	1,186	Sept. 15, 2066	Sept. 15, 2011
Citigroup Capital XVI	Nov. 2006	64,000,000	1,600	6.450%	20,000	1,601	Dec. 31, 2066	Dec. 31, 2011
Citigroup Capital XVII	Mar. 2007	44,000,000	1,100	6.350%	20,000	1,101	Mar. 15, 2067	Mar. 15, 2012
Citigroup Capital XVIII	June 2007	500,000	1,004	6.829%	50	1,004	June 28, 2067	June 28, 2017
Citigroup Capital XIX	Aug. 2007	49,000,000	1,225	7.250%	20	1,226	Aug. 15, 2067	Aug. 15, 2012
Citigroup Capital XX	Nov. 2007	31,500,000	788	7.875%	20,000	788	Dec. 15, 2067	Dec. 15, 2012
Citigroup Capital XXI	Dec. 2007	3,500,000	3,500	8.300%	500	3,501	Dec. 21, 2077	Dec. 21, 2037
Citigroup Capital XXIX	Nov. 2007	1,875,000	1,875	6.320%	10	1,875	Mar. 15, 2041	Mar. 15, 2013
Citigroup Capital XXX	Nov. 2007	1,875,000	1,875	6.455%	10	1,875	Sept. 15, 2041	Sept. 15, 2013
Citigroup Capital XXXI	Nov. 2007	1,875,000	1,875	6.700%	10	1,875	Mar. 15, 2042	Mar. 15, 2014
Citigroup Capital XXXII	Nov. 2007	1,875,000	1,875	6.935%	10	1,875	Sept. 15, 2042	Sept. 15, 2014

Adam Capital Trust III (2)	Dec. 2002	17,500	18	3 mo. LIB +335 bp.	542	18	Jan. 07, 2033	Jan. 07, 2008
Adam Statutory Trust III (2)	Dec. 2002	25,000	25	3 mo. LIB +325 bp.	774	26	Dec. 26, 2032	Dec. 26, 2007
Adam Statutory Trust IV (2)	Sept. 2003	40,000	40	3 mo. LIB +295 bp.	1,238	41	Sept. 17, 2033	Sept. 17, 2008
Adam Statutory Trust V (2)	Mar. 2004	35,000	35	3 mo. LIB +279 bp.	1,083	36	Mar. 17, 2034	Mar. 17, 2009
Total obligated			$23,535			$23,697

(1) Represents the proceeds received from the Trust at the date of issuance.

(2)   Assumed by Citigroup via Citicorp’s merger with and into Citigroup on August 1, 2005.

In each case, the coupon rate on the debentures is the same as that on the trust securities. Distributions on the trust securities and interest on the debentures are payable quarterly, except for Citigroup Capital III and Citigroup Capital XVIII, on which distributions are payable semiannually.

During 2007, Citigroup issued $1.1 billion, $1.004 billion, $1.225 billion, $788 million, $3.5 billion and $7.5 billion related to the Enhanced Trust Preferred Securities of Citigroup Capital XVII, XVIII, XIX, XX, XXI, and XXIX-XXXII (ADIA) respectively.

On March 18, 2007 and March 26, 2007, Citigroup redeemed for cash all of the $23 million and $25 million Trust Preferred Securities of Adam Statutory Trust I and Adam Statutory Trust II, respectively, at the redemption price of $1,000 per preferred security plus any accrued distributions up to but excluding the date of redemption.

On February 15, 2007, Citigroup redeemed for cash all of the $300 million Trust Preferred Securities of Citicorp Capital I, $450 million of Citicorp Capital II, and $400 million of Citigroup Capital II at the redemption price of $1,000 per preferred security plus any accrued distribution up to but excluding the date of redemption.

On April 23, 2007, Citigroup redeemed for cash all of the $22 million Trust Preferred Securities of Adam Capital Trust II at the redemption price of $1,000 per preferred security plus any accrued distributions up to but excluding the date of redemption.

Please note that Capital Securities XXIX-XXXII that are part of the Upper DECS equity units sold in a private placement to Abu Dhabi Investment Authority have been included in this table.

21. PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

Perpetual Preferred Stock

The following table sets forth the Company’s perpetual preferred stock outstanding at December 31:

		Redeemable in
		whole or	Redemption		Carrying Value
		in part on	price per	Number	(in millions of dollars)
	Rate	or after (1)	share (2)	of shares	2007	2006
Series F (3)	6.365%	June 16, 2007	$250	1,600,000	$—	$400
Series G (3)	6.213%	July 11, 2007	$250	800,000	—	200
Series H (3)	6.231%	September 8, 2007	$250	800,000	—	200
Series M (3)	5.864%	October 8, 2007	$250	800,000	—	200
Series V (4)	Fixed/Adjustable	February 15, 2006	$500	250,000	—	—
					$—	$1,000

(1)           Under various circumstances, the Company may redeem certain series of preferred stock at times other than described above.

(2)           Liquidation preference per share equals redemption price per share.

(3)           Issued as depositary shares, each representing a one-fifth interest in a share of the corresponding series of preferred stock.

(4)           Issued as depositary shares, each representing a one-tenth interest in a share of the corresponding series of preferred stock.

All dividends on the Company’s perpetual preferred stock are payable quarterly and are cumulative.

On February 15, 2006, Citigroup redeemed for cash all outstanding shares of its Fixed/Adjustable Rate Cumulative Preferred Stock, Series V. The redemption price was $50 per depositary share, plus accrued dividends to the date of redemption. At the date of redemption, the value of the Series V Preferred Stock was $125 million.

On June 18, 2007, Citigroup redeemed for cash shares of its 6.365% Cumulative Preferred Stock, Series F, at the redemption price of $50 per depository share, plus accrued dividends to the date of redemption. At the date of redemption, the value of the Series F Preferred Stock was $400 million.

On July 11, 2007, Citigroup redeemed for cash shares of its 6.213% Cumulative Preferred Stock, Series G, at the redemption price of $50 per depository share, plus accrued dividends to the date of redemption. At the date of redemption, the value of the Series G Preferred Stock was $200 million.

On September 10, 2007, Citigroup redeemed for cash shares of its 6.231% Cumulative Preferred Stock, Series H, at the redemption price of $50 per depository share, plus accrued dividends to the date of redemption. At the date of redemption, the value of the Series H Preferred Stock was $200 million.

On October 9, 2007, Citigroup redeemed for cash shares of its 5.864% Cumulative Preferred Stock, Series M, at the redemption price of $50 per depository share, plus accrued dividends to the date of redemption. At the date of redemption, the value of the Series M Preferred Stock was $200 million.

Regulatory Capital

Citigroup is subject to risk based capital and leverage guidelines issued by the Board of Governors of the Federal Reserve System (FRB). Its U.S. insured depository institution subsidiaries, including Citibank, N.A., are subject to similar guidelines issued by their respective primary federal bank regulatory agencies. These guidelines are used to evaluate capital adequacy and include the required minimums shown in the following table.

The regulatory agencies are required by law to take specific prompt actions with respect to institutions that do not meet minimum capital standards. As of December 31, 2007 and 2006, all of Citigroup’s U.S. insured subsidiary depository institutions were “well capitalized.”

At December 31, 2007, regulatory capital as set forth in guidelines issued by the U.S. federal bank regulators is as follows:

In millions of dollars	Required minimum	Well- capitalized minimum		Citigroup (1) (4)	Citibank, N.A. (1) (4)
Tier 1 Capital				$89,226	$81,952
Total Capital (2)				134,121	121,613
Tier 1 Capital Ratio	4.0%	6.0%		7.12%	8.98%
Total Capital Ratio (2)	8.0	10.0		10.70	13.33
Leverage Ratio (3)	3.0	5.0	(5)	4.03	6.65

(1)           The FRB granted interim capital relief for the impact of adopting SFAS 158.

(2)           Total Capital includes Tier 1 and Tier 2.

(3)           Tier 1 Capital divided by adjusted average assets.

(4)           The impact related to using Citigroup’s own credit rating in valuing liabilities for which the fair value option has been selected is excluded from Tier 1 Capital.

(5)           Applicable only to depository institutions. For bank holding companies to be “well capitalized,” they must maintain a minimum Leverage Ratio of 3%.

Banking Subsidiaries

There are various legal limitations on the ability of Citigroup’s subsidiary depository institutions to extend credit, pay dividends or otherwise supply funds to Citigroup and its nonbank subsidiaries. The approval of the Office of the Comptroller of the Currency, in the case of national banks, or the Office of Thrift Supervision, in the case of federal savings banks, is required if total dividends declared in any calendar year exceed amounts specified by the applicable agency’s regulations. State-chartered depository institutions are subject to dividend limitations imposed by applicable state law.

As of December 31, 2007, Citigroup’s subsidiary depository institutions can declare dividends to their parent companies, without regulatory approval, of approximately $13.4 billion. In determining the dividends, each depository institution must also consider its effect on applicable risk based capital and Leverage Ratio requirements, as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings. Consistent with these considerations, Citigroup estimates that, as of December 31, 2007, its subsidiary depository institutions can distribute dividends to Citigroup for all of the available $13.4 billion.

Non-Banking Subsidiaries

Citigroup also receives dividends from its nonbank subsidiaries. These nonbank subsidiaries are generally not subject to regulatory restrictions on dividends.

The ability of CGMHI to declare dividends can be restricted by capital considerations of its broker-dealer subsidiaries.

In millions of dollars

Subsidiary	Jurisdiction	Net capital or equivalent	Excess over minimum requirement
Citigroup Global Markets Inc.	U.S. Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1)	$5,398	$4,607
Citigroup Global Markets Limited	United Kingdom’s Financial Services Authority	$14,509	$5,937

22. CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Changes in each component of “Accumulated Other Comprehensive Income (Loss)” for the three-year period ended December 31, 2007 are as follows:

In millions of dollars	Net unrealized gains on investment securities	Foreign currency translation adjustment	Cash flow hedges	Pension liability adjustments	Accumulated other comprehensive income (loss)
Balance, January 1, 2005	$2,633	$(3,110)	$173	$—	$(304)
Decrease in net unrealized gains on investment securities, net of taxes (1)	(274)	—	—	—	(274)
Less: Reclassification adjustment for gains included in net income, net of taxes (1)	(1,275)	—	—	—	(1,275)
Foreign currency translation adjustment, net of taxes (2)	—	(980)	—	—	(980)
Cash flow hedges, net of taxes	—	—	439	—	439
Minimum Pension liability adjustment, net of taxes (3)	—	—	—	(138)	(138)
Change	$(1,549)	$(980)	$439	$(138)	$(2,228)
Balance, December 31, 2005	$1,084	$(4,090)	$612	$(138)	$(2,532)
Increase in net unrealized gains on investment securities, net of taxes (4)	1,023	—	—	—	1,023
Less: Reclassification adjustment for gains included in net income, net of taxes (4)	(1,164)	—	—	—	(1,164)
Foreign currency translation adjustment, net of taxes (5)	—	1,294	—	—	1,294
Cash flow hedges, net of taxes	—	—	(673)	—	(673)
Minimum Pension liability adjustment, net of taxes (3)	—	—	—	(1)	(1)
Adjustment to initially apply SFAS No. 158, net of taxes	—	—	—	(1,647)	(1,647)
Change	$(141)	$1,294	$(673)	$(1,648)	$(1,168)
Balance, December 31, 2006	$943	$(2,796)	$(61)	$(1,786)	$(3,700)
Adjustment to opening balance, net of taxes (6)	149	—	—	—	149
Adjusted balance, beginning of year	$1,092	$(2,796)	$(61)	$(1,786)	$(3,551)
Increase in net unrealized gains on investment securities, net of taxes	138	—	—	—	138
Less: Reclassification adjustment for gains included in net income, net of taxes	(759)	—	—	—	(759)
Foreign currency translation adjustment, net of taxes (7)	—	2,024	—	—	2,024
Cash flow hedges, net of taxes (8)	—	—	(3,102)	—	(3,102)
Pension liability adjustment, net of taxes (9)	—	—	—	590	590
Change	$(621)	$2,024	$(3,102)	$590	$(1,109)
Balance, December 31, 2007	$471	$(772)	$(3,163)	$(1,196)	$(4,660)

(1)	Primarily due to realized gains, including $1.5 billion after-tax, resulting from the sale of the Life Insurance and Annuities business.
(2)	Reflects, among other items, the movements in the Japanese yen, British pound, Bahamian dollar, and Mexican peso against the U.S. dollar, and changes in related tax effects.
(3)

Additional minimum liability, as required by SFAS No. 87, “Employers’ Accounting for Pensions” (SFAS 87), related to unfunded or book reserve plans, such as the U.S. nonqualified pension plans and certain foreign pension plans.

(4)	Primarily related to activities in the Company’s Mortgage-Backed Securities Program.
(5)	Reflects, among other items, the movements in the British pound, euro, Korean won, Polish zloty, and Mexican peso against the U.S. dollar, and changes in related tax effects.
(6)

The after-tax adjustment to the opening balance of Accumulated other comprehensive income (loss) represents the reclassification of the unrealized gains (losses) related to the Legg Mason securities, as well as several miscellaneous items previously reported in accordance with SFAS 115. The related unrealized gains and losses were reclassified to retained earnings upon the adoption of the fair value option in accordance with SFAS 159. See Notes 1 and 26 on pages 10 and 69, respectively, for further discussions.

(7)	Reflects, among other items, the movements in the euro, Brazilian real, Canadian dollar, Polish zloty, Indian rupee, and Australian dollar against the U.S. dollar, and related tax effects.
(8)

Primarily reflects the decrease in market interest rates during the second half of 2007 on Citigroup’s pay-fixed/receive-floating swap programs that are hedging floating rate deposits and long-term debt. Also reflects the widening of interest rate spreads during the period.

(9)	Reflects adjustments to funded status of pension and postretirement plans as required by SFAS 158.

23. SECURITIZATIONS AND VARIABLE INTEREST ENTITIES

The Company primarily securitizes credit card receivables and mortgages. Other types of assets securitized include corporate debt instruments (in cash and synthetic form), auto loans, and student loans.

After securitization of credit card receivables, the Company continues to maintain credit card customer account relationships and provides servicing for receivables transferred to the trusts. The Company also arranges for third parties to provide credit enhancement to the trusts, including cash collateral accounts, subordinated securities, and letters of credit. As specified in some of the sale agreements, the net revenue collected each month is accumulated up to a predetermined maximum amount, and is available over the remaining term of that transaction to make payments of yield, fees, and transaction costs in the event that net cash flows from the receivables are not sufficient. Once the predetermined amount is reached, net revenue is recognized by the Citigroup subsidiary that sold the receivables.

The Company provides a wide range of mortgage and other loan products to a diverse customer base. In connection with the securitization of these loans, the Company’s U.S. Consumer business retains the servicing rights, which entitle the Company to a future stream of cash flows based on the outstanding principal balances of the loans and the contractual servicing fee. Failure to service the loans in accordance with contractual requirements may lead to a termination of the servicing rights and the loss of future servicing fees. In non-recourse servicing, the principal credit risk to the Company is the cost of temporary advances of funds. In recourse servicing, the servicer agrees to share credit risk with the owner of the mortgage loans such as FNMA or FHLMC or with a private investor, insurer, or guarantor. Losses on recourse servicing occur primarily when foreclosure sale proceeds of the property underlying a defaulted mortgage loan are less than the outstanding principal balance and accrued interest of the loan and the cost of holding and disposing of the underlying property. The Company’s mortgage loan securitizations are primarily non-recourse, thereby effectively transferring the risk of future credit losses to the purchasers of the securities issued by the trust. ICG retains servicing for a limited number of its mortgage securitizations.

The following tables summarize selected cash flow information related to credit card, mortgage, and certain other securitizations for the years 2007, 2006, and 2005:

	2007
In billions of dollars	Credit cards	U.S. Consumer mortgages	ICG mortgages	Other (1)
Proceeds from new securitizations	$36.2	$107.2	$40.1	$13.9
Proceeds from collections reinvested in new receivables	218.0	—	—	2.0
Contractual servicing fees received	2.1	1.7	—	0.1
Cash flows received on retained interests and other net cash flows	7.6	0.3	0.3	0.2

	2006
In billions of dollars	Credit cards	U.S. Consumer mortgages	ICG mortgages	Other (1)
Proceeds from new securitizations	$20.2	$67.5	$31.9	$8.8
Proceeds from collections reinvested in new receivables	213.1	—	—	1.8
Contractual servicing fees received	2.1	1.0	—	0.1
Cash flows received on retained interests and other net cash flows	7.9	—	0.2	0.1

	2005
In billions of dollars	Credit cards	U.S. Consumer mortgages	ICG mortgages	Other(1)
Proceeds from new securitizations	$21.6	$58.9	$26.3	$8.0
Proceeds from collections reinvested in new receivables	201.3	—	—	1.5
Contractual servicing fees received	1.9	0.9	—	—
Cash flows received on retained interests and other net cash flows	6.4	0.1	—	0.1

(1)           Other includes student loans and other assets.

The Company recognized gains on securitizations of U.S. Consumer mortgages of $279 million, $82 million, and $197 million for 2007, 2006, and 2005, respectively. In 2007, the Company recorded net gains of $1,084 million and, in 2006 and 2005, recorded net gains of $1,267 million and $1,168 million, respectively, related to the securitization of credit card receivables. Gains recognized on the securitization of ICG activities and other assets during 2007, 2006 and 2005 were $145 million, $302 million and $220 million, respectively.

Key assumptions used for the securitization of credit cards, mortgages, and certain other assets during 2007 and 2006 in measuring the fair value of retained interests at the date of sale or securitization are as follows:

2007
	Credit cards	U.S. Consumer mortgages	ICG mortgages	Other (1)
Discount rate	12.8% to 16.8%	9.6% to 17.5%	2.5% to 30.1%	10.2% to 10.5%
Constant prepayment rate	6.5% to 22.0%	4.9% to 24.2%	6.1% to 52.5%	3.5% to 3.8%
Anticipated net credit losses	3.4% to 6.4%	N/A	10.0% to 100.0%	0.3%

(1)           Other includes student loans and other assets.

2006
	Credit cards	U.S. Consumer mortgages	ICG mortgages	Other (1)
Discount rate	12.0% to 16.2%	8.6% to 14.1%	4.1% to 27.9%	10.0% to 12.0%
Constant prepayment rate	6.4% to 21.7%	6.0% to 16.5%	9.0% to 52.5%	5.0% to 13.8%
Anticipated net credit losses	3.8% to 6.1%	N/A	0.0% to 100.0%	0.0%

(1)           Other includes student loans and other assets.

As required by SFAS 140, the effect of two negative changes in each of the key assumptions used to determine the fair value of retained interests must be disclosed. The negative effect of each change must be calculated independently, holding all other assumptions constant. Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in the key assumptions may be less than the sum of the individual effects shown below.

At December 31, 2007, the key assumptions used to value retained interests and the sensitivity of the fair value to adverse changes of 10% and 20% in each of the key assumptions were as follows:

Key Assumptions at December 31, 2007

	2007
	Credit cards	U.S. Consumer mortgages (1)	ICG mortgages	Other (2)
Discount rate	13.3% to 16.8%	12.4%	2.5% to 30.1%	10.6% to 12.6%
Constant prepayment rate	7.2% to 21.0%	14.4%	6.1% to 50.0%	3.3% to 11.4%
Anticipated net credit losses	4.4% to 6.4%	N/A	10.0% to 80.0%	0.3% to 1.1%
Weighted average life	10.6 to 11.0 months	6.6 years	1.3 to 10.7 years	5 to 9 years

(1)           Includes mortgage servicing rights.

(2)           Other includes student loans and other assets.

	2007
In millions of dollars	Credit cards	U.S. Consumer mortgages	ICG mortgages	Other (1)
Carrying value of retained interests	$11,739	$13,801	$4,617	$2,142
Discount Rates
Adverse change of 10%	$(67)	$(266)	$(107)	$(27)
Adverse change of 20%	(132)	(519)	(207)	(53)
Constant prepayment rate
Adverse change of 10%	$(246)	$(575)	$(11)	$(13)
Adverse change of 20%	(461)	(1,099)	(2)	(26)
Anticipated net credit losses
Adverse change of 10%	$(481)	$(7)	$(149)	$(8)
Adverse change of 20%	(891)	(14)	(250)	(15)

(1)           Other includes student loans and other assets.

Managed Loans

After securitization of credit card receivables, the Company continues to maintain credit card customer account relationships and provides servicing for receivables transferred to the trusts. As a result, the Company considers the securitized credit card receivables to be part of the business it manages.

The following tables present a reconciliation between the managed basis and on-balance sheet credit card portfolios and the related delinquencies (loans which are 90 days or more past due) and credit losses, net of recoveries.

In millions of dollars, except loans in billions	2007	2006
Loan amounts, at year end
On balance sheet	$88.5	$75.5
Securitized amounts	108.1	99.5
Loans held-for-sale	1.0	—
Total managed loans	$197.6	$175.0
Delinquencies, at year end
On balance sheet	$1,820	$1,427
Securitized amounts	1,864	1,616
Loans held-for-sale	14	—
Total managed delinquencies	$3,698	$3,043

Credit losses, net of recoveries, for the year ended December 31,	2007	2006	2005
On balance sheet	$3,678	$3,088	$3,404
Securitized amounts	4,752	3,985	5,326
Loans held-for-sale	—	5	28
Total managed	$8,430	$7,078	$8,758

Mortgage Servicing Rights

The fair value of capitalized mortgage loan servicing rights (MSRs) was $8.4 billion and $5.4 billion at December 31, 2007 and 2006, respectively. The following table summarizes the changes in capitalized MSRs:

In millions of dollars	2007	2006
Balance, beginning of year	$5,439	$4,339
Originations	1,843	1,010
Purchases	3,678	673
Changes in fair value of MSRs due to changes in inputs and assumptions	(247)	309
Transfer to Trading account assets	(1,026)	—
Other changes (1)	(1,307)	(892)
Balance, end of year	$8,380	$5,439

(1)           Represents changes due to customer payments and passage of time.

The market for MSRs is not sufficiently liquid to provide participants with quoted market prices. Therefore, the Company uses an option-adjusted spread valuation approach to determine the fair value of MSRs. This approach consists of projecting servicing cash flows under multiple interest rate scenarios, and discounting these cash flows using risk-adjusted discount rates. The key assumptions used in the valuation of MSRs include mortgage prepayment speeds and discount rates. The model assumptions and the MSRs’ fair value estimates are compared to observable trades of similar MSR portfolios and interest-only security portfolios, as well as to MSR broker valuations and industry surveys. The cash flow model and underlying prepayment and interest rate models used to value these MSRs are subject to validation in accordance with the Company’s model validation policies.

Key economic assumptions used in determining the fair value of MSRs at December 31, 2007 were as follows:

	2007	2006
Discount rate	12.4%	10.6%
Constant prepayment rate	14.4%	11.7%
Weighted average life	6.6 years	6.1 years

The fair value of the MSRs is primarily affected by changes in prepayments that result from shifts in mortgage interest rates. In managing this risk, the Company economically hedges a significant portion of the value of its MSRs through the use of interest rate derivative contracts, forward purchase commitments of mortgage-backed securities, and purchased securities classified as trading. The amount of contractually specified servicing fees, late fees and ancillary fees earned were $1,683 million, $90 million and $61 million, respectively, for the year ended December 31, 2007. In 2006, servicing, late and ancillary fees were $1,036 million, $56 million and $45 million, respectively. These fees are classified in the Consolidated Statement of Income as Commissions and Fees.

Special-Purpose Entities

Primary Uses of and Involvement in SPEs

Citigroup is involved with many types of special-purpose entities (SPEs) in the normal course of business. The primary uses of SPEs are to obtain sources of liquidity for the Company and its clients through securitization vehicles and commercial paper conduits; to create investment products for clients; to provide asset-based financing to clients; or to raise financing for the Company.

The Company provides various products and services to SPEs. For example, it may:

•          Underwrite securities issued by SPEs and subsequently make a market in those securities;

•          Provide liquidity facilities to support short-term obligations of the SPE issued to third parties;

•          Provide loss enhancement in the form of letters of credit, guarantees, credit default swaps or total return swaps (where the Company receives the total return on certain assets held by the SPE);

•          Enter into derivative contracts with the SPE;

•          Act as investment manager;

•          Provide debt financing to or have an ownership interest in the SPE; or

•          Provide administrative, trustee or other services.

SPEs used by the Company are generally accounted for as qualifying SPEs (QSPEs) or Variable Interest Entities (VIEs), as described below.

Qualifying SPEs

QSPEs are a special class of SPEs defined in FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (SFAS 140). These SPEs have significant limitations on the types of assets and derivative instruments they may own and the types and extent of activities and decision-making they may engage in. Generally, QSPEs are passive entities designed to purchase assets and pass through the cash flows from those assets to the investors in the QSPE. QSPEs may not actively manage their assets through discretionary sales and are generally limited to making decisions inherent in servicing activities and issuance of liabilities. QSPEs are generally exempt from consolidation by the transferor of assets to the QSPE and any investor or counterparty.

The following table summarizes the Company’s involvement in QSPEs by business segment at December 31, 2007 and 2006:

	Assets of QSPEs		Retained interests
In millions of dollars	2007	2006	2007	2006
Global Cards and Consumer Banking
Credit Cards	$125,109	$111,766	$11,739	$9,081
Mortgages	516,802	333,804	13,801	6,279
Other	14,882	12,538	981	982
Total	$656,793	$458,108	$26,521	$16,342
Institutional Clients Group
Mortgages	$92,263	$69,449	$4,617	$2,495
Municipal TOBs	10,556	—	817	—
DSC Securitizations and other	14,526	13,600	344	357
Total	$117,345	$83,049	$5,778	$2,852
Citigroup Total	$774,138	$541,157	$32,299	$19,194

Credit Card Master Trusts

The Company securitizes credit card receivables through trusts which are established to purchase the receivables. Citigroup sells receivables into the QSPE trusts on a non-recourse basis. Credit card securitizations are revolving securitizations; that is, as customers pay their credit card balances, the cash proceeds are used to purchase new receivables and replenish the receivables in the trust. The Company relies on securitizations to fund a significant portion of its managed N.A. Cards business.

Citigroup is not a provider of liquidity facilities to the Dakota commercial paper program of the Citibank Master Credit Card Trust. However, Citibank (South Dakota), N. A. is the sole provider of liquidity to the Palisades commercial paper program in the Omni Master Trust. This liquidity facility is made available on market terms and pricing to Omni Palisades and covers each issuance of commercial paper. The liquidity facility requires Citibank (South Dakota), N.A. to purchase Palisades commercial paper at maturity if the commercial paper does not roll over as long as there are available credit enhancements outstanding, typically in the form of subordinated notes. At December 31, 2007, this liquidity commitment amounted to $7.5 billion.

Mortgage and Other Consumer Loan Securitization Vehicles

The Company’s Consumer business provides a wide range of mortgage and other consumer loan products to its customers. Once originated, the Company often securitizes these loans (primarily mortgage and student loans) through the use of QSPEs. In addition to providing a source of liquidity and less expensive funding, securitizing these assets also reduces the Company’s credit exposure to the borrowers. These mortgage and student loan securitizations are primarily non-recourse, thereby effectively transferring the risk of future credit losses to the purchasers of the securities issued by the trust. However, the Company generally retains the servicing rights and a residual interest in future cash flows from the trusts.

Municipal Tender Option Bond (TOB) QSPEs

The Company sponsors QSPE TOB trusts that hold municipal securities and issue long-term senior floating-rate notes (“Floaters”) to third-party investors and junior residual securities (“Residuals”) to the Company. The discussion of municipal securities Tender Option Bond (“TOB”) Trusts on page 57 addresses the structure of these QSPE TOB trusts, along with other Proprietary TOB trusts and Customer TOB trusts.

Unlike other Proprietary TOB trusts, and to conform to the requirements for a QSPE, the Company has no ability to unilaterally unwind QSPE TOB trusts. The Company would reconsider consolidation of the QSPE TOB trusts in the event that the amount of Floaters held by third parties decreased to such a level that the QSPE TOB trusts no longer met the definition of a QSPE because of insufficient third-party investor ownership of the Floaters.

Mutual Fund Deferred Sales Commission (DSC) Securitizations

Mutual Fund Deferred Sales Commission (DSC) receivables are assets purchased from distributors of mutual funds that are backed by distribution fees and contingent deferred sales charges (CDSC) generated by the distribution of certain shares to mutual fund investors. These share investors pay no upfront load, but the shareholder agrees to pay, in addition to the management fee imposed by the mutual fund, the distribution fee over a period of time and the CDSC (a penalty for early redemption to recover lost distribution fees). Asset managers use the proceeds from the sale of DSC receivables to cover the sales commissions associated with the shares sold.

The Company purchases these receivables from mutual fund distributors and sells a diversified pool of receivables to a trust. The trust in turn issues two tranches of securities:

•          Senior term notes (generally 92-94%) via private placement to third-party investors. These notes are structured to have at least a single “A” rating standard. The senior notes receive all cash distributions until fully repaid, which is generally approximately 5-6 years;

•          A residual certificate in the trust (generally 6-8%) to the Company. This residual certificate is fully subordinated to the senior notes, and receives no cash flows until the senior notes are fully paid.

Mortgage Loan Securitizations

ICG is active in structuring and underwriting residential and commercial mortgage-backed securitizations. In these transactions, the Company or its customer transfers loans into a bankruptcy-remote SPE. These SPEs are designed to be QSPEs as described above. The Company may hold residual interests and other securities issued by the SPEs until they can be sold to independent investors, and makes a market in those securities on an ongoing basis. The Company sometimes retains servicing rights for certain entities. These securities are held as trading assets on the balance sheet, are managed as part of the Company’s trading activities, and are marked to market with most changes in value recognized in earnings. The table above shows the assets and retained interests for mortgage QSPEs in which the Company acted as principal in transferring mortgages to the QSPE.

Variable Interest Entities

VIEs are entities defined in FIN 46-R as entities which either have a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack the characteristics of a controlling financial interest (i.e., ability to make significant decisions through voting rights, right to receive the expected residual returns of the entity, and obligation to absorb the expected losses of the entity). Investors that finance the VIE through debt or equity interests, or other counterparties that provide other forms of support, such as guarantees, subordinated fee arrangements, or certain types of derivative contracts, are variable interest holders in the entity. The variable interest holder, if any, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both, is deemed to be the primary beneficiary and must consolidate the VIE. Consolidation under FIN 46-R is based on expected losses and residual returns, which consider various scenarios on a probability-weighted basis. Consolidation of a VIE is, therefore, determined based primarily on variability generated in scenarios that are considered most likely to occur, rather than based on scenarios that are considered more remote. Certain variable interests may absorb significant amounts of losses or residual returns contractually, but if those scenarios are considered very unlikely to occur, they may not lead to consolidation of the VIE.

All of these facts and circumstances are taken into consideration when determining whether the Company has variable interests that would deem it the primary beneficiary and, therefore, require consolidation of the related VIE or otherwise rise to the level where disclosure would provide useful information to the users of the Company’s financial statements. In some cases, it is qualitatively clear based on the extent of the Company’s involvement or the seniority of its investments that the Company is not the primary beneficiary of the VIE. In other cases, more detailed and quantitative analysis is required to make such a determination.

FIN 46-R requires disclosure of the Company’s maximum exposure to loss where the Company has “significant” variable interests in an unconsolidated VIE. FIN 46-R does not define “significant” and, as such, judgment is required. The Company generally considers the following types of involvement to be “significant”:

•          Retaining any amount of debt financing (e.g., loans, notes, bonds, or other debt instruments), or an equity investment (e.g., common shares, partnership interests, or warrants) in any VIE where the Company has assisted with the structure of the transaction;

•          Writing a “liquidity put” or other facility to support the issuance of short-term notes;

•          Writing credit protection (e.g., guarantees, letters of credit, credit default swaps or total return swaps where the Company receives the total return or risk on the assets held by the VIE); or

•          Certain transactions where the Company is the investment manager and receives variable fees for services.

Beginning in December 2007, the Company’s definition of “significant” involvement generally includes all variable interests held by the Company, even those where the likelihood of loss or the notional amount of exposure to any single legal entity is small. The Company has conformed the 2006 disclosure data presented to be consistent to this interpretation. Prior to December 2007, certain interests were deemed insignificant due to the substantial credit enhancement or subordination protecting the Company’s interest in the VIE (for example, in certain asset-based financing transactions) or due to the insignificance of the amount of the Company’s interest compared to the total assets of the VIE (for example, in certain commercial paper conduits administered by third parties). Involvement with a VIE as described above, regardless of the seniority or perceived risk of the Company’s involvement, is now included as significant. The Company believes that this more expansive interpretation of “significant” provides more meaningful and consistent information regarding its involvement in various VIE structures and provides more data for an independent assessment of the potential risks of the Company’s involvement in various VIEs and asset classes.

In various other transactions the Company may act as a derivative counterparty (for example, interest rate swap, cross-currency swap, or purchaser of credit protection under a credit default swap or total return swap where the Company pays the total return on certain assets to the SPE); may act as underwriter or placement agent; may provide administrative, trustee, or other services; or may make a market in debt securities or other instruments issued by VIEs. The Company generally considers such involvement, by itself, “not significant” under FIN 46-R.

The following table summarizes the Company’s significant involvement in VIEs in millions of dollars:

	As of December 31, 2007					As of December 31, 2006
	Maximum exposure to loss in unconsolidated VIEs (2)							Maximum exposure to loss in unconsolidated VIEs (2)
	Consolidated VIE assets	Significant unconsolidated VIE assets (1)	Funded	Unfunded	Total	Consolidated VIEs	Significant unconsolidated VIEs (1)	Total
Global Cards and Consumer Banking
Credit Cards	$—	$—	$—	$—	$—	$527	$—	$—
Mortgages	63	—	—	—	—	915	—	—
Leasing	35	—	—	—	—	53	—	—
Other	1,385	—	—	—	—	1,961	426	20
Total	$1,483	$—	$—	$—	$—	$3,456	$426	$20
Institutional Clients Group
Citi-administered asset-backed commercial paper conduits (ABCP)	$—	$72,558	$—	$72,558	$72,558	$—	$62,802	$62,802
Third-party commercial paper conduits	—	27,021	—	2,154	2,154	—	37,003	2,728
Collateralized debt obligations (CDOs)	22,312	51,794	4,899	9,080	13,979	—	60,475	39,780
Collateralized loan obligations (CLOs)	1,353	21,874	2,325	2,437	4,762	1,297	17,328	2,930
Asset-based financing	4,468	91,604	27,071	7,226	34,297	4,171	59,575	24,908
Municipal securities tender option bond trusts (TOBs)	17,003	22,570	—	17,843	17,843	17,313	14,946	11,872
Municipal investments	53	13,662	1,627	1,084	2,711	161	9,647	2,191
Client intermediation	2,790	9,593	1,250	393	1,643	1,044	795	165
Structured investment vehicles	58,543	—	—	—	—	—	79,847	—
Investment funds	140	11,282	212	—	212	211	33,940	144
Other	12,809	10,560	924	958	1,882	13,885	1,023	147
Total	$119,471	$332,518	$38,308	$113,733	$152,041	$38,082	$377,381	$147,667
Global Wealth Management
Investment funds	$604	$52	$40	$5	$45	$513	$746	$46
Corporate/Other
Trust Preferred Securities	$—	$23,756	$162	$—	$162	$—	$9,775	$197
Total Citigroup (3)	$121,558	$356,326	$38,510	$113,738	$152,248	$42,051	$388,328	$147,930

(1)          A significant unconsolidated VIE is an entity where the Company has any variable interest considered to be significant as discussed on page 57, regardless of the likelihood of loss, or the notional amount of exposure.

(2)          Definition of maximum exposure to loss is included in the text that follows.

(3)          The December 31, 2006 totals have been reclassified to conform to the Company’s current definition of significant involvement.

This table does not include:

•          Certain venture capital investments made by some of the Company’s private equity subsidiaries, as the Company accounts for these investments in accordance with the Investment Company Audit Guide;

•          Certain limited partnerships where the Company is the general partner and the limited partners have the right to replace the general partner or liquidate the funds;

•          Certain investment funds for which the Company provides investment management services and personal estate trusts for which the Company provides administrative, trustee and/or investment management services;

•          VIEs structured by third parties where the Company holds securities in trading inventory. These investments are made on arm’s-length terms, and are typically held for relatively short periods of time; and

•          Transferred assets to a VIE where the transfer did not qualify as a sale and where the Company did not have any other involvement that is deemed to be a variable interest with the VIE. These transfers are accounted for as secured borrowings by the Company.

The asset balances for consolidated VIEs represent the carrying amounts of the assets consolidated by the Company. The carrying amount may represent the amortized cost or the current fair value of the assets depending on the legal form of the asset (security or loan) and the Company’s standard accounting policies for the asset type and line of business.

The asset balances for unconsolidated VIEs where the Company has significant involvement represent the most current information available to the Company regarding the remaining principal balance of cash assets owned. In most cases, the asset balances represent an amortized cost basis without regard to impairments in fair value, unless fair value information is readily available to the Company. For VIEs that obtain asset exposures synthetically through derivative instruments (for example, synthetic CDOs), the Company includes the full original notional amount of the derivative as an asset.

The maximum exposure (funded) represents the balance sheet carrying amount of the Company’s investment in the VIE. It reflects the initial amount of cash invested in the VIE plus any accrued interest and is adjusted for any impairments in value recognized in earnings and any cash principal payments received. The maximum exposure of unfunded positions represents the remaining undrawn committed amount, including liquidity and credit facilities provided by the Company, or the notional amount of a derivative instrument considered to be a variable interest, adjusted for any declines in fair value recognized in earnings. In certain transactions, the Company has entered into derivative instruments or other arrangements that are not considered variable interests in the VIE under FIN 46-R (for example, interest rate swaps, cross-currency swaps, or where the Company is the purchaser of credit protection under a credit default swap or total return swap where the Company pays the total return on certain assets to the SPE). Receivables under such arrangements are not included in the maximum exposure amounts.

Consolidated VIEs-Balance Sheet Classification

The following table presents the carrying amounts and classification of consolidated assets that are collateral for VIE obligations:

In billions of dollars	December 31, 2007	December 31, 2006 (1)
Cash	$12.3	$0.4
Trading account assets	87.3	9.9
Investments	15.0	20.3
Loans	2.2	5.6
Other assets	4.8	5.9
Total assets of consolidated VIEs	$121.6	$42.1

(1)           Reclassified to conform to the current period’s presentation.

The consolidated VIEs included in the table above represent hundreds of separate entities with which the Company is involved. In general, the third-party investors in the obligations of consolidated VIEs have recourse only to the assets of the VIEs and do not have recourse to the Company, except where the Company has provided a guarantee to the investors or is the counterparty to certain derivative transactions involving the VIE. Thus, the Company’s maximum exposure to loss related to consolidated VIEs is significantly less than the carrying value of the consolidated VIE assets due to outstanding third-party financing.

Citi-Administered Asset-Backed Commercial Paper Conduits

The Company is active in the asset-backed commercial paper conduit business as administrator of several multi-seller commercial paper conduits, and also as a service provider to single-seller and other commercial paper conduits sponsored by third parties.

The multi-seller commercial paper conduits are designed to provide the Company’s customers access to low-cost funding in the commercial paper markets. The conduits purchase assets from or provide financing facilities to customers and are funded by issuing high-grade commercial paper to third-party investors. The conduits generally do not purchase assets originated by the Company. The funding of the conduit is facilitated by the liquidity support and credit enhancement provided by the Company and by certain third parties. As administrator to the conduits, the Company is responsible for selecting and structuring assets purchased or financed by the conduits, making decisions regarding the funding of the conduit, including determining the tenor and other features of the commercial paper issued, monitoring the quality and performance of the conduit’s assets, and facilitating the operations and cash flows of the conduit. In return, the Company earns structuring fees from clients for individual transactions and earns an administration fee from the conduit, which is equal to the income from client program and liquidity fees of the conduit after payment of interest costs and other fees.

Third-Party Conduits

The Company also provides liquidity facilities to single-and multi-seller conduits sponsored by third parties. These conduits are independently owned and managed and invest in a variety of asset classes, depending on the nature of the conduit. The facilities provided by the Company typically represent a small portion of the total liquidity facilities obtained by each conduit, and are collateralized by the assets of each conduit. The notional amount of these facilities is approximately $2.2 billion as of December 31, 2007. No amounts were funded under these facilities as of December 31, 2007.

Collateralized Debt Obligations

A collateralized debt obligation (CDO) is an SPE that purchases a pool of assets consisting of asset-backed securities and synthetic exposures through derivatives on asset-backed securities and issues multiple tranches of equity and notes to investors. A third-party manager is typically retained by the CDO to select the pool of assets and manage those assets over the term of the CDO. The Company earns fees for warehousing assets prior to the creation of a CDO, structuring CDOs, and placing debt securities with investors. In addition, the Company has retained interests in many of the CDOs it has structured and makes a market in those issued notes.

Collateralized Loan Obligations

A collateralized loan obligation (CLO) is substantially similar to the CDO transactions described above, except that the assets owned by the SPE (either cash instruments or synthetic exposures through derivative instruments) are corporate loans and to a lesser extent corporate bonds, rather than asset-backed debt securities.

Certain of the assets and exposure amounts relate to CLO warehouses, whereby the Company provides senior financing to the CLO to purchase assets during the warehouse period. The senior financing is repaid upon issuance of notes to third-parties.

Asset-Based Financing

The Company provides loans and other forms of financing to VIEs that hold assets. Those loans are subject to the same credit approvals as all other loans originated or purchased by the Company, and related loan loss reserves are reported as part of the Company’s Allowance for credit losses in Note 18 on page 48. Financing in the form of debt securities or derivatives is, in most circumstances, reported in Trading account assets and accounted for at fair value with changes in value reported in earnings.

Municipal Securities Tender Option Bond (TOB) Trusts

The Company sponsors TOB trusts that hold fixed- and floating-rate, tax-exempt securities issued by state or local municipalities. The trusts are single-issuer trusts whose assets are purchased from the Company and from the secondary market. The trusts issue long-term senior floating rate notes (“Floaters”) and junior residual securities (“Residuals”). The Floaters have a long-term rating based on the long-term rating of the underlying municipal bond and a short-term rating based on that of the liquidity provider to the trust. The Residuals are generally rated based on the long-term rating of the underlying municipal bond and entitle the holder to the residual cash flows from the issuing trust.

The Company sponsors three kinds of TOB trusts: customer TOB trusts, proprietary TOB trusts, and QSPE TOB trusts. Customer TOB trusts are trusts through which customers finance investments in municipal securities and are not consolidated by the Company. Proprietary and QSPE TOB trusts, on the other hand, provide the Company with the ability to finance its own investments in municipal securities. Proprietary TOB trusts are generally consolidated, in which case the financing (the Floaters) is recognized on the Company’s balance sheet as a liability. However, certain proprietary TOB trusts, the Residuals of which are held by a hedge fund that is consolidated and managed by the Company, are not consolidated by the Company. The assets and the associated liabilities of these TOB trusts are not consolidated by the hedge fund (and, thus, are not consolidated by the Company) under the application of the AICPA Investment Company Audit Guide, which precludes consolidation of owned investments. The Company consolidates the hedge fund because the Company holds greater than 50% of the equity interests in the hedge fund. The majority of the Company’s equity investments in the hedge fund are hedged with derivatives transactions executed by the Company with third parties referencing the returns of the hedge fund. QSPE trusts provide the Company with the same exposure as proprietary TOB trusts and are not consolidated by the Company.

The total assets of the three categories of TOB trusts as of December 31, 2007 are as follows:

In billions of dollars

TOB trust type	Total assets
Customer TOB Trusts (Not consolidated)	$17.6

Proprietary TOB Trusts (Consolidated and Non-consolidated)	$22.0

QSPE TOB Trusts (Not consolidated)	$10.6

Municipal Investments

Municipal Investment transactions represent partnerships that finance the construction and rehabilitation of low-income affordable rental housing. The Company generally invests in these partnerships as a limited partner and earns a return primarily through the receipt of tax credits accorded the affordable housing investments made by the partnership.

Client Intermediation

Client intermediation transactions represent a range of transactions designed to provide investors with specified returns based on the returns of an underlying security, referenced asset or index. These transactions include credit-linked notes and equity-linked notes. In these transactions, the SPE typically obtains exposure to the underlying security, referenced asset or index through a derivative instrument such as a total return swap or a credit default swap. In turn the SPE issues notes to investors that pay a return based on the specified underlying security, referenced asset or index. The SPE invests the proceeds in a financial asset or a guaranteed insurance contract (GIC) that serves as collateral for the derivative contract over the term of the transaction.

The Company’s involvement in these transactions includes being the counterparty to the SPE’s derivative instruments and investing in a portion of the notes issued by the SPE.

Other

Other vehicles include the Company’s interests in entities established to facilitate various client financing transactions as well as a variety of investment partnerships.

Structured Investment Vehicles

Structured Investment Vehicles (SIVs) are SPEs that issue junior notes and senior notes (medium-term notes, and short-term commercial paper) to fund the purchase of high-quality assets. The junior notes are subject to the “first loss” risk of the SIVs. The SIVs provide a variable return to junior note holders based on the net spread between the cost to issue the senior debt and the return realized by the high-quality assets. The Company acts as investment manager for the SIVs and, prior to December 13, 2007, was not contractually obligated to provide liquidity facilities or guarantees to the SIVs.

On December 13, 2007, the Company announced its commitment to provide a support facility that would resolve uncertainties regarding senior debt repayment facing the Citi-advised SIVs. The Company’s commitment was a response to the ratings review for possible downgrade announced by two rating agencies of the outstanding senior debt of the SIVs, and the continued reduction of liquidity in the SIV-related asset-backed commercial paper and medium-term note markets. These markets are the traditional funding sources for the SIVs. The Company’s actions are designed to support the current ratings of the SIVs’ senior debt and to allow the SIVs to continue to pursue their asset reduction plan. As a result of this commitment, the Company became the SIVs’ primary beneficiary and began consolidating these entities.

Investment Funds

The Company is the investment manager for certain VIEs that invest in various asset classes including private equity hedge funds, real estate, fixed income and infrastructure. The Company earns a management fee, which is a percentage of capital under management, and may earn performance fees. In addition, for some of these funds, the Company has an ownership interest in the investment funds. As of December 31, 2007 and 2006, the total amount invested in these funds was $0.2 billion and $0.1 billion, respectively.

The Company has also established a number of investment funds as opportunities for qualified employees to invest in private equity investments. The Company acts as investment manager to these funds and may provide employees with financing on both a recourse and non-recourse basis for a portion of the employees’ investment commitments.

Trust Preferred Securities

The Company has raised financing through the issuance of trust preferred securities. In these transactions, the Company forms a statutory business trust and owns all of the voting equity shares of the trust. The trust issues preferred equity securities to third-party investors and invests the gross proceeds in junior subordinated deferrable interest debentures issued by the Company. These trusts have no assets, operations, revenues or cash flows other than those related to the issuance, administration, and repayment of the preferred equity securities held by third-party investors. These trusts’ obligations are fully and unconditionally guaranteed by the Company.

Because the sole asset of the trust is a receivable from the Company, the Company is not permitted to consolidate the trusts under FIN 46-R, even though the Company owns all of the voting equity shares of the trust, has fully guaranteed the trusts’ obligations, and has the right to redeem the preferred securities in certain circumstances. The Company recognizes the subordinated debentures on its balance sheet as long-term liabilities.

24. DERIVATIVES ACTIVITIES

In the ordinary course of business, Citigroup enters into various types of derivative transactions. These derivative transactions include:

•          Futures and forward contracts which are commitments to buy or sell at a future date a financial instrument, commodity or currency at a contracted price and may be settled in cash or through delivery.

•          Swap contracts which are commitments to settle in cash at a future date or dates that may range from a few days to a number of years, based on differentials between specified financial indices, as applied to a notional principal amount.

•          Option contracts which give the purchaser, for a fee, the right, but not the obligation, to buy or sell within a limited time a financial instrument, commodity or currency at a contracted price that may also be settled in cash, based on differentials between specified indices or prices.

Citigroup enters into these derivative contracts for the following reasons:

•          Trading Purposes—Customer Needs — Citigroup offers its customers derivatives in connection with their risk-management actions to transfer, modify or reduce their interest rate, foreign exchange and other market/credit risks or for their own trading purposes. As part of this process, Citigroup considers the customers’ suitability for the risk involved, and the business purpose for the transaction. Citigroup also manages its derivative-risk positions through offsetting trade activities, controls focused on price verification, and daily reporting of positions to senior managers.

•          Trading Purposes—Own Account — Citigroup trades derivatives for its own account. Trading limits and price verification controls are key aspects of this activity.

•          Asset/Liability Management Hedging—Citigroup uses derivatives in connection with its risk-management activities to hedge certain risks or reposition the risk profile of the Company. For example, Citigroup may issue fixed-rate long-term debt and then enter into a receive-fixed, pay-variable-rate interest rate swap with the same tenor and notional amount to convert the interest payments to a net variable-rate basis. This strategy is the most common form of an interest rate hedge, as it minimizes interest cost in certain yield curve environments. Derivatives are also used to manage risks inherent in specific groups of on-balance sheet assets and liabilities, including investments, corporate and consumer loans, deposit liabilities, as well as other interest-sensitive assets and liabilities. In addition, foreign- exchange contracts are used to hedge non-U.S. dollar denominated debt, available-for-sale securities, net capital exposures and foreign-exchange transactions.

Citigroup accounts for its hedging activity in accordance with SFAS 133. As a general rule, SFAS 133 hedge accounting is permitted for those situations where the Company is exposed to a particular risk, such as interest rate or foreign-exchange risk, that causes changes in the fair value of an asset or liability, or variability in the expected future cash flows of an existing asset, liability, or a forecasted transaction that may affect earnings.

Derivative contracts hedging the risks associated with the changes in fair value are referred to as fair value hedges, while contracts hedging the risks affecting the expected future cash flows are called cash flow hedges. Hedges that utilize derivatives or debt instruments to manage the foreign exchange risk associated with equity investments in non-U.S. dollar functional currency foreign subsidiaries (net investment in a foreign operation) are called net investment hedges.

All derivatives are reported on the balance sheet at fair value. If certain hedging criteria specified in SFAS 133 are met, including testing for hedge effectiveness, special hedge accounting may be applied. The hedge-effectiveness assessment methodologies for similar hedges are performed in a similar manner and are used consistently throughout the hedging relationships. For fair-value hedges, the changes in value of the hedging derivative, as well as the changes in value of the related hedged item, due to the risk being hedged, are reflected in current earnings. For cash-flow hedges and net-investment hedges, the changes in value of the hedging derivative are reflected in Accumulated other comprehensive income (loss) in stockholders’ equity, to the extent the hedge was effective. Hedge ineffectiveness, in either case, is reflected in current earnings.

Continuing with the example referred to above, for Asset/Liability Management Hedging, the fixed-rate long-term debt may be recorded at amortized cost under current U.S. GAAP. However, by electing to use SFAS 133 hedge accounting, the carrying value of this note is adjusted for changes in the benchmark interest rate, with any such changes in value recorded in current earnings. The related interest-rate swap is also recorded on the balance sheet at fair value, with any changes in fair value reflected in earnings. Thus, any ineffectiveness resulting from the hedging relationship is recorded in current earnings. Alternatively, an economic hedge, which does not meet the SFAS 133 hedging criteria, would involve only recording the derivative at fair value on the balance sheet, with its associated changes in fair value recorded in earnings. The debt would continue to be carried at amortized cost and, therefore, current earnings would be impacted only by the interest rate shifts that cause the change in the swap’s value and the underlying yield of the debt. This type of hedge is undertaken when SFAS 133 hedge requirements cannot be achieved or management decides not to apply SFAS 133 hedge accounting. Another alternative for the Company would be to elect to carry the note at fair value under SFAS 159. Once the irrevocable election is made upon issuance of the note, the full change in fair value of the note would be reported in earnings. The related interest rate swap, with changes in fair value also reflected in earnings, provides a natural offset to the note’s fair value change. To the extent the two offsets would not be exactly equal the difference would be reflected in current earnings. This type of economic hedge is undertaken when the Company prefers to follow this simpler method that achieves similar financial statement results to an SFAS 133 fair-value hedge.

Fair-value hedges

•          Hedging of benchmark interest rate risk—Citigroup hedges exposure to changes in the fair value of fixed-rate financing transactions, including liabilities related to outstanding debt, borrowings and time deposits. The fixed cash flows from those financing transactions are converted to benchmark variable-rate cash flows by entering into receive- fixed, pay-variable interest rate swaps. Typically these fair-value hedge relationships use dollar-offset ratio analysis to assess whether the hedging relationships are highly effective at inception and on an ongoing basis.

Citigroup also hedges exposure to changes in the fair value of fixed-rate assets, including available-for-sale debt securities and interbank placements. The hedging instruments mainly used are receive-variable, pay-fixed interest rate swaps for the remaining hedged asset categories. Most of these fair-value hedging relationships use dollar-offset ratio analysis to assess whether the hedging relationships are highly effective at inception and on an ongoing basis, while certain others use regression analysis.

For a limited number of fair-value hedges of benchmark interest-rate risk, Citigroup uses the “shortcut” method as SFAS 133 allows the Company to assume no ineffectiveness if the hedging relationship involves an interest-bearing financial asset or liability and an interest-rate swap. In order to assume no ineffectiveness, Citigroup ensures that all the shortcut method requirements of SFAS 133 for these types of hedging relationships are met. The amount of shortcut method hedges that Citigroup uses is de minimis.

•          Hedging of foreign-exchange risk—Citigroup hedges the change in fair value attributable to foreign-exchange rate movements in available-for-sale securities that are denominated in currencies other than the functional currency of the entity holding the securities, which may be in or outside the U.S. Typically, the hedging instrument employed is a forward foreign-exchange contract. In this type of hedge, the change in fair value of the hedged available-for-sale security attributable to the portion of foreign-exchange risk hedged is reported in earnings and not Accumulated other comprehensive income—a process that serves to offset substantially the change in fair value of the forward contract that is also reflected in earnings. Citigroup typically considers the premium associated with forward contracts (differential between spot and contractual forward rates) as the cost of hedging; this is generally excluded from the assessment of hedge effectiveness and reflected directly in earnings. Dollar-offset method is typically used to assess hedge effectiveness. Since that assessment is based on changes in fair value attributable to changes in spot rates on both the available-for-sale securities and the forward contracts for the portion of the relationship hedged, the amount of hedge ineffectiveness is not significant.

Cash-flow hedges

•          Hedging of benchmark interest rate risk — Citigroup hedges variable cash flows resulting from floating-rate liabilities and roll-over (re-issuance) of short-term liabilities. Variable cash flows from those liabilities are converted to fixed-rate cash flows by entering into receive-variable, pay-fixed interest-rate swaps and receive-variable, pay-fixed forward-starting interest-rate swaps. For some hedges, the hedge ineffectiveness is eliminated by matching all terms of the hedged item and the hedging derivative at inception and on an ongoing basis. Citigroup does not exclude any terms from consideration when applying the matched terms method. To the extent all terms are not perfectly matched, these cash-flow hedging relationships use either regression analysis or dollar-offset ratio analysis to assess whether the hedging relationships are highly effective at inception and on an ongoing basis. Since efforts are made to match the terms of the derivatives to those of the hedged forecasted cash flows as closely as possible, the amount of hedge ineffectiveness is not significant even when the terms do not match perfectly.

Citigroup also hedges variable cash flows resulting from investments in floating-rate available-for-sale debt securities. Variable cash flows from those assets are converted to fixed-rate cash flows by entering into receive-fixed, pay-variable interest rate swaps. These cash-flow hedging relationships use either regression analysis or dollar-offset ratio analysis to assess whether the hedging relationships are highly effective at inception and on an ongoing basis. Since efforts are made to align the terms of the derivatives to those of the hedged forecasted cash flows as closely as possible, the amount of hedge ineffectiveness is not significant.

Citigroup is currently not using the shortcut method for any cash-flow hedging relationships.

•          Hedging of foreign exchange risk—Citigroup locks in the functional currency equivalent of cash flows of various balance sheet liability exposures, including deposits, short-term borrowings and long-term debt (and the forecasted issuances or rollover of such items) that are denominated in a currency other than the functional currency of the issuing entity. Depending on the risk management objectives, these types of hedges are designated as either cash-flow hedges of only foreign exchange risk or cash-flow hedges of both foreign exchange and interest-rate risk and the hedging instruments used are foreign-exchange forward contracts, cross-currency swaps and foreign-currency options. For some hedges, Citigroup matches all terms of the hedged item and the hedging derivative at inception and on an ongoing basis to eliminate hedge ineffectiveness. Citigroup does not exclude any terms from consideration when applying the matched terms method. To the extent all terms are not perfectly matched, any ineffectiveness is measured using the “hypothetical derivative method” from FASB Derivative Implementation Group Issue G7. Efforts are made to match up the terms of the hypothetical and actual derivatives used as closely as possible. As a result, the amount of hedge ineffectiveness is not significant even when the terms do not match perfectly.

•          Hedging the overall changes in cash flows—In situations where the contractual rate of a variable-rate asset or liability is not a benchmark rate, Citigroup designates the risk of overall changes in cash flows as the hedged risk. Citigroup primarily hedges variability in the total cash flows related to non-benchmark-rate-based liabilities, such as customer deposits, and uses receive-variable, pay-fixed interest rate swaps as the hedging instrument. These cash flow hedging relationships use either regression analysis or dollar-offset ratio analysis to assess effectiveness at inception and on an ongoing basis.

Net investment hedges

Consistent with SFAS No. 52, “Foreign Currency Translation” (SFAS 52), SFAS 133 allows hedging of the foreign-currency risk of a net investment in a foreign operation. Citigroup primarily uses foreign-currency forwards, options and foreign-currency-denominated debt instruments to manage the foreign-exchange risk associated with Citigroup’s equity investments in several non-U.S. dollar functional currency foreign subsidiaries. In accordance with SFAS 52, Citigroup records the change in the carrying amount of these investments in the cumulative translation adjustment account within Accumulated other comprehensive income (loss). Simultaneously, the effective portion of the hedge of this exposure is also recorded in the cumulative translation adjustment account, and the ineffective portion, if any, is immediately recorded in earnings.

For derivatives used in net-investment hedges, Citigroup follows the forward rate method from FASB Derivative Implementation Group Issue H8. According to that method, all changes in fair value, including changes related to the forward rate component of the foreign-currency forward contracts and the time value of foreign currency options, are recorded in the cumulative translation adjustment account. For foreign- currency-denominated debt instruments that are designated as hedges of net investments, the translation gain or loss that is recorded in the cumulative translation adjustment account is based on the spot exchange rate between the functional currency of the respective subsidiary and the U.S. dollar, which is the functional currency of Citigroup. To the extent the notional amount of the hedging instrument exactly matches the hedged net investment, and the underlying exchange rate of the derivative hedging instrument relates to the exchange rate between the functional currency of the net investment and Citigroup’s functional currency, (or, in the case of the non-derivative debt instrument, such instrument is denominated in the functional currency of the net investment) no ineffectiveness is recorded in earnings.

Key aspects of achieving SFAS 133 hedge accounting are documentation of hedging strategy and hedge effectiveness at the hedge inception and substantiating hedge effectiveness on an ongoing basis. A derivative must be highly effective in accomplishing the hedge objective of offsetting either changes in the fair value or cash flows of the hedged item for the risk being hedged. Any ineffectiveness in the hedge relationship is recognized in current earnings. The assessment of effectiveness excludes changes in the value of the hedged item that are unrelated to the risks being hedged. Similarly, the assessment of effectiveness may exclude changes in the fair value of a derivative related to time value that, if excluded, are recognized in current earnings.

The following table summarizes certain information related to the Company’s hedging activities for the years ended December 31, 2007, 2006, and 2005:

In millions of dollars	2007	2006	2005
Fair value hedges
Hedge ineffectiveness recognized in earnings	$91	$245	$38
Net gain (loss) excluded from assessment of effectiveness	420	302	(32)
Cash flow hedges
Hedge ineffectiveness recognized in earnings	—	(18)	(18)
Net gain (loss) excluded from assessment of effectiveness	—	—	1
Net investment hedges
Net gain (loss) included in foreign currency translation adjustment within Accumulated other comprehensive income	$(1,051)	$(569)	$492

For cash-flow hedges, any changes in the fair value of the end-user derivative remaining in Accumulated other comprehensive income (loss) on the Consolidated Balance Sheet will be included in earnings of future periods to offset the variability of the hedged cash flows when such cash flows affects earnings. The net loss associated with cash-flow hedges expected to be reclassified from Accumulated other comprehensive income within 12 months of December 31, 2007 is $163 million.

The change in Accumulated other comprehensive income (loss) from cash-flow hedges for the years ended December 31, 2007, 2006, and 2005 can be summarized as follows (after-tax):

In millions of dollars	2007	2006	2005
Beginning balance	$(61)	$612	$173
Net gain (loss) from cash flow hedges	(2,932)	(29)	641
Net amounts reclassified to earnings	(170)	(644)	(202)
Ending balance	$(3,163)	$(61)	$612

Derivatives may expose Citigroup to market, credit or liquidity risks in excess of the amounts recorded on the Consolidated Balance Sheet. Market risk on a derivative product is the exposure created by potential fluctuations in interest rates, foreign-exchange rates and other values, and is a function of the type of product, the volume of transactions, the tenor and terms of the agreement, and the underlying volatility. Credit risk is the exposure to loss in the event of nonperformance by the other party to the transaction where the value of any collateral held is not adequate to cover such losses. The recognition in earnings of unrealized gains on these transactions is subject to management’s assessment as to collectibility. Liquidity risk is the potential exposure that arises when the size of the derivative position may not be able to be rapidly adjusted in periods of high volatility and financial stress at a reasonable cost.

25. CONCENTRATIONS OF CREDIT RISK

Concentrations of credit risk exist when changes in economic, industry or geographic factors similarly affect groups of counterparties whose aggregate credit exposure is material in relation to Citigroup’s total credit exposure. Although Citigroup’s portfolio of financial instruments is broadly diversified along industry, product, and geographic lines, material transactions are completed with other financial institutions, particularly in the securities trading, derivatives, and foreign exchange businesses.

In connection with the Company’s efforts to maintain a diversified portfolio, the Company limits its exposure to any one geographic region, country or individual creditor and monitors this exposure on a continuous basis. At December 31, 2007, Citigroup’s most significant concentration of credit risk was with the U.S. government and its agencies. The Company’s exposure, which primarily results from trading assets and investments issued by the U.S. government and its agencies, amounted to $73.8 billion and $140.2 billion at December 31, 2007 and 2006, respectively. This reduction in U.S. exposure is directly related to the Company-wide initiative to reduce mortgage-backed security portfolios. After the U.S. government, the Company’s next largest exposures are to the Mexican and Japanese governments and their agencies, which are rated Investment Grade by both Moody’s and S&P. The Company’s exposure to Mexico amounted to $32.0 billion and $31.7 billion at December 31, 2007 and 2006, respectively, and is composed of investment securities, loans, and trading assets. The Company’s exposure to Japan amounted to $26.1 billion and $7.5 billion at December 31, 2007 and 2006, respectively, and is composed of investment securities, loans, and trading assets. Trading securities issued by the Japanese government obtained in connection with the consolidation of Nikko Cordial during the second quarter of 2007 drove the significant increase in Japan exposure.

26.        FAIR VALUE (SFAS 155, SFAS 156, SFAS 157, and SFAS 159)

Effective January 1, 2007, the Company adopted SFAS 157 and SFAS 159. Both standards address aspects of the expanding application of fair-value accounting. SFAS 157 defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements about fair-value measurements. SFAS 157, among other things, requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In addition, SFAS 157 precludes the use of block discounts when measuring the fair value of instruments traded in an active market, which discounts were previously applied to large holdings of publicly traded equity securities. It also requires recognition of trade-date gains related to certain derivative transactions whose fair value has been determined using unobservable market inputs. This guidance supersedes the guidance in Emerging Issues Task Force Issue No. 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities” (EITF Issue 02-3), which prohibited the recognition of trade-date gains for such derivative transactions when determining the fair value of instruments not traded in an active market.

As a result of the adoption of SFAS 157, the Company has made some amendments to the techniques used in measuring the fair value of derivative and other positions. These amendments change the way that the probability of default of a counterparty is factored into the valuation of derivative positions, include for the first time the impact of Citigroup’s own credit risk on derivatives and other liabilities measured at fair value, and also eliminate the portfolio servicing adjustment that is no longer necessary under SFAS 157.

Under SFAS 159, the Company may elect to report most financial instruments and certain other items at fair value on an instrument-by-instrument basis with changes in fair value reported in earnings. After the initial adoption, the election is made at the acquisition of an eligible financial asset, financial liability, or firm commitment or when certain specified reconsideration events occur. The fair value election may not be revoked once an election is made.

Additionally, the transition provisions of SFAS 159 permit a one-time election for existing positions at the adoption date with a cumulative-effect adjustment included in opening retained earnings and future changes in fair value reported in earnings.

On January 1, 2006, the Company also elected to early-adopt the fair value accounting provisions permitted under SFAS 155 and SFAS 156. In accordance with SFAS 155, which was primarily adopted on a prospective basis, hybrid financial instruments—such as structured notes containing embedded derivatives that otherwise would require bifurcation, as well as certain interest-only instruments — may be accounted for at fair value if the Company makes an irrevocable election to do so on an instrument-by-instrument basis. The changes in fair value are recorded in current earnings. Additional discussion regarding the applicable areas in which SFAS 155 was adopted is presented below.

SFAS 156 requires all servicing rights to be initially recognized at fair value. At its initial adoption, the standard permits a one-time irrevocable election to re-measure each class of servicing rights at fair value, with the changes in fair value recorded in current earnings. The classes of servicing rights are identified based on the availability of market inputs used in determining their fair values and the methods for managing their risks. The Company has elected fair-value accounting for its mortgage and student loan classes of servicing rights. The impact of adopting this standard was not material. See Note 23 on page 57 for further discussion regarding the accounting and reporting of mortgage servicing rights.

Fair-Value Hierarchy

SFAS 157 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair-value hierarchy:

•                  Level 1 — Quoted prices for identical instruments in active markets.

•                  Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•                  Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

Determination of Fair Value

The Company measures fair value using the procedures set out below for all assets and liabilities measured at fair value, irrespective of whether they are carried at fair value as a result of an election under SFAS 159, SFAS 155 or SFAS 156, or whether they were previously carried at fair value.

When available, the Company generally uses quoted market prices to determine fair value, and classifies such items in Level 1. In some cases where a market price is available the Company will make use of acceptable practical expedients (such as matrix pricing) to calculate fair value, in which case the items are classified in Level 2.

If quoted market prices are not available, fair value is based upon internally developed valuation techniques that use, where possible, current market-based or independently sourced market parameters, such as interest rates, currency rates, option volatilities, etc. Items valued using such internally generated valuation techniques are classified according to the lowest level input or value driver that is significant to the valuation. Thus, an item may be classified in Level 3 even though there may be some significant inputs that are readily observable.

The following section describes the valuation methodologies used by the Company to measure different financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each instrument is generally classified. Where appropriate the description includes details of the valuation models, the key inputs to those models as well as any significant assumptions.

Securities purchased under agreements to resell & securities sold under agreements to repurchase

No quoted prices exist for such instruments and so fair value is determined using a discounted cash-flow technique. Cash flows are estimated based on the terms of the contract, taking into account any embedded derivative or other features. Expected cash flows are discounted using market rates appropriate to the maturity of the instrument as well as the nature and amount of collateral taken or received. Generally, such instruments are classified within Level 2 of the fair-value hierarchy as the inputs used in the fair valuation are readily observable.

Trading Account Assets — Trading Securities and Trading Loans

When available, the Company uses quoted market prices to determine the fair value of trading securities; such items are classified in Level 1 of the fair-value hierarchy. Examples include some government securities and exchange-traded equity securities.

For bonds and secondary market loans traded over the counter, the Company generally determines fair value utilizing internal valuation techniques. Fair values from internal valuation techniques are verified, where possible, to prices obtained from independent vendors. Vendors compile prices from various sources and may apply matrix pricing for similar bonds or loans where no price is observable. If available, the Company may also use quoted prices for recent trading activity of assets with similar characteristics to the bond or loan being valued. Trading securities and loans priced using such methods are generally classified as Level 2. However, when less liquidity exists for a security or loan, a quoted price is stale, or prices from independent sources vary, a loan or security is generally classified as Level 3.

Where the Company’s principal market for a portfolio of loans is the securitization market, the Company uses the securitization price to determine the fair value of the portfolio. The securitization price is determined from the assumed proceeds of a hypothetical securitization in the current market, adjusted for transformation costs (i.e., direct costs other than transaction costs) and securitization uncertainties such as market conditions and liquidity. As a result of the severe reduction in the level of activity in the securitization markets in the second half of 2007, observable securitization prices for directly comparable portfolios of loans have not been readily available. Therefore, such portfolios of loans are generally classified within Level 3 of the fair value hierarchy.

Trading Account Assets and Liabilities—Derivatives

Exchange-traded derivatives are generally fair valued using quoted market (i.e., exchange) prices and so are classified within Level 1 of the fair-value hierarchy.

The majority of derivatives entered into by the Company are executed over the counter and so are valued using internal valuation techniques as no quoted market prices exist for such instruments. The valuation technique and inputs depend on the type of derivative and the nature of the underlying. The principal techniques used to value these instruments are discounted cash flows, Black-Scholes and Monte Carlo simulation. The fair values of derivative contracts reflect cash the Company has paid or received (for example, option premiums paid and received).

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign-exchange rates, the spot price of the underlying, volatility, and correlation. The item is placed in either Level 2 or Level 3 depending on the observability of the significant inputs to the model. Correlation and items with longer tenors are generally less observable.

Subprime-Related Direct Exposures in CDOs

The Company accounts for its CDO super senior subprime direct exposures and the underlying securities on a fair-value basis with all changes in fair value recorded in earnings. Citigroup’s CDO super senior subprime direct exposures are not subject to valuation based on observable transactions. Accordingly, the fair value of these exposures is based on management’s best estimates based on facts and circumstances as of the date of these consolidated financial statements. Citigroup’s estimation process involves use of an intrinsic cash-flow methodology. During the course of the fourth quarter 2007, the methodology has been refined, and inputs used for the purposes of estimation have been modified in part to reflect ongoing unfavorable market developments. The methodology takes into account estimated housing-price changes, unemployment rates, interest rates, and borrower attributes, such as age, credit scores, documentation status, loan-to-value (LTV) ratio, and debt-to-income (DTI) ratio in order to model future collateral cash flows. In addition, the methodology takes account of estimates of the impact of geographic concentration of mortgages, estimated impact of reported fraud in the origination of subprime mortgages and the application of discount rates for each level of exposures, the fair value of which is being estimated. The collateral cash flows are then aggregated and passed through the CDO cash flow distribution “waterfall” to determine allocation to the super senior tranche. Finally, the cash flows allocated to the super senior tranche are discounted at a risk-weighted interest rate to arrive at the estimated fair value of the super senior exposures. The primary drivers that will impact the super senior valuations are housing prices, interest and unemployment rates as well as the discount rates used to present value projected cash flows.

Prior to the rating agency actions and other market developments that occurred during the second half of 2007, Citigroup valued the CDO super senior exposures primarily in comparison to other AAA rated securities and associated spreads that resulted in such exposures generally being carried at par through June 30, 2007. Before the disruption in the subprime credit markets in the third quarter of 2007, the secondary market for CDO super senior subprime tranches was extremely limited and transfers of super senior tranches of newly created CDOs (or the credit default swap equivalent) were relatively rare and typically occurred in private transactions that may or may not have been observable. Even if observable, the CDO super senior subprime tranches subject to such transactions may not have been comparable to the collateral and other characteristics of those held by the Company.

Given the above, the Company’s CDO super senior subprime direct exposures were classified in Level 3 of the fair-value hierarchy throughout 2007.

For most of the lending and structuring direct subprime exposures (excluding super seniors), fair value is determined utilizing observable transactions where available, other market data for similar assets in markets that are not active and other internal valuation techniques.

Investments

The investments category includes available-for-sale debt and equity securities, whose fair value is determined using the same procedures described for trading securities above.

Also included in investments are nonpublic investments in private equity and real estate entities held by the ICG business. Determining the fair value of nonpublic securities involves a significant degree of management resources and judgment as no quoted prices exist and such securities are generally very thinly traded. In addition, there may be transfer restrictions on private equity securities. The Company uses an established process for determining the fair value of such securities, using commonly accepted valuation techniques, including the use of earnings multiples based on comparable public securities, industry specific non-earnings-based multiples and discounted cash flow models. In determining the fair value of nonpublic securities, the Company also considers events such as a proposed sale of the investee company, initial public offerings, equity issuances, or other observable transactions.

Private equity securities are generally classified in Level 3 of the fair value hierarchy.

Short-Term Borrowings and Long-Term Debt

The fair value of non-structured liabilities is determined by discounting expected cash flows using the appropriate discount rate for the applicable maturity. Such instruments are generally classified in Level 2 of the fair-value hierarchy as all inputs are readily observable.

The Company determines the fair value of structured liabilities (where performance is linked to structured interest rates, inflation or currency risks) and hybrid financial instruments (performance linked to risks other than interest rates, inflation or currency risks) using the appropriate derivative valuation methodology (described above) given the nature of the embedded risk profile. Such instruments are classified in Level 2 or Level 3 depending on the observability of significant inputs to the model.

Market Valuation Adjustments

•                  Counterparty credit-risk adjustments are applied to financial instruments such as over-the-counter derivatives, where the base valuation uses market parameters based on the LIBOR interest rate curves. Not all counterparties have the same credit rating as that implied by the relevant LIBOR curve and so it is necessary to take into account the actual credit rating of a counterparty in order to arrive at the true fair value of such an item. Furthermore, the counterparty credit-risk adjustment takes into account the effect of credit-risk mitigants such as pledged collateral and to what extent there is a legal right of offset with a counterparty.

•                  Bilateral or “own” credit risk adjustments are applied to reflect the Company’s own credit risk when valuing all liabilities measured at fair value, in accordance with the requirements of SFAS 157. The methodology is consistent with that applied in generating counterparty credit risk adjustments, but incorporates the Company’s own credit risk as observed in the credit default swap market. As for counterparty credit risk, own credit-risk adjustments include the impact of credit-risk mitigants.

•                  Liquidity adjustments are applied to items in Level 2 or Level 3 of the fair-value hierarchy to ensure that the fair value reflects the price at which the entire position could be liquidated. The liquidity reserve is based on the bid/offer spread for an instrument, amended to the extent that the size and nature of the position would result in its being liquidated outside that bid/offer spread.

Fair-Value Elections

The following table presents, as of December 31, 2007, those positions selected for fair-value accounting in accordance with SFAS 159, SFAS 156, and SFAS 155, as well as the changes in fair value for the 12 months then ended.

		Changes in fair value gains (losses) year-to-date
In millions of dollars	December 31, 2007	Principal transactions	Other

Assets
Federal funds sold and securities borrowed or purchased under agreements to resell
Selected portfolios of securities purchased under agreements to resell, securities borrowed (1)	$84,305	$1,462	$—
Trading account assets:
Legg Mason convertible preferred equity securities originally classified as available-for-sale	614	(183)	—
Selected letters of credit hedged by credit default swaps or participation notes	10	(4)	—
Certain credit products	26,020	(778)	—
Certain hybrid financial instruments	97	—	—
Residual interests retained from asset securitizations	2,476	343	—
Total trading account assets	29,217	(622)	—
Investments:
Certain investments in private equity and real estate ventures	539	—	58
Certain equity method investments	1,131	—	45
Other	320	—	9
Total investments	1,990	—	112
Loans:
Certain credit products	3,038	102	—
Certain hybrid financial instruments	689	(63)	—
Total loans	3,727	39	—
Other assets:
Certain mortgage loans held-for-sale	6,392	—	74
Mortgage servicing rights	8,380	—	(1,554)
Total other assets	14,772	—	(1,480)
Total	$134,011	$879	$(1,368)

Liabilities
Interest-bearing deposits:
Certain structured liabilities	$264	$3	$—
Certain hybrid financial instruments	3,334	129	—
Total interest-bearing deposits	3,598	132	—
Federal funds purchased and securities loaned or sold under agreements to repurchase
Selected portfolios of securities sold under agreements to repurchase, securities loaned (1)	199,854	(225)	—
Trading account liabilities:
Certain hybrid financial instruments	7,228	(409)	—
Short-term borrowings:
Certain non-collateralized short-term borrowings	5,105	(64)	—
Certain hybrid financial instruments	3,561	56	—
Certain non-structured liabilities	4,821	—	—
Total short-term borrowings	13,487	(8)	—
Long-term debt:
Certain structured liabilities	2,952	(40)	—
Certain non-structured liabilities	49,095	99	—
Certain hybrid financial instruments	27,265	1,233	—
Total long-term debt	79,312	1,292	—
Total	$303,479	$782	$—

(1)           Reflects netting of the amounts due from securities purchased under agreements to resell and the amounts owed under securities sold under agreements to repurchase in accordance with FASB Interpretation No. 41, “Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements.”

The fair value of liabilities for which the fair-value option was elected was impacted by the widening of the Company’s credit spread. The estimated change in the fair value of these liabilities due to such changes in the Company’s own credit risk (or instrument-specific credit risk) was a gain of $888 million for the 12 months ended December 31, 2007. Changes in fair value resulting from changes in instrument-specific credit risk were estimated by incorporating the Company’s current observable credit spreads into the relevant valuation technique used to value each liability as described above.

Impact on Retained earnings of certain fair-value elections in accordance with SFAS 159

Detailed below are the December 31, 2006 carrying values prior to adoption of SFAS 159, the transition adjustments booked to opening Retained earnings and the fair values (that is, the carrying values at January 1, 2007 after adoption) for those items that were selected for fair-value option accounting and that had an impact on Retained earnings:

In millions of dollars	December 31, 2006 (carrying value prior to adoption)	Cumulative- effect adjustment to January 1, 2007 retained earnings– gain (loss)	January 1, 2007 fair value (carrying value after adoption)
Legg Mason convertible preferred equity securities originally classified as available-for-sale (1)	$797	$(232)	$797
Selected portfolios of securities purchased under agreements to resell (2)	167,525	25	167,550
Selected portfolios of securities sold under agreements to repurchase (2)	237,788	40	237,748
Selected non-collateralized short-term borrowings	3,284	(7)	3,291
Selected letters of credit hedged by credit default swaps or participation notes	—	14	14
Various miscellaneous eligible items (1)	96	3	96
Pretax cumulative effect of adopting fair value option accounting		$(157)
After-tax cumulative effect of adopting fair value option accounting		$(99)

(1)           The Legg Mason securities as well as several miscellaneous items were previously reported at fair value within available-for-sale securities. The cumulative-effect adjustment represents the reclassification of the related unrealized gain/loss from Accumulated other comprehensive income to Retained earnings upon the adoption of the fair value option.

(2)           Excludes netting of the amounts due from securities purchased under agreements to resell and the amounts owed under securities sold under agreements to repurchase in accordance with FIN 41.

Additional information regarding each of these items follows.

Legg Mason convertible preferred equity securities

The Legg Mason convertible preferred equity securities (Legg shares) were acquired in connection with the sale of Citigroup’s Asset Management business in December 2005. The Company holds these shares as a non-strategic investment for long-term appreciation and, therefore, selected fair-value option accounting in anticipation of the future implementation of the Investment Company Audit Guide Statement of Position 07-1, “Clarification of the Scope of Audit and Accounting Guide Audits of Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investment Companies” (SOP), which was to be effective beginning January 1, 2008. In February 2008, the FASB delayed the implementation of the SOP indefinitely.

Under the current investment company accounting model, investments held in investment company vehicles are recorded at full fair value (where changes in fair value are recorded in earnings) and are not subject to consolidation guidelines. Under the SOP, non-strategic investments not held in investment companies, which are deemed similar to non-strategic investments held in Citigroup’s investment companies, must be accounted for at full fair value in order for Citigroup to retain investment company accounting in the Company’s Consolidated Financial Statements. Therefore, we have utilized the fair-value option to migrate the Legg shares from available-for-sale (where changes in fair value are recorded in Accumulated other comprehensive income (loss)) to a full fair value model (where changes in value are recorded in earnings).

Prior to the election of fair value option accounting, the shares were classified as available-for-sale securities with the unrealized loss of $232 million as of December 31, 2006 included in Accumulated other comprehensive income (loss). In connection with the Company’s adoption of SFAS 159, this unrealized loss was recorded as a reduction of January 1, 2007 Retained earnings as part of the cumulative-effect adjustment. The Legg shares, which have a fair value of $614 million as of December 31, 2007, are included in Trading account assets on Citigroup’s Consolidated Balance Sheet. Dividends are included in Interest revenue. Subsequent to year end, The Company began to sell Legg shares.

Selected portfolios of securities purchased under agreements to resell, securities borrowed, securities sold under agreements to repurchase, securities loaned, and certain non-collateralized short-term borrowings

The Company elected the fair-value option retrospectively for our United States and United Kingdom portfolios of fixed-income securities purchased under agreements to resell and fixed-income securities sold under agreements to repurchase (and certain non-collateralized short-term borrowings). The fair-value option was also elected prospectively in the second quarter of 2007 for certain portfolios of fixed-income securities lending and borrowing transactions based in Japan. In each case, the election was made because these positions are managed on a fair value basis. Specifically, related interest-rate risk is managed on a portfolio basis, primarily with derivative instruments that are accounted for at fair value through earnings. Previously, these positions were accounted for on an accrual basis.

The cumulative effect of $58 million pretax ($37 million after-tax) from adopting the fair-value option for the U.S. and U.K. portfolios was recorded as an increase in the January 1, 2007 Retained earnings balance. The December 31, 2007 net balance of $84.3 billion for Securities purchased under agreements to resell and Securities borrowed and $199.9 billion for Securities sold under agreements to repurchase and Securities loaned are included in their respective accounts in the Consolidated Balance Sheet. The uncollateralized short-term borrowings of $5.1 billion are recorded in that account in the Consolidated Balance Sheet.

Changes in fair value for transactions in these portfolios are recorded in Principal transactions. The related interest revenue and interest expense are measured based on the contractual rates specified in the transactions and are reported as interest revenue and expense in the Consolidated Statement of Income.

Selected letters of credit and revolving loans hedged by credit default swaps or participation notes

The Company has elected fair-value accounting for certain letters of credit that are hedged with derivative instruments or participation notes. Upon electing the fair-value option, the related portions of the allowance for loan losses and the allowance for unfunded lending commitments were reversed. Citigroup elected the fair-value option for these transactions because the risk is managed on a fair-value basis, and to mitigate accounting mismatches.

The cumulative effect of $14 million pretax ($9 million after-tax) of adopting fair-value option accounting was recorded as an increase in the January 1, 2007 Retained earnings balance. The change in fair value as well as the receipt of related fees was reported as Principal transactions in the Company’s Consolidated Statement of Income.

The notional amount of these unfunded letters of credit was $1.4 billion as of December 31, 2007. The amount funded was insignificant with no amounts 90 days or more past due or on a non-accrual status at December 31, 2007.

These items have been classified appropriately in Trading account assets or Trading account liabilities on the Consolidated Balance Sheet.

Various miscellaneous eligible items

Several miscellaneous eligible items previously classified as available-for-sale securities were selected for fair-value option accounting. These items were selected in preparation for the adoption of the Investment Company Audit Guide SOP, as previously discussed.

Other items for which the fair value option was selected in accordance with SFAS 159

The Company has elected the fair value option for the following eligible items, which did not affect opening Retained earnings:

•      certain credit products

•      certain investments in private equity and real estate ventures

•      certain structured liabilities

•      certain non-structured liabilities

•      certain equity-method investments

•      certain mortgage loans held-for-sale

Certain credit products

Citigroup has elected the fair-value option for certain originated and purchased loans, including certain unfunded loan products, such as guarantees and letters of credit, executed by Citigroup’s trading businesses. None of these credit products are highly leveraged financing commitments. Significant groups of transactions include loans and unfunded loan products that will either be sold or securitized in the near term, or transactions where the economic risks are hedged with derivative instruments. Citigroup has elected the fair-value option to mitigate accounting mismatches in cases where hedge accounting is complex and to achieve operational simplifications. Fair value was not elected for most lending transactions across the Company, including where those management objectives would not be met.

The balances for these loan products, which are classified in Trading account assets or Loans, were $26.0 billion and $3.0 billion as of December 31, 2007, respectively. The aggregate unpaid principal balances exceeded the aggregate fair values by $894 million as of December 31, 2007. $186 million of these loans were on a non-accrual basis. For those loans that are on a non-accrual basis, the aggregate unpaid principal balances exceeded the aggregate fair values by $68 million as of December 31, 2007.

In addition, $141 million of unfunded loan commitments related to certain credit products selected for fair-value accounting were outstanding as of December 31, 2007.

Changes in fair value of funded and unfunded credit products are classified in Principal transactions in the Company’s Consolidated Statement of Income. Related interest revenue is measured based on the contractual interest rates and reported as Interest revenue on trading account assets or loans depending on their balance sheet classifications. The changes in fair value during 2007 due to instrument-specific credit risk totaled to a loss of $188 million.

Certain investments in private equity and real estate ventures

Citigroup invests in private equity and real estate ventures for the purpose of earning investment returns and for capital appreciation. The Company has elected the fair-value option for certain of these ventures in anticipation of the future implementation of the Investment Company Audit Guide SOP, because such investments are considered similar to many private equity or hedge fund activities in our investment companies, which are reported at fair value. See previous discussion regarding the SOP. The fair-value option brings consistency in the accounting and evaluation of certain of these investments. As required by SFAS 159, all investments (debt and equity) in such private equity and real estate entities are accounted for at fair value.

These investments, which totaled $539 million as of December 31, 2007, are classified as Investments on Citigroup’s Consolidated Balance Sheet. Changes in the fair values of these investments are classified in Other revenue in the Company’s Consolidated Statement of Income.

Certain structured liabilities

The Company has elected the fair-value option for certain structured liabilities whose performance is linked to structured interest rates, inflation or currency risks (“structured liabilities”), but do not qualify for the fair value election under SFAS 155.

The Company has elected the fair-value option for structured liabilities, because these exposures are considered to be trading-related positions and, therefore, are managed on a fair-value basis. These positions will continue to be classified as debt, deposits or derivatives according to their legal form on the Company’s Consolidated Balance Sheet. The balances for these structured liabilities, which are classified as Interest-bearing deposits and Long-term debt on the Consolidated Balance Sheet, are $264 million and $3.0 billion as of December 31, 2007, respectively.

For those structured liabilities classified as Long-term debt for which the fair-value option has been elected, the aggregate unpaid principal balance exceeds the aggregate fair value of such instruments by $7 million as of December 31, 2007.

The change in fair value for these structured liabilities is reported in Principal transactions in the Company’s Consolidated Statement of Income.

Related interest expense is measured based on the contractual interest rates and reported as such in the Consolidated Income Statement.

Certain non-structured liabilities

The Company has elected the fair-value option for certain non-structured liabilities with fixed and non-structured floating interest rates (“non-structured liabilities”). The Company has elected the fair-value option where the interest-rate risk of such liabilities is economically hedged with derivative contracts or the proceeds are used to purchase financial assets that will also be fair valued. The election has been made to mitigate accounting mismatches and to achieve operational simplifications. These positions are reported in Short-term borrowings and Long-term debt on the Company’s Consolidated Balance Sheet. The balance of these non-structured liabilities as of December 31, 2007 was $4.8 billion and $49.1 billion, respectively.

The majority of these non-structured liabilities are a result of the Company’s election of the fair value option for liabilities associated with the consolidation of CAI’s Structured Investment Vehicles (SIVs) during the fourth quarter of 2007. Subsequent to this election, the change in fair values of the SIV’s liabilities reported in earnings was immaterial.

For these non-structured liabilities classified as Long-term debt for which the fair-value option has been elected, the aggregate fair value exceeds the aggregate unpaid principal balance of such instruments by $434 million as of December 31, 2007.

The change in fair value for these non-structured liabilities is reported in Principal transactions in the Company’s Consolidated Statement of Income.

Related interest expense continues to be measured based on the contractual interest rates and reported as such in the Consolidated Income Statement.

Certain equity-method investments

Citigroup adopted fair-value accounting for various non-strategic investments in leveraged buyout funds and other hedge funds that previously were required to be accounted for under the equity method. Management elected fair-value accounting to reduce operational and accounting complexity. Since the funds account for all of their underlying assets at full fair value, the impact of applying the equity method to Citigroup’s investment in these funds was equivalent to fair value accounting. Thus, this fair-value election had no impact on opening Retained earnings.

These fund investments, which totaled $1.1 billion as of December 31, 2007, are classified as Investments on the Consolidated Balance Sheet. Changes in the fair values of these investments are classified in Other revenue in the Consolidated Statement of Income.

Certain mortgage loans held-for-sale

Citigroup has elected the fair-value option for certain purchased and originated prime fixed-rate and conforming adjustable-rate first mortgage loans held-for-sale. These loans are intended for sale or securitization and are hedged with derivative instruments. The Company has elected the fair-value option to mitigate accounting mismatches in cases where hedge accounting is complex and to achieve operational simplifications. The fair-value option was not elected for loans held-for-investment, as those loans are not hedged with derivative instruments. This election was effective for applicable instruments originated or purchased since September 1, 2007.

The balance of these mortgage loans held-for-sale, classified as Other assets, was $6.4 billion as of December 31, 2007. The aggregate fair value exceeded the unpaid principal balances by $136 million as of December 31, 2007. The balance of these loans 90 days or more past due and on a non-accrual basis was $17 million at December 31, 2007, with the difference between aggregate fair values and aggregate unpaid principal balance being immaterial.

The changes in fair values of these mortgage loans held-for-sale is reported in Other revenue in the Company’s Consolidated Statement of Income. The changes in fair value during 2007 due to instrument-specific credit risk were immaterial. Related interest income continues to be measured based on the contractual interest rates and reported as such in the Consolidated Income Statement.

Items selected for fair-value accounting in accordance with SFAS 155 and SFAS 156

Certain hybrid financial instruments

The Company has elected to apply fair-value accounting under SFAS 155 for certain hybrid financial assets and liabilities whose performance is linked to risks other than interest rate, foreign exchange or inflation (e.g., equity, credit or commodity risks). In addition, the Company has elected fair-value accounting under SFAS 155 for residual interests retained from securitizing certain financial assets. These elections are applicable only to those transactions originated after January 1, 2006.

The Company has elected fair-value accounting for these instruments because these exposures are considered to be trading-related positions and, therefore, are managed on a fair-value basis. In addition, the accounting for these instruments is simplified under a fair-value approach as it eliminates the complicated operational requirements of bifurcating the embedded derivatives from the host contracts and accounting for each separately. The hybrid financial instruments are classified as loans, deposits, trading liabilities (for pre-paid derivatives) or debt on the Company’s Consolidated Balance

Sheet according to their legal form, while residual interests in certain securitizations are classified as trading account assets.

The outstanding balances for these hybrid financial instruments classified in Loans is $689 million, while $3.3 billion is in Interest-bearing deposits, $7.2 billion in Trading account liabilities, $3.6 billion in Short-term borrowings and $27.3 billion in Long-term debt on the Consolidated Balance Sheet as of December 31, 2007. In addition, $2.5 billion of the $2.6 billion reported in Trading account assets was for the residual interests in securitizations.

For hybrid financial instruments for which fair-value accounting has been elected under SFAS 155 and that are classified as Long-term debt, the aggregate fair value exceeds the aggregate unpaid principal balance by $460 million as of December 31, 2007, while the difference for those instruments classified as Loans is immaterial.

Changes in fair value for hybrid financial instruments, which in most cases includes a component for accrued interest, are recorded in Principal transactions in the Company’s Consolidated Statement of Income. Interest accruals for certain hybrid instruments classified as trading assets are recorded separately from the change in fair value as Interest revenue in the Company’s Consolidated Statement of Income.

Mortgage servicing rights

On January 1, 2006, the Company elected to early-adopt fair-value accounting under SFAS 156 for mortgage servicing rights (MSRs). The fair value for these MSRs is determined using an option-adjusted spread valuation approach. This approach consists of projecting servicing cash flows under multiple interest-rate scenarios and discounting these cash flows using risk-adjusted discount rates. The model assumptions used in the valuation of MSRs include mortgage prepayment speeds and discount rates. The fair value of MSRs is primarily affected by changes in prepayments that result from shifts in mortgage interest rates. In managing this risk, the Company hedges a significant portion of the values of its MSRs through the use of interest-rate derivative contracts, forward-purchase commitments of mortgage-backed securities, and purchased securities classified as trading. See Note 23 on page 57 for further discussions regarding the accounting and reporting of MSRs.

These MSRs, which totaled $8.4 billion as of December 31, 2007, are classified as Intangible assets on Citigroup’s Consolidated Balance Sheet. Changes in fair value for MSRs are recorded in Commissions and fees in the Company’s Consolidated Statement of Income.

Items Measured at Fair Value on a Recurring Basis

The following table presents for each of the fair-value hierarchy levels the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2007. The Company often hedges positions that have been classified in the Level 3 category with financial instruments that have been classified as Level 1 or Level 2. The Company also hedges items classified in the Level 3 category with instruments also classified in Level 3 of the fair value hierarchy. The effects of these hedges are presented gross in the following table.

In millions of dollars at year end	Level 1	Level 2	Level 3	Gross inventory	Netting (1)	Net balance
Assets
Federal funds sold and securities borrowed or purchased under agreements to resell	$—	$132,383	$16	$132,399	$(48,094)	$84,305
Trading account assets
Trading securities	151,684	234,846	75,573	462,103	—	462,103
Derivatives	7,204	428,779	31,226	467,209	(390,328)	76,881
Investments	64,375	125,282	17,060	206,717	—	206,717
Loans (2)	—	3,718	9	3,727	—	3,727
Mortgage servicing rights	—	—	8,380	8,380	—	8,380
Other financial assets measured on a recurring basis	—	13,570	1,171	14,741	(4,939)	9,802
Total assets	$223,263	$938,578	$133,435	$1,295,276	$(443,361)	$851,915
Liabilities
Interest-bearing deposits	$—	$3 ,542	$56	$3,598	$—	$3,598
Federal funds purchased and securities loaned or sold under agreements to repurchase	—	241,790	6,158	247,948	(48,094)	199,854
Trading account liabilities
Securities sold, not yet purchased	68,928	9,140	473	78,541	—	78,541
Derivatives	8,602	447,119	33,696	489,417	(385,876)	103,541
Short-term borrowings	—	8,471	5,016	13,487	—	13,487
Long-term debt	—	70,359	8,953	79,312	—	79,312
Other financial liabilities measured on a recurring basis	—	6,506	1	6,507	(4,939)	1,568
Total liabilities	$77,530	$786,927	$54,353	$918,810	$(438,909)	$479,901

(1)           Represents netting of: (i) the amounts due under securities purchased under agreements to resell and the amounts owed under securities sold under agreements to repurchase in accordance with FIN 41, and (ii) derivative exposures covered by a qualifying master netting agreement in accordance with FIN 39, and the market value adjustment.

(2)           There is no allowance for loan losses recorded for loans reported at fair value.

The following table presents the changes in the Level 3 fair-value category for the year ended December 31, 2007. The Company classifies financial instruments in Level 3 of the fair-value hierarchy when there is reliance on at least one significant unobservable input to the valuation model. In addition to these unobservable inputs, the valuation models for Level 3 financial instruments typically also rely on a number of inputs that are readily observable either directly or indirectly. Thus, the gains and losses presented below include changes in the fair value related to both observable and unobservable inputs.

The Company often hedges positions with offsetting positions that are classified in a different level. For example, the gains and losses for assets and liabilities in the Level 3 category presented in the tables below do not reflect the effect of offsetting losses and gains on hedging instruments that have been classified by the Company in the Level 1 and Level 2 categories. The Company also hedges items classified in the Level 3 category with instruments also classified in Level 3 of the fair-value hierarchy. The effects of these hedges are presented gross in the following table.

		Net realized/ unrealized gains (losses) included in		Transfers in and/or	Purchases, issuances		Unrealized gains
In millions of dollars	January 1, 2007	Principal transactions	Other (1)(2)	out of Level 3	and settlements	December 31, 2007	(losses) still held (3)
Assets
Securities purchased under agreements to resell	$16	$—	$—	$—	$—	$16	$—
Trading account assets
Trading securities (4)	22,415	(11,449)	—	21,132	43,475	75,573	(10,262)
Investments	11,468	—	895	1,651	3,046	17,060	136
Loans	—	(8)	—	(793)	810	9	—
Mortgage servicing rights	5,439	—	621	—	2,320	8,380	1,892
Other financial assets measured on a recurring basis	948	—	2	(43)	264	1,171	20
Liabilities
Interest-bearing deposits	$60	$12	$34	$(33)	$75	$56	$(45)
Securities sold under agreements to repurchase	6,778	(194)	—	78	(892)	6,158	(141)
Trading account liabilities
Securities sold, not yet purchased	467	(139)	—	(1,041)	908	473	(260)
Derivatives, net (5)	(1,875)	(3,840)	—	(3,280)	3,785	2,470	(9,462)
Short-term borrowings	2,214	9	(80)	1,139	1,592	5,016	(53)
Long-term debt	1,693	(11)	(689)	4,600	1,960	8,953	(776)
Other financial liabilities measured on a recurring basis	—	—	(23)	(1)	(21)	1	—

(1)          Changes in fair value for available-for-sale investments (debt securities) are recorded in Accumulated other comprehensive income, while gains and losses from sales are recorded in Realized gains (losses) from sales of investments on the Consolidated Statement of Income.

(2)          Unrealized gains (losses) on MSRs are recorded in Commissions and fees on the Consolidated Statement of Income.

(3)          Represents the amount of total gains or losses for the period, included in earnings, attributable to the change in fair value relating to assets and liabilities classified as Level 3 that are still held at December 31, 2007.

(4)          The increase in Level 3 trading securities during 2007 was primarily the result of asset-backed commercial paper purchases where the Company had liquidity puts, increases in unsold and unverifiable positions as the result of market dislocations occurring in the second half of 2007, and assets brought on from the Nikko acquisition.

(5)          Total Level 3 derivative exposures have been netted on these tables for presentation purposes only.

Items Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities are measured at fair value on a non-recurring basis and therefore are not included in the tables above. These include assets such as loans held-for-sale that are measured at the lower of cost or market (LOCOM) that were recognized at fair value below cost at the end of the period. Assets measured at cost that have been written down to fair value during the period as a result of an impairment are also included.

The fair value of loans measured on a LOCOM basis is determined where possible using quoted secondary-market prices. Such loans are generally classified in Level 2 of the fair-value hierarchy given the level of activity in the market and the frequency of available quotes. If no such quoted price exists, the fair value of a loan is determined using quoted prices for a similar asset or assets, adjusted for the specific attributes of that loan.

As of December 31, 2007, loans held-for-sale carried at LOCOM with an aggregate cost of $33.6 billion were written down to fair value totaling $31.9 billion, of which $5.1 billion and $26.8 billion were determined based on Level 2 and Level 3 inputs, respectively. For the year ended December 31, 2007, the resulting charges taken on loans held-for-sale carried at fair value below cost were $1.8 billion.

Also during 2007, customer relationship intangibles and fixed assets in the Japan Consumer Finance business were written down to their fair value of zero, resulting in an impairment charge of $152 million pretax ($98 million after-tax). For those assets that were written down due to impairment, fair value measurements were determined based upon discounted expected cash flows or a comparison to liquidation prices of comparable assets.

27. FAIR VALUE OF FINANCIAL INSTRUMENTS (SFAS 107)

Estimated Fair Value of Financial Instruments

The table below presents the carrying value and fair value of Citigroup’s financial instruments. The disclosure excludes leases, affiliate investments, pension and benefit obligations, and insurance policy claim reserves. In addition, contractholder fund amounts exclude certain insurance contracts. Also as required, the disclosure excludes the effect of taxes, any premium or discount that could result from offering for sale at one time the entire holdings of a particular instrument, excess fair value associated with deposits with no fixed maturity and other expenses that would be incurred in a market transaction. In addition, the table excludes the values of non-financial assets and liabilities, as well as a wide range of franchise, relationship, and intangible values (but includes mortgage servicing rights), which are integral to a full assessment of Citigroup’s financial position and the value of its net assets.

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of short-term financial instruments not accounted for at fair value under SFAS 155 or SFAS 159, as well as receivables and payables arising in the ordinary course of business, approximates fair value because of the relatively short period of time between their origination and expected realization. Quoted market prices are used for most investments and for both trading and end-user derivatives, as well as for liabilities, such as long-term debt, with quoted prices. For performing loans not accounted for at fair value under SFAS 155 or SFAS 159, contractual cash flows are discounted at quoted secondary market rates or estimated market rates if available. Otherwise, sales of comparable loan portfolios or current market origination rates for loans with similar terms and risk characteristics are used. For loans with doubt as to collectibility, expected cash flows are discounted using an appropriate rate considering the time of collection and the premium for the uncertainty of the flows. The value of collateral is also considered. For liabilities such as long-term debt not accounted for at fair value under SFAS 155 or SFAS 159 and without quoted market prices, market borrowing rates of interest are used to discount contractual cash flows.

For additional information regarding the Company’s determination of fair value, including items accounted for at fair value under SFAS 155, SFAS 156, and SFAS 159, see Note 26 on page 69.

	2007		2006 (1)
In billions of dollars at year end	Carrying value	Estimated fair value	Carrying value	Estimated fair value
Assets
Investments	$215.0	$215.0	$273.6	$273.6
Federal funds sold and securities borrowed or purchased under agreements to resell	274.1	274.1	282.8	282.8
Trading account assets	539.0	539.0	393.9	393.9
Loans (2)	753.7	769.4	660.5	673.3
Other financial assets (3)	268.8	269.0	172.8	172.9
Liabilities
Deposits	$826.2	$826.2	$712.0	$711.4
Federal funds purchased and securities loaned or sold under agreements to repurchase	304.2	304.2	349.2	349.2
Trading account liabilities	182.1	182.1	145.9	145.9
Long-term debt	427.1	422.6	288.5	289.1
Other financial liabilities (4)	280.4	280.4	229.1	229.1

(1)          Reclassified to conform to the current period’s presentation.

(2)          The carrying value of loans is net of the allowance for loan losses and also excludes $8.2 billion and $9.8 billion of lease finance receivables in 2007 and 2006, respectively.

(3)          Includes cash and due from banks, deposits with banks, brokerage receivables, reinsurance recoverable, mortgage servicing rights and separate and variable accounts for which the carrying value is a reasonable estimate of fair value, and the carrying value and estimated fair value of financial instruments included in Other assets on the Consolidated Balance Sheet.

(4)          Includes brokerage payables, separate and variable accounts, and short-term borrowings for which the carrying value is a reasonable estimate of fair value, and the carrying value and estimated fair value of financial instruments included in Other liabilities on the Consolidated Balance Sheet.

Fair values vary from period to period based on changes in a wide range of factors, including interest rates, credit quality, and market perceptions of value and as existing assets and liabilities run off and new transactions are entered into.

The estimated fair values of loans reflect changes in credit status since the loans were made, changes in interest rates in the case of fixed-rate loans, and premium values at origination of certain loans. The estimated fair values of Citigroup’s loans, in the aggregate, exceeded the carrying values (reduced by the Allowance for loan losses) by $15.7 billion in 2007 and $12.8 billion in 2006. Within these totals, estimated fair values exceeded carrying values for consumer loans net of the allowance by $12.7 billion, an increase of $3.7 billion from 2006. The estimated fair values exceeded the carrying values by $3.0 billion for corporate loans net of the allowance, a decrease of $0.8 billion from 2006.

28. PLEDGED ASSETS, COLLATERAL, COMMITMENTS AND GUARANTEES

Pledged Assets

At December 31, 2007 and 2006, the approximate fair values of securities sold under agreements to repurchase and other assets pledged, excluding the impact of FIN 39 and FIN 41, were as follows:

In millions of dollars	2007	2006
For securities sold under agreements to repurchase	$296,991	$359,273
As collateral for securities borrowed for approximately equivalent value	75,572	39,382
As collateral on bank loans	52,537	10,832
To clearing organizations or segregated under securities laws and regulations	42,793	30,675
For securities loaned	94,161	84,118
Other	127,267	169,922
Total	$689,321	$694,202

In addition, included in cash and due from banks at December 31, 2007 and 2006 are $9.6 billion and $8.5 billion, respectively, of cash segregated under federal and other brokerage regulations or deposited with clearing organizations.

At December 31, 2007 and 2006, the Company had $5.3 billion and $2.3 billion, respectively, of outstanding letters of credit from third-party banks to satisfy various collateral and margin requirements.

Collateral

At December 31, 2007 and 2006, the approximate market value of collateral received by the Company that may be sold or repledged by the Company, excluding amounts netted in accordance with FIN 39 and FIN 41, was $388.7 billion and $403.9 billion, respectively. This collateral was received in connection with resale agreements, securities borrowings and loans, derivative transactions, and margined broker loans.

At December 31, 2007 and 2006, a substantial portion of the collateral received by the Company had been sold or repledged in connection with repurchase agreements; securities sold, not yet purchased; securities borrowings and loans; pledges to clearing organizations; segregation requirements under securities laws and regulations; derivative transactions; and bank loans.

In addition, at December 31, 2007 and 2006, the Company had pledged $196 billion and $222 billion, respectively, of collateral that may not be sold or repledged by the secured parties.

Lease Commitments

Rental expense (principally for offices and computer equipment) was $2.3 billion, $1.9 billion, and $1.8 billion for the years ended December 31, 2007, 2006, and 2005, respectively.

Future minimum annual rentals under noncancelable leases, net of sublease income, are as follows:

In millions of dollars
2008	$1,579
2009	1,434
2010	1,253
2011	1,075
2012	964
Thereafter	4,415
Total	$10,720

Guarantees

The Company provides a variety of guarantees and indemnifications to Citigroup customers to enhance their credit standing and enable them to complete a wide variety of business transactions. The following table summarizes at December 31, 2007 and 2006 all of the Company’s guarantees and indemnifications, where management believes the guarantees and indemnifications are related to an asset, liability, or equity security of the guaranteed parties at the inception of the contract. The maximum potential amount of future payments represents the notional amounts that could be lost under the guarantees and indemnifications if there were a total default by the guaranteed parties, without consideration of possible recoveries under recourse provisions or from collateral held or pledged. Such amounts bear no relationship to the anticipated losses on these guarantees and indemnifications and greatly exceed anticipated losses.

The following tables present information about the Company’s guarantees at December 31, 2007 and December 31, 2006:

	Maximum potential amount of future payments
In billions of dollars at December 31, except carrying value in millions	Expire within 1 year	Expire after 1 year	Total amount outstanding	Carrying value (in millions)
2007
Financial standby letters of credit	$43.5	$43.6	$87.1	$160.6
Performance guarantees	11.3	6.8	18.1	24.4
Derivative instruments	35.7	1,165.9	1,201.6	82,756.7
Loans sold with recourse	—	0.5	0.5	45.5
Securities lending indemnifications (1)	153.4	—	153.4	—
Credit card merchant processing (1)	64.0	—	64.0	—
Custody indemnifications and other (1)	—	53.4	53.4	306.0
Total	$307.9	$1,270.2	$1,578.1	$83,293.2

	Maximum potential amount of future payments
In billions of dollars at December 31, except carrying value in millions	Expire within 1 year	Expire after 1 year	Total amount outstanding	Carrying value (in millions)
2006 (2)
Financial standby letters of credit	$46.7	$25.8	$72.5	$179.3
Performance guarantees	11.2	4.6	15.8	47.2
Derivative instruments	42.0	916.6	958.6	16,836.0
Loans sold with recourse	—	1.1	1.1	51.9
Securities lending indemnifications (1)	110.7	—	110.7	—
Credit card merchant processing (1)	52.3	—	52.3	—
Custody indemnifications and other (1)	—	54.4	54.4	—
Total	$262.9	$1,002.5	$1,265.4	$17,114.4

(1)          The carrying values of securities lending indemnifications, credit card merchant processing and custody indemnifications are not material, as the Company has determined that the amount and probability of potential liabilities arising from these guarantees are not significant and the carrying amount of the Company’s obligations under these guarantees is immaterial.

(2)          Reclassified to conform to the current period’s presentation.

Financial Standby Letters of Credit

Citigroup issues standby letters of credit which substitute its own credit for that of the borrower. If a letter of credit is drawn down, the borrower is obligated to repay Citigroup. Standby letters of credit protect a third party from defaults on contractual obligations. Financial standby letters of credit include guarantees of payment of insurance premiums and reinsurance risks that support industrial revenue bond underwriting and settlement of payment obligations to clearing houses, and also support options and purchases of securities or are in lieu of escrow deposit accounts. Financial standbys also backstop loans, credit facilities, promissory notes and trade acceptances.

Performance Guarantees

Performance guarantees and letters of credit are issued to guarantee a customer’s tender bid on a construction or systems installation project or to guarantee completion of such projects in accordance with contract terms. They are also issued to support a customer’s obligation to supply specified products, commodities, or maintenance or warranty services to a third party.

Derivative Instruments

Derivatives are financial instruments whose cash flows are based on a notional amount or an underlying instrument, where there is little or no initial investment, and whose terms require or permit net settlement. The main use of derivatives is to reduce risk for one party while offering the potential for high return (at increased risk) to another. Financial institutions often act as intermediaries for their clients, helping clients reduce their risks. However, derivatives may also be used to take a risk position. Derivative instruments include credit default swaps, total return swaps, foreign exchange contracts, options, forwards, warrants, and price variance swaps on equities, commodities, debt obligations, asset-backed securities, currencies, credit spreads, interest rates, other asset types and indices.

Loans Sold with Recourse

Loans sold with recourse represent the Company’s obligations to reimburse the buyers for loan losses under certain circumstances. Recourse refers to the clause in a sales agreement under which a lender will fully reimburse the buyer/investor for any losses resulting from the purchased loans. This may be accomplished by the seller’s taking back any loans that become delinquent.

Securities Lending Indemnifications

Owners of securities frequently lend those securities for a fee to other parties who may sell them short or deliver them to another party to satisfy some other obligation. Banks may administer such securities lending programs for their clients. Securities lending indemnifications are issued by the bank to guarantee that a securities lending customer will be made whole in the event that the security borrower does not return the security subject to the lending agreement and collateral held is insufficient to cover the market value of the security.

Credit Card Merchant Processing

Credit card merchant processing guarantees represent the Company’s indirect obligations in connection with the processing of private label and bankcard transactions on behalf of merchants.

Custody Indemnifications

Custody indemnifications are issued to guarantee that custody clients will be made whole in the event that a third-party subcustodian fails to safeguard clients’ assets. Beginning with the 2006 third quarter, the scope of the custody indemnifications was broadened to cover all clients’ assets held by third-party subcustodians.

Other

Citigroup recorded a $306 million (pretax) charge related to certain of Visa USA’s litigation matters. In addition, in connection with its upcoming planned IPO, Visa has announced plans to adjust, on a pro rata basis, the number of a certain class of shares to be distributed to its USA member banks (including Citigroup). Such withheld shares would be used to fund an escrow account to satisfy certain of the Visa USA’s litigation matters and could enable Citigroup to release portions of its $306 million reserve. The carrying value of the reserve is included in Other liabilities.

Other Guarantees and Indemnifications

Citigroup’s primary credit card business is the issuance of credit cards to individuals. In addition, the Company provides transaction processing services to various merchants with respect to bankcard and private label cards. In the event of a billing dispute with respect to a bankcard transaction between a merchant and a cardholder that is ultimately resolved in the cardholder’s favor, the third party holds the primary contingent liability to credit or refund the amount to the cardholder and charge back the transaction to the merchant. If the third party is unable to collect this amount from the merchant, it bears the loss for the amount of the credit or refund paid to the cardholder.

The Company continues to have the primary contingent liability with respect to its portfolio of private label merchants. The risk of loss is mitigated as the cash flows between the third party or the Company and the merchant are settled on a net basis and the third party or the Company has the right to offset any payments with cash flows otherwise due to the merchant. To further mitigate this risk, the third party or the Company may require a merchant to make an escrow deposit, delay settlement, or include event triggers to provide the third party or the Company with more financial and operational control in the event of the financial deterioration of the merchant, or require various credit enhancements (including letters of credit and bank guarantees). In the unlikely event that a private label merchant is unable to deliver products, services or a refund to its private label cardholders, Citigroup is contingently liable to credit or refund cardholders. In addition, although a third party holds the primary contingent liability with respect to the processing of bankcard transactions, in the event that the third party does not have sufficient collateral from the merchant or sufficient financial resources of its own to provide the credit or refunds to the cardholders, Citigroup would be liable to credit or refund the cardholders.

The Company’s maximum potential contingent liability related to both bankcard and private label merchant processing services is estimated to be the total volume of credit card transactions that meet the requirements to be valid chargeback transactions at any given time. At December 31, 2007 and December 31, 2006, this maximum potential exposure was estimated to be $64 billion and $52 billion, respectively.

However, the Company believes that the maximum exposure is not representative of the actual potential loss exposure based on the Company’s historical experience and its position as a secondary guarantor (in the case of bankcards). In most cases, this contingent liability is unlikely to arise, as most products and services are delivered when purchased and amounts are refunded when items are returned to merchants. The Company assesses the probability and amount of its contingent liability related to merchant processing based on the financial strength of the primary guarantor (in the case of bankcards) and the extent and nature of unresolved chargebacks and its historical loss experience. At December 31, 2007 and December 31, 2006, the estimated losses incurred and the carrying amounts of the Company’s contingent obligations related to merchant processing activities were immaterial.

In addition, the Company, through its credit card business, provides various cardholder protection programs on several of its card products, including programs that provide insurance coverage for rental cars, coverage for certain losses associated with purchased products, price protection for certain purchases and protection for lost luggage. These guarantees are not included in the table, since the total outstanding amount of the guarantees and the Company’s maximum exposure to loss cannot be quantified. The protection is limited to certain types of purchases and certain types of losses and it is not possible to quantify the purchases that would qualify for these benefits at any given time. The Company assesses the probability and amount of its potential liability related to these programs based on the extent and nature of its historical loss experience. At December 31, 2007, the actual and estimated losses incurred and the carrying value of the Company’s obligations related to these programs were immaterial.

In the normal course of business, the Company provides standard representations and warranties to counterparties in contracts in connection with numerous transactions and also provides indemnifications that protect the counterparties to the contracts in the event that additional taxes are owed due either to a change in the tax law or an adverse interpretation of the tax law. Counterparties to these transactions provide the Company with comparable indemnifications. While such representations, warranties and tax indemnifications are essential components of many contractual relationships, they do not represent the underlying business purpose for the transactions. The indemnification clauses are often standard contractual terms related to the Company’s own performance under the terms of a contract and are entered into in the normal course of business based on an assessment that the risk of loss is remote. Often these clauses are intended to ensure that terms of a contract are met at inception (for example, that loans transferred to a counterparty in a sales transaction did in fact meet the conditions specified in the contract at the transfer date). No compensation is received for these standard representations and warranties, and it is not possible to determine their fair value because they rarely, if ever, result in a payment. In many cases, there are no stated or notional amounts included in the indemnification clauses and the contingencies potentially triggering the obligation to indemnify have not occurred and are not expected to occur. There are no amounts reflected on the Consolidated Balance Sheet as of December 31, 2007 and 2006, related to these indemnifications and they are not included in the table.

In addition, the Company is a member of or shareholder in hundreds of value transfer networks (VTNs) (payment clearing and settlement systems as well as securities exchanges) around the world. As a condition of membership, many of these VTNs require that members stand ready to backstop the net effect on the VTNs of a member’s default on its obligations. The Company’s potential obligations as a shareholder or member of VTN associations are excluded from the scope of FIN 45, since the shareholders and members represent subordinated classes of investors in the VTNs. Accordingly, the Company’s participation in VTNs is not reported in the table and there are no amounts reflected on the Consolidated Balance Sheet as of December 31, 2007 or December 31, 2006 for potential obligations that could arise from the Company’s involvement with VTN associations.

At December 31, 2007 and 2006, the carrying amounts of the liabilities related to the guarantees and indemnifications included in the table amounted to approximately $83 billion and $17 billion, respectively. The carrying value of derivative instruments is included in either Trading liabilities or Other liabilities, depending upon whether the derivative was entered into for trading or non-trading purposes. The carrying value of financial and performance guarantees is included in Other liabilities. For loans sold with recourse, the carrying value of the liability is included in Other liabilities. In addition, at December 31, 2007 and 2006, Other liabilities on the Consolidated Balance Sheet include an allowance for credit losses of $1.25 billion and $1.1 billion, respectively, relating to letters of credit and unfunded lending commitments.

In addition to the collateral available in respect of the credit card merchant processing contingent liability discussed above, the Company has collateral available to reimburse potential losses on its other guarantees. Cash collateral available to the Company to reimburse losses realized under these guarantees and indemnifications amounted to $112 billion and $92 billion at December 31, 2007 and 2006, respectively. Securities and other marketable assets held as collateral amounted to $54 billion and $42 billion and letters of credit in favor of the Company held as collateral amounted to $192 million and $142 million at December 31, 2007 and 2006, respectively. Other property may also be available to the Company to cover losses under certain guarantees and indemnifications; however, the value of such property has not been determined.

Credit Commitments

The table below summarizes Citigroup’s other commitments as of December 31, 2007 and 2006.

In millions of dollars	U.S.	Outside of U.S.	December 31, 2007	December 31, 2006
Commercial and similar letters of credit	$1,483	$7,692	$9,175	$7,861
One- to four-family residential mortgages	3,824	763	4,587	3,457
Revolving open-end loans secured by one- to four-family residential properties	31,930	3,257	35,187	32,449
Commercial real estate, construction and land development	3,736	1,098	4,834	4,007
Credit card lines	949,939	153,596	1,103,535	987,409
Commercial and other consumer loan commitments	303,376	170,255	473,631	439,931
Total	$1,294,288	$336,661	$1,630,949	$1,475,114

The majority of unused commitments are contingent upon customers’ maintaining specific credit standards. Commercial commitments generally have floating interest rates and fixed expiration dates and may require payment of fees. Such fees (net of certain direct costs) are deferred and, upon exercise of the commitment, amortized over the life of the loan or, if exercise is deemed remote, amortized over the commitment period.

Commercial and similar letters of credit

A commercial letter of credit is an instrument by which Citigroup substitutes its credit for that of a customer to enable the customers to finance the purchase of goods or to incur other commitments. Citigroup issues a letter on behalf of its client to a supplier and agrees to pay them upon presentation of documentary evidence that the supplier has performed in accordance with the terms of the letter of credit. When drawn, the customer then is required to reimburse Citigroup.

One- to four-family residential mortgages

A one- to four-family residential mortgage commitment is a written confirmation from Citigroup to a seller of a property that the bank will advance the specified sums enabling the buyer to complete the purchase.

Revolving open-end loans secured by one- to four-family residential properties

Revolving open-end loans secured by one- to four-family residential properties are essentially home equity lines of credit. A home equity line of credit is a loan secured by a primary residence or second home to the extent of the excess of fair market value over the debt outstanding for the first mortgage.

Commercial Real Estate, Construction and Land Development

Commercial real estate, construction and land development include unused portions of commitments to extend credit for the purpose of financing commercial and multifamily residential properties as well as land development projects. Both secured by real estate and unsecured commitments are included in this line. In addition, undistributed loan proceeds where there is an obligation to advance for construction progress payments are also included. However, this line only includes those extensions of credit that once funded will be classified as Loans on the Consolidated Balance Sheet.

Credit card lines

Citigroup provides credit to customers by issuing credit cards. The credit card lines are unconditionally cancellable by the issuer.

Commercial and other consumer loan commitments

Commercial and other consumer loan commitments include commercial commitments to make or purchase loans, to purchase third-party receivables, and to provide note issuance or revolving underwriting facilities. Amounts include $259 billion and $251 billion with an original maturity of less than one year at December 31, 2007 and December 31, 2006, respectively.

In addition, included in this line item are highly leveraged financing commitments which are agreements that provide funding to a borrower with higher levels of debt (measured by the ratio of debt capital to equity capital of the borrower) than is generally considered normal for other companies. This type of financing is commonly employed in corporate acquisitions, management buy-outs and similar transactions.

29. CONTINGENCIES

As described in the “Legal Proceedings” discussion on page 95, the Company has been a defendant in numerous lawsuits and other legal proceedings arising out of alleged misconduct in connection with:

(i)                     underwritings for, and research coverage of, WorldCom;

(ii)                underwritings for Enron and other transactions and activities related to Enron;

(iii)             transactions and activities related to research coverage of companies other than WorldCom; and

(iv)              transactions and activities related to the IPO Securities Litigation.

As of December 31, 2007, the Company’s litigation reserve for these matters, net of amounts previously paid or not yet paid but committed to be paid in connection with the Enron class action settlement and other settlements arising out of these matters, was approximately $2.8 billion. The Company believes that this reserve is adequate to meet all of its remaining exposure for these matters.

As described in the “Legal Proceedings” discussion on page 95, the Company is also a defendant in numerous lawsuits and other legal proceedings arising out of alleged misconduct in connection with other matters. In view of the large number of litigation matters, the uncertainties of the timing and outcome of this type of litigation, the novel issues presented, and the significant amounts involved, it is possible that the ultimate costs of these matters may exceed or be below the Company’s litigation reserves. The Company will continue to defend itself vigorously in these cases, and seek to resolve them in the manner management believes is in the best interests of the Company.

In addition, in the ordinary course of business, Citigroup and its subsidiaries are defendants or co-defendants or parties in various litigation and regulatory matters incidental to and typical of the businesses in which they are engaged. In the opinion of the Company’s management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the consolidated financial condition of the Company but, if involving monetary liability, may be material to the Company’s operating results for any particular period.

30. CITIBANK, N.A. STOCKHOLDER’S EQUITY

Statement of Changes in Stockholder’s Equity

	Year ended December 31
In millions of dollars, except shares	2007	2006	2005
Preferred stock ($100 par value)
Balance, beginning of year	$—	$—	$1,950
Redemption or retirement of preferred stock	—	—	(1,950)
Balance, end of year	$—	$—	$—
Common stock ($20 par value)
Balance, beginning of year — Shares: 37,534,553 in 2007, 2006 and 2005	$751	$751	$751
Balance, end of year — Shares: 37,534,553 in 2007, 2006 and 2005	$751	$751	$751
Surplus
Balance, beginning of year	$43,753	$37,978	$35,194
Capital contribution from parent company	25,267	5,589	2,501
Employee benefit plans	85	176	159
Other	30	10	124
Balance, end of year	$69,135	$43,753	$37,978
Retained earnings
Balance, beginning of year	$30,358	$24,062	$20,675
Adjustment to opening balance, net of taxes (1)	(96)	—	—
Adjusted balance, beginning of period	$30,262	$24,062	$20,675
Net income	2,304	9,338	9,077
Dividends paid	(651)	(3,042)	(5,690)
Balance, end of year	$31,915	$30,358	$24,062
Accumulated other comprehensive income (loss)
Balance, beginning of year	$(1,709)	$(2,550)	$(624)
Adjustment to opening balance, net of taxes (2)	(1)	—	—
Adjusted balance, beginning of period	$(1,710)	$(2,550)	$(624)
Net change in unrealized gains (losses) on investment securities available-for-sale, net of taxes	(1,142)	234	(512)
Net change in foreign currency translation adjustment, net of taxes	2,143	1,926	(1,501)
Net change in cash flow hedges, net of taxes	(1,954)	(430)	201
Pension liability adjustment, net of taxes	168	(3)	(114)
Adjustment to initially apply SFAS 158, net of taxes	—	(886)	—
Net change in Accumulated other comprehensive income (loss)	$(785)	$841	$(1,926)
Balance, end of year	$(2,495)	$(1,709)	$(2,550)

(Statement continues on next page)

Statement of Changes in Stockholder’s Equity (Continued)

	Year ended December 31
In millions of dollars, except shares	2007	2006	2005
Total common stockholder’s equity	$99,306	$73,153	$60,241
Total stockholder’s equity	$99,306	$73,153	$60,241
Comprehensive income
Net income	$2,304	$9,338	$9,077
Net change in Accumulated other comprehensive income (loss)	(785)	841	(1,926)
Comprehensive income	$1,519	$10,179	$7,151

(1)     The adjustment to opening balance for Retained earnings represents the total of the after-tax gain (loss) amounts for the adoption of the following accounting pronouncements:

•          SFAS 157 for $9 million,

•          SFAS 159 for $15 million,

•          FSP 13-2 for $(142) million, and

•          FIN 48 for $22 million.

See Notes 1 and 26 on pages 10 and 69, respectively.

(2)     The after-tax adjustment to the opening balance of Accumulated other comprehensive income (loss) represents the reclassification of the unrealized gains (losses) related to several miscellaneous items previously reported in accordance with SFAS 115. The related unrealized gains and losses were reclassified to retained earnings upon the adoption of the fair value option in accordance with SFAS 159. See Notes 1 and 26 on pages 9 and 68 for further discussions.

31. SUBSEQUENT EVENT

On February 20, 2008, the Company entered into a $500 million credit facility with the Falcon multi-strategy fixed income funds (the “Funds”) managed by Citigroup Alternative Investments. As a result of providing this facility, the Company became the primary beneficiary of the Funds and will include the Funds’ assets and liabilities in its Consolidated Balance Sheet commencing on February 20, 2008. The consolidation of the Funds will increase Citigroup’s assets and liabilities by approximately $10 billion.

32. CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES

These condensed consolidating financial statement schedules are presented for purposes of additional analysis but should be considered in relation to the consolidated financial statements of Citigroup taken as a whole.

Citigroup Parent Company

The holding company, Citigroup Inc.

Citigroup Global Markets Holdings Inc. (CGMHI)

Citigroup guarantees various debt obligations of CGMHI as well as all of the outstanding debt obligations under CGMHI’s publicly issued debt.

Citigroup Funding Inc. (CFI)

CFI is a first-tier subsidiary of Citigroup, which issues commercial paper, medium-term notes and structured equity-linked and credit-linked notes, all of which are guaranteed by Citigroup.

CitiFinancial Credit Company (CCC)

An indirect wholly-owned subsidiary of Citigroup. CCC is a wholly-owned subsidiary of Associates. Citigroup has issued a full and unconditional guarantee of the outstanding indebtedness of CCC.

Associates First Capital Corporation (Associates)

A wholly-owned subsidiary of Citigroup. Citigroup has issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates. In addition, Citigroup guaranteed various debt obligations of Citigroup Finance Canada Inc. (CFCI), a wholly-owned subsidiary of Associates. CFCI continues to issue debt in the Canadian market supported by a Citigroup guarantee. Associates is the immediate parent company of CCC.

Other Citigroup Subsidiaries

Includes all other subsidiaries of Citigroup, intercompany eliminations, and income/loss from discontinued operations.

Consolidating Adjustments

Includes Citigroup parent company elimination of distributed and undistributed income of subsidiaries, investment in subsidiaries and the elimination of CCC, which is included in the Associates column.

Condensed Consolidating Statement of Income

	Year ended December 31, 2007
In millions of dollars	Citigroup parent company	CGMHI	CFI	CCC	Associates	Other Citigroup subsidiaries, eliminations and income from discontinued operations	Consolidating adjustments	Citigroup consolidated
Revenues
Dividends from subsidiary banks and bank holding companies	$10,632	$—	$—	$—	$—	$—	$(10,632)	$—

Interest revenue	426	31,438	6	6,754	7,854	81,705	(6,754)	121,429
Interest revenue—intercompany	5,507	1,695	6,253	137	630	(14,085)	(137)	—
Interest expense	7,994	24,489	4,331	189	759	38,478	(189)	76,051
Interest expense—intercompany	(80)	5,871	882	2,274	2,955	(9,628)	(2,274)	—
Net interest revenue	$(1,981)	$2,773	$1,046	$4,428	$4,770	$38,770	$(4,428)	$45,378
Commissions and fees	$—	$11,089	$—	$95	$186	$9,431	$(95)	$20,706
Commissions and fees—intercompany	(3)	184	—	21	25	(206)	(21)	—
Principal transactions	380	(11,382)	(68)	—	2	(1,018)	—	(12,086)
Principal transactions—intercompany	118	605	(561)	—	(30)	(132)	—	—
Other income	(1,233)	4,594	150	452	664	20,322	(452)	24,497
Other income—intercompany	1,008	1,488	(117)	26	(30)	(2,349)	(26)	—
Total non-interest revenues	$270	$6,578	$(596)	$594	$817	$26,048	$(594)	$33,117
Total revenues, net of interest expense	$8,921	$9,351	$450	$5,022	$5,587	$64,818	$(15,654)	$78,495
Provisions for credit losses and for benefits and claims	$—	$40	$—	$2,515	$2,786	$15,091	$(2,515)	$17,917
Expenses
Compensation and benefits	$170	$11,631	$—	$679	$894	$21,197	$(679)	$33,892
Compensation and benefits—intercompany	11	1	—	161	162	(174)	(161)	—
Other expense	383	3,696	2	524	713	21,116	(524)	25,910
Other expense—intercompany	241	1,959	71	299	397	(2,668)	(299)	—
Total operating expenses	$805	$17,287	$73	$1,663	$2,166	$39,471	$(1,663)	$59,802
Income (loss) from continuing operations before taxes, minority interest, and equity in undistributed income of subsidiaries	$8,116	$(7,976)	$377	$844	$635	$10,256	$(11,476)	$776
Income taxes (benefits)	(933)	(3,050)	133	287	205	1,147	(287)	(2,498)
Minority interest, net of taxes	—	—	—	—	—	285	—	285
Equities in undistributed income of subsidiaries	(5,432)	—	—	—	—	—	5,432	—
Income (loss) from continuing operations	$3,617	$(4,926)	$244	$557	$430	$8,824	$(5,757)	$2,989
Income from discontinued operations, net of taxes	—	—	—	—	—	628	—	628
Net income (loss)	$3,617	$(4,926)	$244	$557	$430	$9,452	$(5,757)	$3,617

Condensed Consolidating Statement of Income

	Year ended December 31, 2006
In millions of dollars	Citigroup parent company	CGMHI	CFI	CCC	Associates	Other Citigroup subsidiaries, eliminations and income from discontinued operations	Consolidating adjustments	Citigroup consolidated
Revenues
Dividends from subsidiary banks and bank holding companies	$17,327	$—	$—	$—	$—	$—	$(17,327)	$—

Interest revenue	453	23,757	—	5,989	7,073	62,328	(5,989)	93,611
Interest revenue — intercompany	4,213	608	3,298	88	419	(8,538)	(88)	—
Interest expense	6,041	18,787	2,153	190	722	27,980	(190)	55,683
Interest expense — intercompany	(53)	2,940	890	1,710	2,472	(6,249)	(1,710)	—
Net interest revenue	$(1,322)	$2,638	$255	$4,177	$4,298	$32,059	$(4,177)	$37,928
Commissions and fees	$—	$9,539	$—	$66	$156	$9,155	$(66)	$18,850
Commissions and fees — intercompany	—	274	—	43	42	(316)	(43)	—
Principal transactions	44	4,319	(285)	—	15	3,897	—	7,990
Principal transactions — intercompany	(14)	(295)	152	—	—	157	—	—
Other income	126	3,879	46	458	618	16,890	(458)	21,559
Other income — intercompany	(120)	802	(18)	9	18	(682)	(9)	—
Total non-interest revenues	$36	$18,518	$(105)	$576	$849	$29,101	$(576)	$48,399
Total revenues, net of interest expense	$16,041	$21,156	$150	$4,753	$5,147	$61,160	$(22,080)	$86,327
Provisions for credit losses and for benefits and claims	$—	$70	$—	$1,209	$1,395	$6,072	$(1,209)	$7,537
Expenses
Compensation and benefits	$93	$11,240	$—	$759	$967	$17,452	$(759)	$29,752
Compensation and benefits — intercompany	7	1	—	137	138	(146)	(137)	—
Other expense	174	3,661	1	528	690	16,023	(528)	20,549
Other expense — intercompany	155	1,627	44	198	266	(2,092)	(198)	—
Total operating expenses	$429	$16,529	$45	$1,622	$2,061	$31,237	$(1,622)	$50,301
Income from continuing operations before taxes, minority interest, and equity in undistributed income of subsidiaries	$15,612	$4,557	$105	$1,922	$1,691	$23,851	$(19,249)	$28,489
Income taxes (benefits)	(757)	1,344	41	687	545	6,576	(687)	7,749
Minority interest, net of taxes	—	—	—	—	—	289	—	289
Equities in undistributed income of subsidiaries	5,169	—	—	—	—	—	(5,169)	—
Income from continuing operations	$21,538	$3,213	$64	$1,235	$1,146	$16,986	$(23,731)	$20,451
Income from discontinued operations, net of taxes	—	89	—	—	—	998	—	1,087
Net income	$21,538	$3,302	$64	$1,235	$1,146	$17,984	$(23,731)	$21,538

Condensed Consolidating Statement of Income

	Year ended December 31, 2005
In millions of dollars	Citigroup parent company	CGMHI	CFI	CCC	Associates	Other Citigroup subsidiaries, eliminations and income from discontinued operations	Consolidating adjustments	Citigroup consolidated
Revenues
Dividends from subsidiary banks and bank holding companies	$28,220	$—	$—	$—	$—	$—	$(28,220)	$—

Interest revenue	324	16,382	—	5,586	6,669	49,750	(5,586)	73,125
Interest revenue—intercompany	2,960	417	682	(69)	223	(4,282)	69	—
Interest expense	4,203	12,602	515	221	693	17,618	(221)	35,631
Interest expense—intercompany	(205)	986	158	1,311	1,649	(2,588)	(1,311)	—
Net interest revenue	$(714)	$3,211	$9	$3,985	$4,550	$30,438	$(3,985)	$37,494
Commissions and fees	$—	$8,074	$—	$13	$65	$8,496	$(13)	$16,635
Commissions and fees—intercompany	—	234	—	17	16	(250)	(17)	—
Principal transactions	292	4,526	(25)	—	(7)	1,863	—	6,649
Principal transactions—intercompany	15	(2,208)	15	1	1	2,177	(1)	—
Other income	356	3,158	30	621	546	15,209	(621)	19,299
Other income—intercompany	(248)	558	(28)	(23)	(16)	(266)	23	—
Total non-interest revenues	$415	$14,342	$(8)	$629	$605	$27,229	$(629)	$42,583
Total revenues, net of interest expense	$27,921	$17,553	$1	$4,614	$5,155	$57,667	$(32,834)	$80,077
Provisions for credit losses and for benefits and claims	$—	$27	$—	$1,849	$2,029	$5,915	$(1,849)	$7,971
Expenses
Compensation and benefits	$143	$9,392	$—	$726	$874	$14,877	$(726)	$25,286
Compensation and benefits—intercompany	6	1	—	130	131	(138)	(130)	—
Other expense	184	2,441	1	489	603	15,034	(489)	18,263
Other expense—intercompany	101	1,365	4	168	223	(1,693)	(168)	—
Total operating expenses	$434	$13,199	$5	$1,513	$1,831	$28,080	$(1,513)	$43,549
Income (loss) from continuing operations before taxes, minority interest, cumulative effect of accounting change, and equity in undistributed income of subsidiaries	$27,487	$4,327	$(4)	$1,252	$1,295	$23,672	$(29,472)	$28,557
Income taxes (benefits)	(315)	1,441	(2)	475	480	7,183	(475)	8,787
Minority interest, net of taxes	—	—	—	—	—	549	—	549
Equities in undistributed income of subsidiaries	(3,201)	—	—	—	—	—	3,201	—
Income (loss) from continuing operations before cumulative effect of accounting change	$24,601	$2,886	$(2)	$777	$815	$15,940	$(25,796)	$19,221
Income from discontinued operations, net of taxes	—	2,198	—	—	—	3,219	—	5,417
Cumulative effect of accounting change, net of taxes	(12)	—	—	—	—	(37)	—	(49)
Net income (loss)	$24,589	$5,084	$(2)	$777	$815	$19,122	$(25,796)	$24,589

Condensed Consolidating Balance Sheet

	December 31, 2007
In millions of dollars	Citigroup parent company	CGMHI	CFI	CCC	Associates	Other Citigroup subsidiaries and eliminations	Consolidating adjustments	Citigroup consolidated
Assets
Cash and due from banks	$—	$4,405	$2	$182	$280	$33,519	$(182)	$38,206
Cash and due from banks—intercompany	19	892	—	139	160	(1,071)	(139)	—
Federal funds sold and resale agreements	—	242,771	—	—	—	31,295	—	274,066
Federal funds sold and resale agreements—intercompany	—	12,668	—	—	—	(12,668)	—	—
Trading account assets	12	273,662	303	—	30	264,977	—	538,984
Trading account assets—intercompany	262	7,648	1,458	—	5	(9,373)	—	—
Investments	10,934	431	—	2,275	2,813	200,830	(2,275)	215,008
Loans, net of unearned income	—	758	—	49,705	58,944	718,291	(49,705)	777,993
Loans, net of unearned income—intercompany	—	—	106,645	3,987	12,625	(119,270)	(3,987)	—
Allowance for loan losses	—	(79)	—	(1,639)	(1,828)	(14,210)	1,639	(16,117)
Total loans, net	$—	$679	$106,645	$52,053	$69,741	$584,811	$(52,053)	$761,876
Advances to subsidiaries	111,155	—	—	—	—	(111,155)	—	—
Investments in subsidiaries	165,866	—	—	—	—	—	(165,866)	—
Other assets	7,804	88,333	76	5,552	7,227	255,900	(5,552)	359,340
Other assets—intercompany	6,073	32,051	4,846	273	480	(43,450)	(273)	—
Total assets	$302,125	$663,540	$113,330	$60,474	$80,736	$1,193,615	$(226,340)	$2,187,480
Liabilities and stockholders’ equity
Deposits	$—	$—	$—	$—	$—	$826,230	$—	$826,230
Federal funds purchased and securities loaned or sold	—	260,129	—	—	—	44,114	—	304,243
Federal funds purchased and securities loaned or sold—intercompany	1,486	10,000	—	—	—	(11,486)	—	—
Trading account liabilities	—	117,627	121	—	—	64,334	—	182,082
Trading account liabilities—intercompany	161	6,327	375	—	21	(6,884)	—	—
Short-term borrowings	5,635	16,732	41,429	—	1,444	81,248	—	146,488
Short-term borrowings—intercompany	—	59,461	31,691	5,742	37,181	(128,333)	(5,742)	—
Long-term debt	171,637	31,401	36,395	3,174	13,679	174,000	(3,174)	427,112
Long-term debt—intercompany	—	39,606	957	42,293	19,838	(60,401)	(42,293)	—
Advances from subsidiaries	3,555	—	—	—	—	(3,555)	—	—
Other liabilities	4,580	98,425	268	2,027	1,960	82,645	(2,027)	187,878
Other liabilities—intercompany	1,624	9,640	165	847	271	(11,700)	(847)	—
Stockholders’ equity	113,447	14,192	1,929	6,391	6,342	143,403	(172,257)	113,447
Total liabilities and stockholders’ equity	$302,125	$663,540	$113,330	$60,474	$80,736	$1,193,615	$(226,340)	$2,187,480

Condensed Consolidating Balance Sheet

	December 31, 2006
In millions of dollars	Citigroup parent company	CGMHI	CFI	CCC	Associates	Other Citigroup subsidiaries and eliminations	Consolidating adjustments	Citigroup consolidated
Assets
Cash and due from banks	$—	$3,752	$—	$216	$313	$22,449	$(216)	$26,514
Cash and due from banks — intercompany	21	669	—	172	190	(880)	(172)	—
Federal funds sold and resale agreements	—	269,949	—	—	—	12,868	—	282,817
Federal funds sold and resale agreements — intercompany	—	5,720	—	—	—	(5,720)	—	—
Trading account assets	38	281,290	—	—	36	112,561	—	393,925
Trading account assets — intercompany	224	6,257	1	—	9	(6,491)	—	—
Investments	9,088	—	—	2,290	2,808	261,695	(2,290)	273,591
Loans, net of unearned income	—	932	—	44,809	53,614	624,646	(44,809)	679,192
Loans, net of unearned income — intercompany	—	—	83,308	8,116	11,234	(94,542)	(8,116)	—
Allowance for loan losses	—	(60)	—	(954)	(1,099)	(7,781)	954	(8,940)
Total loans, net	$—	$872	$83,308	$51,971	$63,749	$522,323	$(51,971)	$670,252
Advances to subsidiaries	90,112	—	—	—	—	(90,112)	—	—
Investments in subsidiaries	146,753	—	—	—	—	—	(146,753)	—
Other assets	8,234	66,761	552	4,708	6,208	155,313	(4,708)	237,068
Other assets — intercompany	2,969	16,153	4,241	260	388	(23,751)	(260)	—
Total assets	$257,439	$651,423	$88,102	$59,617	$73,701	$960,255	$(206,370)	$1,884,167
Liabilities and stockholders’ equity
Deposits	$—	$—	$—	$—	$—	$712,041	$—	$712,041
Federal funds purchased and securities loaned or sold	—	304,470	—	—	—	44,765	—	349,235
Federal funds purchased and securities loaned or sold — intercompany	1,910	2,283	—	—	—	(4,193)	—	—
Trading account liabilities	5	106,174	51	—	—	39,657	—	145,887
Trading account liabilities — intercompany	128	2,829	93	—	—	(3,050)	—	—
Short-term borrowings	32	14,102	43,345	1,201	3,137	40,217	(1,201)	100,833
Short-term borrowings — intercompany	—	47,178	22,494	9,739	24,130	(93,802)	(9,739)	—
Long-term debt	125,350	28,719	18,847	2,904	13,222	102,356	(2,904)	288,494
Long-term debt — intercompany	399	24,038	1,644	33,050	24,349	(50,430)	(33,050)	—
Advances from subsidiaries	2,565	—	—	—	—	(2,565)	—	—
Other liabilities	6,246	95,113	139	1,362	1,194	65,353	(1,362)	168,045
Other liabilities — intercompany	1,172	6,498	179	628	334	(8,183)	(628)	—
Stockholders’ equity	119,632	20,019	1,310	10,733	7,335	118,089	(157,486)	119,632
Total liabilities and stockholders’ equity	$257,439	$651,423	$88,102	$59,617	$73,701	$960,255	$(206,370)	$1,884,167

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2007
In millions of dollars	Citigroup parent company	CGMHI	CFI	CCC	Associates	Other Citigroup subsidiaries and eliminations	Consolidating adjustments	Citigroup consolidated
Net cash (used in) provided by operating activities of continuing operations	$(7,572)	$(26,696)	$(269)	$3,973	$3,386	$(40,279)	$(3,973)	$(71,430)
Cash flows from investing activities
Change in loans	$—	$174	$(23,943)	$(7,601)	$(8,389)	$(329,776)	$7,601	$(361,934)
Proceeds from sales and securitizations of loans	—	—	—	—	—	273,464	—	273,464
Purchases of investments	(25,567)	(302)	—	(690)	(1,662)	(246,895)	690	(274,426)
Proceeds from sales of investments	15,475	—	—	276	755	195,523	(276)	211,753
Proceeds from maturities of investments	8,221	—	—	430	961	112,164	(430)	121,346
Changes in investments and advances — intercompany	(31,692)	—	—	4,130	(1,391)	33,083	(4,130)	—
Business acquisitions	—	—	—	—	—	(15,614)	—	(15,614)
Other investing activities	—	(986)	—	—	—	(15,980)	—	(16,966)
Net cash (used in) provided by investing activities	$(33,563)	$(1,114)	$(23,943)	$(3,455)	$(9,726)	$5,969	$3,455	$(62,377)
Cash flows from financing activities
Dividends paid	$(10,778)	$—	$—	$—	$—	$—	$—	$(10,778)
Dividends paid — intercompany	—	(1,903)	—	(4,900)	(1,500)	3,403	4,900	—
Issuance of common stock	1,060	—	—	—	—	—	—	1,060
Redemption or retirement of preferred stock	(1,000)	—	—	—	—	—	—	(1,000)
Treasury stock acquired	(663)	—	—	—	—	—	—	(663)
Proceeds/(repayments) from issuance of long-term debt — third-party, net	47,271	940	16,656	270	457	(12,345)	(270)	52,979
Proceeds/(repayments) from issuance of long-term debt — intercompany, net	(399)	14,097	—	9,243	(4,511)	(9,187)	(9,243)	—
Change in deposits	—	—	—	—	—	93,422	—	93,422
Net change in short-term borrowings and other investment banking and brokerage borrowings — third-party	5,603	2,630	7,593	(1,200)	(886)	(4,515)	1,200	10,425
Net change in short-term borrowings and other advances — intercompany	990	12,922	(410)	(3,998)	12,717	(26,219)	3,998	—
Capital contributions from parent	—	—	375	—	—	(375)	—	—
Other financing activities	(951)	—	—	—	—	—	—	(951)
Net cash provided by (used in) financing activities	$41,133	$28,686	$24,214	$(585)	$6,277	$44,184	$585	$144,494
Effect of exchange rate changes on cash and due from banks	$—	$—	$—	$—	$—	$1,005	$—	$1,005
Net (decrease)/increase in cash and due from banks	$(2)	$876	$2	$(67)	$(63)	$10,879	$67	$11,692
Cash and due from banks at beginning of period	21	4,421	—	388	503	21,569	(388)	26,514
Cash and due from banks at end of period from continuing operations	$19	$5,297	$2	$321	$440	$32,448	$(321)	$38,206
Supplemental disclosure of cash flow information
Cash paid during the year for:
Income taxes	$(1,225)	$230	$18	$387	$54	$6,846	$(387)	$5,923
Interest	5,121	30,388	6,711	2,315	432	30,080	(2,315)	72,732
Non-cash investing activities:
Transfers to repossessed assets	$—	$—	$—	$1,083	$1,226	$1,061	$(1,083)	$2,287

Condensed Consolidating Statements of Cash Flows

	Year ended December 31, 2006
						Other
						Citigroup
	Citigroup					subsidiaries
	parent					and	Consolidating	Citigroup
In millions of dollars	company	CGMHI	CFI	CCC	Associates	eliminations	adjustments	consolidated
Net cash provided by (used in) operating activities of continuing operations	$17,391	$(6,938)	$(142)	$3,646	$3,849	$(14,313)	$(3,646)	$(153)
Cash flows from investing activities
Change in loans	$—	$188	$—	$(5,805)	$(6,011)	$(350,239)	$5,805	$(356,062)
Proceeds from sales and securitizations of loans	—	—	—	—	—	253,176	—	253,176
Purchases of investments	(15,998)	—	—	(4,239)	(6,103)	(274,023)	4,239	(296,124)
Proceeds from sales of investments	4,700	—	—	957	1,703	80,596	(957)	86,999
Proceeds from maturities of investments	10,623	—	—	3,451	4,797	105,691	(3,451)	121,111
Changes in investments and advances—intercompany	(21,542)	—	(36,114)	(2,058)	(2,653)	60,309	2,058	—
Business acquisitions	—	(9)	—	—	—	9	—	—
Other investing activities	—	(4,427)	—	—	—	(8,879)	—	(13,306)
Net cash used in investing activities	$(22,217)	$(4,248)	$(36,114)	$(7,694)	$(8,267)	$(133,360)	$7,694	$(204,206)
Cash flows from financing activities
Dividends paid	$(9,826)	$—	$—	$—	$—	$—	$—	$(9,826)
Dividends paid—intercompany	—	(4,644)	—	—	—	4,644	—	—
Issuance of common stock	1,798	—	—	—	—	—	—	1,798
Redemption or retirement of preferred stock	(125)	—	—	—	—	—	—	(125)
Treasury stock acquired	(7,000)	—	—	—	—	—	—	(7,000)
Proceeds/(repayments) from issuance of long-term debt—third-party, net	22,202	(11,353)	14,522	(881)	(810)	42,658	881	67,219
Proceeds/(repayments) from issuance of long-term debt—intercompany, net	(52)	6,382	—	961	(10,862)	4,532	(961)	—
Change in deposits	—	—	—	(1)	—	121,203	1	121,203
Net change in short-term borrowings and other investment banking and brokerage borrowings—third-party	(2)	3,711	8,334	(320)	34	21,826	320	33,903
Net change in short-term borrowings and other advances—intercompany	(1,710)	17,598	12,224	3,750	15,446	(43,558)	(3,750)	—
Capital contributions from parent	—	—	1,175	238	235	(1,410)	(238)	—
Other financing activities	(685)	—	—	2	2	(2)	(2)	(685)
Net cash provided by financing activities	$4,600	$11,694	$36,255	$3,749	$4,045	$149,893	$(3,749)	$206,487
Effect of exchange rate changes on cash and due from banks	$—	$—	$—	$—	$—	$645	$—	$645
Net cash provided by discontinued operations	$—	$—	$—	$—	$—	$109	$—	$109
Net (decrease)/increase in cash and due from banks	$(226)	$508	$(1)	$(299)	$(373)	$2,974	$299	$2,882
Cash and due from banks at beginning of period	247	3,913	1	687	876	18,595	(687)	23,632
Cash and due from banks at end of period from continuing operations	$21	$4,421	$—	$388	$503	$21,569	$(388)	$26,514
Supplemental disclosure of cash flow information
Cash paid during the year for:
Income taxes	$(1,021)	$2,372	$49	$593	$86	$7,744	$(593)	$9,230
Interest	5,492	20,720	2,893	156	483	21,884	(156)	51,472
Non-cash investing activities:
Transfers to repossessed assets	$—	$—	$—	$1,077	$1,103	$311	$(1,077)	$1,414

Condensed Consolidating Statements of Cash Flows

	Year ended December 31, 2005
						Other
						Citigroup
	Citigroup					subsidiaries
	parent					and	Consolidating	Citigroup
In millions of dollars	company	CGMHI	CFI	CCC	Associates	eliminations	adjustments	consolidated
Net cash provided by (used in) operating activities of continuing operations	$22,409	$(10,781)	$(95)	$3,441	$4,556	$15,953	$(3,441)	$32,042
Cash flows from investing activities
Change in loans	$—	$(59)	$—	$(4,584)	$(4,175)	$(286,766)	$4,584	$(291,000)
Proceeds from sales and securitizations of loans	—	—	—	—	493	244,842	—	245,335
Purchases of investments	(9,790)	—	—	(8,384)	(10,038)	(183,195)	8,384	(203,023)
Proceeds from sales of investments	7,140	—	—	7,148	7,627	67,836	(7,148)	82,603
Proceeds from maturities of investments	3,200	—	—	1,368	2,516	91,797	(1,368)	97,513
Changes in investments and advances—intercompany	(9,582)	—	(50,721)	(1,635)	(3,254)	63,557	1,635	—
Business acquisitions	—	(138)	—	—	—	(464)	—	(602)
Other investing activities	—	(1,266)	—	—	—	10,217	—	8,951
Net cash (used in) provided by investing activities	$(9,032)	$(1,463)	$(50,721)	$(6,087)	$(6,831)	$7,824	$6,087	$(60,223)
Cash flows from financing activities
Dividends paid	$(9,188)	$—	$—	$—	$—	$—	$—	$(9,188)
Dividends paid—intercompany	—	(1,646)	—	—	—	1,646	—	—
Issuance of common stock	1,400	—	—	—	—	—	—	1,400
Treasury stock acquired	(12,794)	—	—	—	—	—	—	(12,794)
Proceeds/(repayments) from issuance of long-term debt—third-party, net	12,218	(3,581)	6,094	(529)	(2,370)	4,127	529	16,488
Proceeds/(repayments) from issuance of long-term debt—intercompany, net	456	4,585	—	4,186	(5,443)	402	(4,186)	—
Change in deposits	—	—	—	(1)	—	27,713	1	27,713
Net change in short-term borrowings and other investment banking and brokerage borrowings—third-party	(87)	(15,423)	33,440	1,450	2,224	(9,991)	(1,450)	10,163
Net change in short-term borrowings and other advances—intercompany	(4,574)	28,988	11,208	(2,306)	8,152	(43,774)	2,306	—
Capital contributions from parent	—	—	75	128	—	(75)	(128)	—
Other financing activities	(696)	—	—	4	4	(4)	(4)	(696)
Net cash (used in) provided by financing activities	$(13,265)	$12,923	$50,817	$2,932	$2,567	$(19,956)	$(2,932)	$33,086
Effect of exchange rate changes on cash and due from banks	$—	$—	$—	$—	$—	$(1,840)	$—	$(1,840)
Net cash used in discontinued operations	$—	$—	$—	$—	$—	$(46)	$—	$(46)
Net increase in cash and due from banks	$112	$679	$1	$286	$292	$1,935	$(286)	$3,019
Cash and due from banks at beginning of period	135	3,234	—	401	584	16,660	(401)	20,613
Cash and due from banks at end of period from continuing operations	$247	$3,913	$1	$687	$876	$18,595	$(687)	$23,632
Supplemental disclosure of cash flow information
Cash paid during the year for:
Income taxes	$(544)	$977	$—	$748	$110	$8,078	$(748)	$8,621
Interest	4,095	12,889	608	205	418	14,071	(205)	32,081
Non-cash investing activities:
Transfers to repossessed assets	$—	$—	$—	$1,044	$1,028	$240	$(1,044)	$1,268

33. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

In millions of dollars, except per share	2007				2006
amounts	Fourth	Third	Second	First	Fourth	Third	Second	First
Revenues, net of interest expense	$6,419	$21,640	$25,790	$24,646	$23,015	$20,597	$21,348	$21,367
Operating expenses	16,100	14,152	14,429	15,121	13,523	11,504	12,331	12,943
Provisions for credit losses and for benefits and claims	7,661	4,867	2,579	2,810	2,199	2,053	1,710	1,575
Income (loss) from continuing operations before income taxes and minority interest	$(17,342)	$2,621	$8,782	$6,715	$7,293	$7,040	$7,307	$6,849
Income taxes	(7,406)	492	2,619	1,797	2,180	1,913	2,214	1,442
Minority interest, net of taxes	95	20	123	47	152	46	31	60
Income(loss) from continuing operations	$(10,031)	$2,109	$6,040	$4,871	$4,961	$5,081	$5,062	$5,347
Income from discontinued operations, net of taxes	198	103	186	141	168	424	203	292
Net income (loss)	$(9,833)	$2,212	$6,226	$5,012	$5,129	$5,505	$5,265	$5,639
Earnings per share (1) (2)
Basic
Income from continuing operations	(2.03)	0.43	1.23	1.00	1.02	1.04	1.03	1.08
Net income	(1.99)	0.45	1.27	1.02	1.05	1.13	1.07	1.14
Diluted
Income from continuing operations	(2.03)	0.42	1.21	0.98	1.00	1.02	1.01	1.06
Net income	(1.99)	0.44	1.24	1.01	1.03	1.10	1.05	1.12
Common stock price per share
High	$48.32	$52.84	$55.20	$55.25	$56.41	$50.23	$50.37	$49.29
Low	29.29	45.30	51.05	48.75	49.38	46.40	47.41	45.05
Close	29.44	46.67	51.29	51.34	55.70	49.67	48.25	47.23
Dividends per share of common stock	$0.54	$0.54	$0.54	$0.54	$0.49	$0.49	$0.49	$0.49

(1)	Due to averaging of shares, quarterly earnings per share may not add up to the totals reported for the full year.
(2)

Diluted shares are equal to basic shares for the fourth quarter of 2007 due to the net loss. Adding additional shares to the denominator would result in anti-dilution due to the losses in the fourth quarter of 2007.

[End of Consolidated Financial Statements and Notes to Consolidated Financial Statements]

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The following is the Legal Proceedings disclosure from the Company’s Annual Report on Form 10-K.

LEGAL PROCEEDINGS

Enron Corp.

Beginning in 2002, Citigroup, CGMI and certain executive officers and current and former employees (along with, in many cases, other investment banks and certain Enron officers and directors, lawyers and/or accountants) were named as defendants in a series of individual and putative class action lawsuits related to Enron. The putative securities class action and all remaining individual actions (other than actions brought as part of Enron’s Chapter 11 bankruptcy proceeding) were consolidated or coordinated in the United States District Court for the Southern District of Texas. The consolidated securities class action, brought on behalf of a putative class of individuals who purchased Enron securities (NEWBY, et al. v. ENRON CORP., et al.), alleged violations of Sections 11 and 15 of the Securities Act of 1933, as amended, and Sections 10 and 20 of the Securities Exchange Act of 1934, as amended. Citigroup agreed to settle this action on June 10, 2005. Under the terms of the settlement, approved by the District Court on May 24, 2006, Citigroup will make a pretax payment of $2.01 billion to the settlement class, which consists of all purchasers of publicly traded equity and debt securities issued by Enron and Enron-related entities between September 9, 1997 and December 2, 2001.

A number of other individual actions have been settled and/or dismissed. On December 15, 2006, the District Court dismissed with prejudice 10 cases brought by clients of a single law firm in connection with the purchase and holding of Enron securities (also dismissing third-party claims against Citigroup): ADAMS, et al. v. ARTHUR ANDERSEN, et al.; AHLICH, et al. v. ARTHUR ANDERSEN, et al.; BULLOCK, et al. v. ARTHUR ANDERSEN, et al.; CHOUCROUN, et al. v. ARTHUR ANDERSEN, et al.; DELGADO, et al. v. ARTHUR ANDERSEN, et al.; GUY, et al. v. ARTHUR ANDERSEN, et al.; JOSE, et al. v. ARTHUR ANDERSEN, et al.; ODAM, et al. v. ENRON CORP., et al.; PEARSON, et al. v. FASTOW, et al.; and ROSEN, et al. v. FASTOW, et al. Plaintiffs filed a notice of appeal in each of the 10 cases on January 5, 2007. The appeal has been fully briefed, and oral argument before the Fifth Circuit held in January 2008.

Additional actions against Citigroup and its affiliates were filed beginning in 2002 in the Southern District of Texas and other various jurisdictions. Certain of these remain pending, including: (i) actions brought by investors in Enron securities; (ii) actions brought by commercial banks that participated in Enron revolving credit facilities and/or purchasers of Enron bank debt in the secondary market; (iii) actions filed by Enron in its Chapter 11 bankruptcy proceedings seeking to recover payments to Citigroup as alleged preferences or fraudulent conveyances, to disallow or equitably subordinate claims of Citigroup and Citigroup transferees on the basis of alleged fraud, and to recover damages from Citigroup for allegedly aiding and abetting breaches of fiduciary duty; the largest of these proceedings (IN RE ENRON CORP.) is scheduled for trial on April 28, 2008; (iv) actions brought by the Attorney General of Connecticut in connection with an Enron-related transaction; (v) an action brought by certain trusts that issued securities linked to Enron’s credit, by the related indenture trustee and certain holders of those securities; (vi) an action brought by a utility, alleging that Citigroup and others aided Enron in fraudulently overcharging for electricity; and (vii) actions by a bank that entered into credit derivative swap transactions with Citibank.

Research

WorldCom, Inc. Beginning in 2002, Citigroup, CGMI and certain executive officers and current and former employees (along with, in many cases, other investment banks, certain WorldCom officers and directors, and/or accountants) were named as defendants in a series of individual and putative class action lawsuits relating to the underwriting of WorldCom securities and the issuance of research analyst reports concerning WorldCom. The putative class action and the majority of the individual actions were consolidated in the United States District Court for the Southern District of New York as In re WORLDCOM, INC. SECURITIES LITIGATION; certain individual actions remained pending in other state and federal courts. Citigroup settled the consolidated putative class action in May 2004. Citigroup has now settled or obtained dismissal of all but two of the WorldCom-related individual actions. One of the two remaining actions, HOLMES, et al. v. GRUBMAN, et al., was dismissed by the District Court; an appeal is pending in the United States Court of Appeals for the Second Circuit.

Telecommunications Research Class Actions. Beginning in 2002, Citigroup, CGMI and certain executive officers and current and former employees were named as defendants in a series of putative class action lawsuits, alleging violations of the federal securities laws, including Sections 10 and 20 of the Securities Exchange Act of 1934, as amended, in connection with Citigroup research analyst reports. One of these actions remains pending, involving Metromedia Fiber Network, Inc. (“MFN”), In re SALOMON ANALYST METROMEDIA LITIGATION, in the United States District Court for the Southern District of New York. On January 6, 2005, the District Court granted in part and denied in part Citigroup’s motion to dismiss the claims against it. On June 20, 2006, the District Court certified the plaintiff class in the MFN action. The District Court’s class certification decision is on appeal in the United States Court of Appeals for the Second Circuit, and oral argument was held in January 2008.

Global Crossing, Ltd. In January 2004, the Global Crossing Estate Representative filed an adversary action in the United States Bankruptcy Court for the Southern District of New York against Citigroup and several other banks seeking to rescind the payment of a loan made to a Global Crossing subsidiary. Citigroup moved to dismiss the action in May 2004, and the motion remains pending.

Disher. In March 2004, a putative research-related customer class action alleging various state law claims arising out of the issuance of allegedly misleading research analyst reports, DISHER v. CITIGROUP GLOBAL MARKETS INC., was filed in Illinois state court. Citigroup removed this action to federal court, and in August 2005 the United States Court of Appeals for the Seventh Circuit reversed the District Court’s August 2004 order remanding the case to state court, and directed the District Court to dismiss plaintiffs’ claims as pre-empted. On June 26, 2006, the United States Supreme Court granted plaintiffs’ petition for a writ of certiorari, vacated the Seventh Circuit’s opinion and remanded the case to the Seventh Circuit for further proceedings. On January 22, 2007, the Seventh Circuit dismissed Citigroup’s appeal from the District Court’s removal order for lack of appellate jurisdiction. On February 1, 2007, plaintiffs secured an order reopening this case in Illinois state court, and on February 16, Citigroup removed the reopened action to federal court. On May 3, 2007, the District Court remanded the action to Illinois state court, and on June 13, 2007, Citigroup moved in state court to dismiss the action. That motion remains pending.

Arbitrations. In addition to the various lawsuits discussed above, similar claims against Citigroup and certain of its affiliates relating to research analyst reports concerning the securities mentioned above, and other securities, are pending in numerous arbitrations around the country.

Parmalat

Beginning in 2004, Citigroup and Citibank, N.A. (along with, in many cases, other investment banks and certain Parmalat officers and/or accountants) were named as defendants in a series of class action complaints filed in the United States District Court for the Southern District of New York relating to the collapse of Parmalat Finanziaria S.P.A. (“Parmalat”) and consolidated under the caption IN RE PARMALAT SECURITIES LITIGATION. The consolidated amended complaint, filed on October 18, 2004, alleges violations of Sections 10 and 20 of the Securities Exchange Act of 1934, as amended, and seeks unspecified damages on behalf of a putative class of purchasers of Parmalat securities between January 5, 1999 and December 18, 2003. On January 10, 2005, the Citigroup defendants filed a motion to dismiss the action, which the District Court granted in part and denied in part on July 13, 2005. Plaintiffs filed a second amended consolidated complaint on August 25, 2005, and filed a third amended consolidated complaint on July 26, 2006. On September 21, 2006, plaintiffs filed a motion for class certification, which is currently pending. On October 10, 2006, defendants moved for judgment on the pleadings dismissing the claims of all foreign purchasers for lack of subject matter jurisdiction. On July 24, 2007, the District Court converted Citigroup’s motion to a motion for summary judgment and dismissed the claims of foreign purchasers of Parmalat securities. As a result, only the claims of domestic purchasers of Parmalat securities remain against Citigroup. Fact and expert discovery in this action are complete.

On July 29, 2004, Enrico Bondi, as extraordinary commissioner of Parmalat and other affiliated entities (“Bondi”), filed a lawsuit in New Jersey Superior Court against Citigroup, Citibank, N.A. and certain allegedly controlled Citigroup entities, alleging that the Citigroup defendants participated in fraud committed by the officers and directors of Parmalat and seeking unspecified damages. The action alleges a variety of claims under New Jersey state law, including fraud, negligent misrepresentation, violations of the New Jersey Fraudulent Transfer Act and violations of the New Jersey RICO statute. The Citigroup defendants filed a motion to dismiss the action, which was granted in part and denied in part; subsequent appeals upheld the denial of the motion to dismiss. The Citigroup defendants answered the complaint and filed counterclaims alleging causes of action for fraud, negligent misrepresentation, conversion and breach of warranty. Bondi’s motion to dismiss the counterclaims was denied. On July 3, 2007, Bondi moved for leave to amend his complaint. After the motion was granted, Bondi informed the Court that he would proceed on the original complaint, and did not file the proposed amended complaint. On September 7, 2007, the Citigroup defendants filed a renewed motion to dismiss the complaint for forum non conveniens, which the trial court denied on October 2, 2007. The Citigroup defendants filed a motion for leave to appeal with the New Jersey Superior Court, Appellate Division, and that motion was denied on December 4, 2007. The Citigroup defendants have filed a motion for leave to appeal that decision with the New Jersey Supreme Court, which is currently pending. Trial is scheduled to begin on May 5, 2008.

Citigroup (along with, among others, numerous other investment banks and certain former Parmalat officers and accountants) also is involved in various Parmalat-related proceedings in Italy. In one such action, the Milan prosecutor has obtained the indictments of numerous individuals, including a Citigroup employee, for offenses under Italian law that arise out of the collapse of Parmalat. The trial in this action commenced on January 22, 2008. In connection with this proceeding, the Milan prosecutor may seek administrative remedies. In addition, a number of private parties, including former investors in Parmalat securities, have applied to join the Milan proceedings as civil claimants and are seeking unspecified civil damages against numerous parties, including Citigroup defendants. In Parma, a public prosecutor is conducting a criminal investigation into alleged bankruptcy offenses relating to the collapse of Parmalat. In December 2007, the prosecutor notified 12 current and former Citigroup employees that he is seeking their indictment.

Allied Irish Bank

On January 31, 2006, the United States District Court for the Southern District of New York partially denied motions filed by Citibank and a co-defendant to dismiss a complaint filed by Allied Irish Bank, P.L.C. (“AIB”) in May 2003, seeking compensatory and punitive damages in connection with losses sustained by a subsidiary of AIB in 2000—2002. The complaint alleges that defendants are liable for fraudulent and fictitious foreign currency trades entered into by one of AIB’s traders through defendants, who provided prime brokerage services. The court’s ruling on the motions to dismiss allowed plaintiff’s common law claims, including fraudulent concealment and aiding and abetting fraud, to proceed.

Adelphia Communications Corporation

On July 6, 2003, an adversary proceeding was filed by the Official Committee of Unsecured Creditors on behalf of Adelphia Communications Corporation against certain lenders and investment banks, including CGMI, Citibank, N.A., Citicorp USA, Inc., and Citigroup Financial Products, Inc. (together, the “Citigroup Parties”). The complaint alleged that the Citigroup Parties and numerous other defendants committed acts in violation of the Bank Holding Company Act, the Bankruptcy Code, and common law. It sought an unspecified amount of damages. In November 2003, a similar adversary proceeding was filed by the Equity Holders

Committee of Adelphia, asserting additional statutory and common law claims. In June 2004, motions to dismiss were filed with respect to the complaints of the two committees. Those motions were decided by the bankruptcy court, and were granted in part and denied in part. The district court affirmed in part and reversed in part the bankruptcy court’s decision. The Adelphia Recovery Trust, which has replaced the committees as the plaintiff in the action, has filed an amended complaint on behalf of the Adelphia Estate, consolidating the two prior complaints; motions to dismiss the amended complaint and answers have been filed.

In addition, CGMI was among the underwriters named in civil actions brought by investors in Adelphia debt securities in connection with Adelphia securities offerings between September 1997 and October 2001. Following settlements of the class action, which is pending appeal, and other individual actions, two cases remain outstanding. The Second Circuit is considering whether the plaintiff in one has proper standing to sue. In September 2007, motions to dismiss in the other case were granted in part and denied in part.

IPO Securities Litigation

In April 2002, consolidated amended complaints were filed against CGMI and other investment banks named in numerous putative class actions filed in the United States District Court for the Southern District of New York, alleging violations of certain federal securities laws (including Section 11 of the Securities Act of 1933, as amended, and Section 10(b) of the Securities Exchange Act of 1934, as amended) with respect to the allocation of shares for certain initial public offerings, related aftermarket transactions and damage to investors caused by allegedly biased research analyst reports. Defendants’ motion to dismiss was denied. On October 13, 2004, the court granted in part the motion to certify class actions for six focus cases in the securities litigation. CGMI is not a defendant in any of the six focus cases. In December 2006, the United States Court of Appeals for the Second Circuit reversed the District Court and held that the classes could not be certified. Plaintiffs filed a petition for rehearing in January 2007; that petition was denied, and the case was remanded to the lower court. Plaintiffs filed amended pleadings in August 2007 and a new motion for class certification in September 2007. Defendants moved to dismiss the amended pleadings in November 2007 and filed an opposition to the new motion for class certification in December 2007. No decision has yet been rendered on these motions.

Wage & Hour Employment Actions

Numerous financial services firms, including Citigroup and its affiliates, have been named in putative class actions alleging that certain present and former employees in California were entitled to overtime pay under state and federal laws; were subject to certain allegedly unlawful deductions under state law; or were entitled to reimbursement for employment-related expenses incurred by them. The first of these class actions filed in the Fall of 2004 in the United States District Court for the Northern District of California, BAHRAMIPOUR v. CITIGROUP GLOBAL MARKETS INC., seeks damages and injunctive relief on behalf of a putative class of California employees. Similar complaints have been subsequently filed against CGMI on behalf of certain statewide or nationwide putative classes in (i) the United States District Courts for the Southern District of New York, the District of New Jersey, the Eastern District of New York, the District of Massachusetts, and the Middle District of Pennsylvania; and (ii) the New Jersey Superior Court. Without admitting any liability, CGMI has reached an agreement in principle, which is subject to court approval, to a nationwide settlement for up to approximately $98 million of various class actions asserting violations of state and federal laws relating to overtime and violations of various state laws relating to alleged unlawful payroll deductions. Additional putative class action lawsuits alleging a variety of violations of state and federal wage and hour laws have been filed against various other Citigroup businesses.

Subprime-Mortgage-Related Litigation

Beginning in November 2007, Citigroup and a number of current and former officers, directors, and employees have been named as defendants in numerous complaints brought by Company shareholders concerning the Company’s activities relating to subprime mortgages, including its exposure to collateralized debt obligations (CDOs), mortgage-backed securities (MBSs), and structured investment vehicles (SIVs), as well as the Company’s underwriting activity for subprime mortgage lenders. The Company has not yet responded to the complaints in any of these actions.

Securities Fraud Actions: Four putative class actions were filed in the Southern District of New York by shareholders alleging violations of Sections 10 and 20 of the Securities Exchange Act. Plaintiffs in these actions allege that Citigroup’s stock price was artificially inflated as a result of allegedly misleading disclosures relating to the Company’s subprime-mortgage-related exposures, and that plaintiffs suffered losses when the Company’s exposure to these assets was disclosed. Various plaintiffs have filed motions to consolidate the actions and for appointment as lead plaintiff, which remain pending.

Derivative Actions: Eleven derivative actions have been filed against various current and former officers and directors of the Company alleging mismanagement in connection with subprime-mortgage-related exposures. The Company is named as a nominal defendant in these actions. In addition to state law claims, such as breach of fiduciary duty, several of these actions also purport to assert derivative claims for violations of Section 10(b) of the Securities Exchange Act. Five of these actions were filed in the Southern District of New York, and the others were filed in Delaware Chancery Court and New York Supreme Court. Several plaintiffs have filed motions to consolidate the federal actions and for appointment of lead counsel, which remain pending.

ERISA Actions: Thirteen putative class actions have been filed in the Southern District of New York asserting claims under the Employee Retirement Income Security Act (“ERISA”) against the Company and certain Company employees alleged to have served as ERISA plan fiduciaries. These complaints allege that defendants improperly allowed participants in Citigroup’s 401(k) Plan to invest in the Company’s common stock, notwithstanding that they knew or should have known that the Company’s stock price was artificially inflated, and that defendants failed adequately to disclose the Company’s subprime exposure to the Plan beneficiaries. On January 22, 2008, these thirteen actions were consolidated by the Court, and interim lead plaintiff and counsel were appointed.

Other Matters: The Company, along with numerous others, has also been named as a defendant in several lawsuits by shareholders of entities that originated subprime mortgages, and for which CGMI underwrote securities offerings. These actions assert that CGMI violated Sections 11, 12, and 15 of the Securities Act of 1933, as amended, arising out of allegedly false and misleading statements contained in the registration statements and prospectuses issued in connection with those offerings. Specifically, CGMI has been named as a defendant in (i) two putative class action lawsuits brought by shareholders of American Home Mortgage Investment Corp., pending in the United States District Court for the Eastern District of New York; and (ii) three putative class action lawsuits brought by shareholders of Countrywide Financial Corp. and its affiliates, pending in the United States District Court for the Central District of California. The Company has not yet responded to the complaints in these actions. A motion to remand to California state court has been filed in one of the Countrywide-related actions.

The Company, along with a number of other financial institutions, also has been sued by the City of Cleveland, Ohio, alleging that the Company’s practices with respect to subprime loans have created a public nuisance. Citigroup and certain of its affiliates also have received subpoenas and/or requests for information from various governmental and self-regulatory agencies relating to subprime mortgages, MBSs, CDOs, and/or SIVs. The Company is cooperating fully with such requests.

Other Matters

The Securities and Exchange Commission is conducting a non-public investigation into the Company’s treatment of certain potential Argentina-related losses in the fourth quarter 2001. In connection with these matters, the SEC has subpoenaed witness testimony and certain accounting and internal controls-related information for the years 1997 to 2004. The Company is cooperating with the SEC in its investigation. The Company cannot predict the outcome of the investigation.

Beginning in June 2005, certain participants in the Citigroup Pension Plan (the “Plan”) filed putative class action complaints against the Plan, Citigroup, and the Plans Administration Committee of Citigroup, alleging that certain aspects of the Plan violate provisions of ERISA. The claims were later consolidated as IN RE: CITIGROUP PENSION PLAN ERISA LITIGATION in the United States District Court for the Southern District of New York. In December 2006, the District Court denied defendants’ summary judgment motion; granted summary judgment to plaintiffs on their backloading, age discrimination and notice claims; and ordered the Plan reformed to comply with ERISA. The District Court also granted plaintiffs’ motion for class certification. In November 2007, the District Court: (i) ordered that defendants fix the Plan’s unlawful backloading by increasing certain pay credits, (ii) denied plaintiffs’ request for additional relief on their backloading claims, (iii) denied plaintiffs’ request for relief on their notice claims, and (iv) reserved its rulings on the proper remedy, if any, for the Plan’s violation of ERISA’s ban on age discrimination. In January 2008, the Court entered a partial final judgment on the backloading and notice claims pursuant to Federal Rule of Civil Procedure 54(b) and stayed the judgment pending appeal. Defendants filed a notice of appeal on January 22, 2008, and plaintiffs cross appealed on January 30, 2008.

In 2002, a shareholder derivative action, CARROLL v. WEILL, et al., was filed in New York state court alleging claims against Citigroup directors in connection with Citigroup’s activities with Enron and other matters. The court dismissed the complaint in October 2002; the Appellate Division affirmed the dismissal in December 2003; and, in May 2004, the New York Court of Appeals denied plaintiff’s motion for leave to appeal that affirmance. Since that date, Citigroup has received a shareholder demand containing allegations similar to those set forth in the CARROLL action, and a supplemental letter containing various additional allegations relating to other activities of Citigroup. In February 2006, the parties reached an agreement in principle to settle this dispute, and fairness hearings were held on February 28 and March 1, 2007. On May 22, 2007, the New York Supreme Court denied approval of the proposed settlement. Subsequently, plaintiff moved to dismiss the lawsuit without prejudice, and that motion was granted on January 29, 2008.

Settlement Payments

Payments required in settlement agreements described above have been made or are covered by existing litigation reserves.

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Additional lawsuits containing claims similar to those described above may be filed in the future.